Exhibit I-2

(English Language Translation)

This share exchange is made for the securities of a Japanese company. The share exchange is subject to disclosure requirements of Japan that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies. It may be difficult for you to enforce your rights and any claim you may have arising under U.S. federal securities laws, since the issuer is located in Japan, and some or all of its officers and directors are residents of Japan. You may not be able to sue a Japanese company or its officers or directors in a Japanese court for violations of the U.S. securities laws. Furthermore, it may be difficult to compel a Japanese company and its affiliates to subject themselves to a U.S. court’s judgment. You should be aware that the acquirer may purchase securities otherwise than under the share exchange, such as in open market or privately negotiated purchases.

Share Code 8328
June 7, 2012

To Shareholders:
Junji Ishii
President
Sapporo Hokuyo Holdings, Inc.
7 Odori Nishi 3-chome, Chuo-ku, Sapporo Hokkaido, Japan

Notice of Convocation of 11th Ordinary General Meeting of Shareholders

We are pleased to present this notice of convocation of the Company’s 11th ordinary general meeting of shareholders as set forth below. Your attendance is requested.

If you are unable to attend the meeting, you can exercise your voting rights in writing or electronically. Please review the attached Reference Documents for General Meeting of Shareholders and vote.

To Exercise Voting Rights in Writing (voting form)

Please review the enclosed Reference Documents for General Meeting of Shareholders, indicate your votes in favor of or against the proposals on the voting form, and return it. The voting form must be received by the Company no later than 5:00 p.m. on Monday, June 25, 2012.

To Exercise Voting Rights via the Internet

Please use a personal computer to access the specified voting rights site via the Internet, follow the instructions on the screen and input your votes in favor of or against the proposals, and complete the exercise of your voting rights no later than 5:00 p.m. on Monday, June 25, 2012. For further details, please review the Guide to Internet Voting on pages 78 and 79.

Meeting Details

1. Date and time		Tuesday, June 26, 2012 10:00 a.m.
2. Location		Hotel Sapporo Garden Palace, Ho’o Banquet Hall, 2nd floor 3-1 Kita 1-jo Nishi 6-chome, Chuo-ku, Sapporo
3. Purpose
Matters to be Reported
	1.	Reports on the content of the business report, consolidated financial statements, and audit results of the accounting auditors and Board of Corporate Auditors for the 11th fiscal term (from April 1, 2011 to March 31, 2012)
	2.	Report on the content of the non-consolidated financial statements for the 11th fiscal term (from April 1, 2011 to March 31, 2012)

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Matters for Resolution
Proposal 1:	Distribution of dividends from surplus
Proposal 2:	Election of 8 directors
Proposal 3:	Approval for the merger agreement between the Company and North Pacific Bank, Ltd.

—	Requests	If you plan to attend the meeting, please submit the enclosed voting form to the reception desk.
If you plan to attend by proxy, please submit your proxy letter with the voting form to the reception desk (proxies may only represent one Company shareholder with voting rights).
Shareholders who will perform a non-uniform exercise of voting rights are requested to provide written notice to that effect and the reasons therefor at least three days prior to the shareholder meeting.

—	Notice	If any corrections must be made to the business report, non-consolidated financial statements, consolidated financial statements and Reference Documents for General Meeting of Shareholders, the corrected versions will be posted on the Company’s Website (http://www.sapporohokuyo.co.jp).

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Reference Documents for General Meeting of Shareholders

Proposals and Reference Materials

Proposal 1: Distribution of Dividends from Surplus

The Company considers a comprehensive return of profits to all shareholders to be an important management issue.

Accordingly, in order to ensure even more substantial returns of profits, the Company presented in May of 2007 its Performance-Linked Dividend Policy.

However, because of Europe’s debt crisis etc., there is a strengthening sense of uncertainty about the future economic climate and the like, reform of the rules pertaining to owned capital is being considered, and while there are expectations that reform of the quality and amount of owned capital will be sought, further enrichment of owned capital is an important and urgent management task for the Company.

In view of this situation we have determined that, from the perspective of comprehensive return of profit to all shareholders, expansion of shareholders’ equity from internal reserves should be given serious consideration and we would like to make a dividend from surplus at the end of the current period, not in accordance with the Performance-Linked Dividend Policy, as follows.

(1)	Allocation of dividend assets to shareholders and total amount of dividend property 1.5 yen per share of common shares of the Company; total amount: 598,320,524 yen

(2)	Day on which the dividend from the surplus takes effect June 27, 2012

Accordingly, together with the interterm dividend (1.5 yen) the annual dividend will be 3 yen per share.

From the stand point of focusing on our shareholders, we will continue to endeavor to give comprehensive returns of profit in the future.

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Proposal 2: Election of 8 Directors

The terms of all (9) directors will expire at the time of the closing of this General Meeting of Shareholders. Accordingly, we would like to elect 8 directors.

The candidate directors are set forth below.

Candidate no.	Name (date of birth)	Short work history and position and responsibilities in the Company (Important concurrent positions)		Number of Company Shares Held
1	Ryuzo Yokouchi (Born July 7, 1944)	April 1967:	Joined Bank of Japan	62,500
		December 1994:	Same company, General Manager of Electronic Computation Information Department
		March 1996:	Same company, General Manager of Human Resources Department
		October 2000:	Registered as attorney (Dai-ichi Tokyo Bar Association) Joined Tanabe & Partners
		June 2003:	Outside Corporate Auditor, the Company
		October 2004:	Executive Officer and Deputy President, North Pacific Bank, Ltd.
		June 2005:	Same company, Deputy President
		June 2005:	Deputy President, the Company
		June 2006:	Same company, President
		June 2006:	President, North Pacific Bank, Ltd.
		June 2007:	Outside Corporate Auditor of Hokkaido Railway Company (incumbent)
		April 2012:	Chairman, the Company (incumbent)
		April 2012:	Chairman, North Pacific Bank, Ltd. (incumbent)
(Important concurrent positions) Chairman, North Pacific Bank: Outside Corporate Auditor, Hokkaido Railway Company

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Candidate no.	Name (date of birth)	Short work history and position and responsibilities in the Company (Important concurrent positions)		Number of Company shares held
2	Junji Ishii (Born May 25, 1951)	April 1975:	Joined The Hokkaido Takushoku Bank	39,200
		October 1997:	Assistant General Manager of Business Planning Division, Same Company
		November 1998:	Senior Manager of Business Promotion Division, North Pacific Bank, Ltd.
		May 2003:	General Manager of Corporate Promotion Division, Same Company
		April 2004:	General Manager of Odori Branch, Same Company
		June 2004:	Director and General Manager of Odori Branch, Same Company
		June 2004:	Director, the Company
		April 2005:	Director and General Manager of Business Planning Division, North Pacific Bank, Ltd.
		April 2006:	Managing Director and General Manager of Business Planning Division, Same Company
		June 2006:	Managing Director, Same Company
		June 2009:	Managing Director and General Manager of Business Promotion Division, Same Company
		June 2009:	Hokkaido Electric Power Co., Inc., Outside Corporate Auditor (incumbent)
		June 2010:	Deputy President, the Company
		June 2010:	Deputy President, North Pacific Bank, Ltd.
		April 2012:	President, Same Company (incumbent)
		April 2012:	President, the Company (incumbent)
(Important concurrent positions) President, North Pacific Bank, Ltd. Outside Corporate Auditor, Hokkaido Electric Power Co., Inc.

3	Ryu Shibata (Born January 25, 1957)	April 1981:	Joined Hokuyo Sogo Bank (now North Pacific Bank, Ltd.)	49,800
		July 2002:	General Manager of Risk Management Office, Same Company
		April 2004:	General Manager of Operation Management Division, Same Company
		June 2004:	Director and General Manager of Operation Management Division, Same Company
		June 2004:	Director, the Company
		April 2006:	Managing Director, North Pacific Bank, Ltd. and General Manager of Operation Management Division
		June 2009:	Managing Director, Same Company
		June 2010:	Deputy President, Same Company (incumbent)
		June 2010:	Deputy President, the Company (incumbent)
(Important concurrent positions) Deputy President, North Pacific Bank, Ltd.

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Candidate no.	Name (date of birth)	Short work history and position and responsibilities in the Company (Important concurrent positions)		Number of Company Shares Held
4	Mineki Sekikawa (Born July 27 1958)	April 1982:	Joined Hokuyo Sogo Bank (now North Pacific Bank, Ltd.)	19,000
		June 2002:	General Manager of Planning Division, Same Company
		January 2003:	Senior Deputy Manager of Management General Headquarters, Same Company
		June 2004:	Director and Senior Deputy Manager of Management General Headquarters, Same Company
		June 2004:	Director, the Company (incumbent)
		June 2005:	Director and General Manager of Management General Headquarters of The Sapporo Bank, Ltd.
		June 2006:	Managing Director and General Manager of Management General Headquarters, Same Company
		June 2007:	Senior Managing Director and General Manager of Management General Headquarters, Same Company
		October 2008:	Managing Director, North Pacific Bank, Ltd. (incumbent)
(Important concurrent positions) Managing Director, North Pacific Bank, Ltd.

5	Ryoji Mizushima (Born August 7, 1952)	April 1975:	Joined Hokuyo Sogo Bank (now North Pacific Bank, Ltd.)	17,000
		April 1996:	General Manager of Higashi Tsukisamu Branch, Same Company
		May 2002:	General Manager of Kotoni Branch, Same Company
		May 2003:	General Manager of Human Resources, Same Company
		April 2005:	Executive Officer and General Manager of Hakodate Central Branch, Same Company
		March 2007:	Executive Officer and General Manager of Human Resources, Same Company
		October 2008:	Managing Executive Officer and General Manager of Human Resources, Same Company
		June 2009:	Director and General Manager of Human Resources, Same Company
		June 2010:	Managing Director, Same Company (incumbent)
		June 2010:	Director, the Company (incumbent)
(Important concurrent duties) Managing Director, North Pacific Bank, Ltd.

6	Eiichi Masugi (Born February 23, 1946)	April 1972:	Registered as lawyer and opened practice	—
		April 1981:	Vice-Chairmen, Sapporo Bar Association
		April 1991:	Committee Chairman, Sapporo Bar Association Committee on Countermeasures against the Intrusion of Organized Crime into Civil Life
		April 1992:	Sapporo Summary Court Civil Mediation Member
		November 2006:	Chairman, National Bankruptcy Processing Lawyers Network (incumbent)
		April 2009:	Part-time Lecturer at Hokkaido University School of Law
		July 2009:	Coordinator of Hokkaido Intellectual Property Strategy Headquarters (incumbent)
		June 2010:	Outside Director, the Company (incumbent)

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Candidate no.	Name (date of birth)	Short work history and position and responsibilities in the Company (Important concurrent positions)		Number of Company Shares Held
7	Shun Yamazaki (Born October 5, 1946)	October 1975:	Registered as Certified Public Accountant	—
		November 1975:	Opens Office of Shun Yamazaki Certified Public Accountant
		June 1998:	President of Hokkaido Chapter of Japan Certified Public Accountants Association
		July 1998:	Managing Director of Japan Certified Public Accountants Association
		April 2001:	Member of Commission on Policy Evaluation (Hokkaido)
		June 2002:	Advisor to Hokkaido Chapter of Japan Certified Public Accountants Association (incumbent)
		June 2005:	Financial Advisor to Hokkaido Prefectural Police
		June 2006:	Representative Director and President of Hokkaido Motherland Capital KK
		June 2010:	Outside Director, the Company (incumbent)

8	Fumiyo Fujii (Born August 20, 1954)	April 1979:	Joined Hokkaido Takushoku Bank, Ltd.	8,900
		November 1998:	Senior Manager of Human Resources Division, North Pacific Bank, Ltd.
		April 2002:	Deputy General Manager of Tokyo Branch, Same Company
		May 2003:	General Manager of Rumoi Branch, Same Company
		April 2005:	Senior Manager of First Financing Division, Same Company
		September 2006:	Senior Deputy General Manager of Operation Management Division, Same Company
		June 2009:	Senior Deputy General Manager of Business Promotion Division, Same Company
		June 2010:	Executive Officer and General Manager of Business Promotion Division, Same Company
		June 2011:	Director, Same Company (incumbent)
		June 2011:	Director and Secretary General, the Company (incumbent)
(Important concurrent positions) Director, North Pacific Bank, Ltd.

(Notes)	1.	There is no special interest between any of the candidates and the Company.
	2.	Matters relating to candidates for outside directors stipulated in Article 74, Paragraph 4 of the Ordinance for Enforcement of the Companies Act.
		(1)	Messrs. Eiichi Masugi and Shun Yamazaki are candidates for outside directors.
(2)

    While Mr. Eiichi Masugi does not have any experience of participating in the management of a company other than by way of being an outside director or outside corporate auditor, we have determined that he should continue to utilize his ample knowledge and experience as a lawyer in strengthening the management of the Company, to ensure sound corporate administration in the Company’s Board of Directors and otherwise strengthen the Company’s management, and for this reason the Company asks for his election as an outside director. Further, because he is independent from the management team that executes business, he is currently designated as an independent officer as set forth in Article 436, Paragraph 2 of the Rules Governing the Listing of Securities on the Tokyo Stock Exchange and Article 5-2 of the Corporate Conduct Guidelines of the Sapporo Securities Exchange, and it is planned to extend that designation if his reappointment is approved.

    As for Mr. Shun Yamazaki, we have determined that he should continue to utilize his ample knowledge and experience as a certified public accountant in strengthening the management of the Company, to ensure sound corporate administration in the Company’s Board of Directors and otherwise strengthen the Company’s management, and for this reason the Company asks for his election as an outside director. Further, because he is independent from the management team that executes business, he is currently designated as an independent officer as set forth in Article 436, Paragraph 2 of the Rules Governing the Listing of Securities on the Tokyo Stock Exchange and Article 5-2 of the Corporate Conduct Guidelines of the Sapporo Securities Exchange, and it is planned to extend that designation if his reappointment is approved.

		(3)	Messrs. Eiichi Masugi and Shun Yamazaki will have served as outside directors for two years at the closing of this meeting.
		(4)	Contracts for limitation of liability under the provisions of Article 427, Paragraph 1 of the Companies Act have been executed between Mr. Eiichi Masugi and Mr. Shun Yamazaki and the Company, and if they are reelected, the Company plans to continue these contracts with them. An overview of the contracts is as follows.

•   If such person inflicts damage on the Company by failing to perform his duties as an outside director, absent willful misconduct or gross negligence in the performance of those duties, liability shall be limited to the extent indicated below.

• The maximum liability is “20 million yen or the statutory amount (the minimum liability amount specified in Article 425, Paragraph 1 of the Companies Act), whichever is greater.”

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Proposal 3: Approval for Execution of the Merger Agreement between the Company and North Pacific Bank, Ltd.

1.	Reasons to consummate this merger

The Company considered, at the time of its establishment in April, 2001, that its primary goal was early realization of synergy in integrating management of its group’s two (2) subsidiary banks (North Pacific Bank, Ltd. and The Sapporo Bank, Ltd.). The Company consummated a merger between such two (2) subsidiary banks, integrated their banking systems and branches and restructured credit card companies and leasing companies in its group. Therefore, the Company deems that almost all purposes of its establishment have been achieved.

Meanwhile, looking to the business environment surrounding the Company, the economic situation has dramatically changed due to the global financial crisis and Europe’s debt crisis etc., and its changing speed has also increased.

Taking all such situation into consideration, the Company entered into a merger agreement (the “Merger Agreement”) with North Pacific Bank, Ltd. with the Company being the absorbed company and North Pacific Bank, Ltd. being the surviving company on May 15, 2012 designed to restructure its current group management system controlled by the Company, a pure holding company and to establish a new management framework with North Pacific Bank, Ltd., a business subsidiary company at its center, in order to speed up and further streamline its decision making, to establish its healthy and strong financial ground and to make contribution for vitalization of the local economy by providing financial service smoothly in the future.

The reason why North Pacific Bank, Ltd. is the surviving company is that the Company intends to minimize adverse effects on our group business activities due to this merger, such as to make it possible to maintain various approvals and permission obtained by North Pacific Bank Ltd. in full force.

The Company sincerely asks you to agree with this proposal, after considering the above reasons and purposes of this merger.

2.	Terms and Conditions of the Merger Agreement

The terms and conditions of the Merger Agreement are as following “Merger Agreement [transcript].”

Merger Agreement

[transcript]

This Merger Agreement (this “Agreement”) is entered into by and between Sapporo Hokuyo Holdings, Inc. (“SHH”) and North Pacific Bank, Ltd. (“NPB”).

Article 1 Type of Merger / Names and Addresses of Merging Companies

1.	SHH and NPB hereby agree to consummate an absorption-type merger (the “Merger”) with NPB being a surviving company and SHH being an absorbed company.

2.	The names and addresses of the surviving company and absorbed company of the Merger are as follows:

(1)	Surviving company:

Company Name: North Pacific Bank, Ltd.

Address: 7, Odori Nishi 3-chome, Chuo-ku, Sapporo, Hokkaido, Japan

(2)	Absorbed company:

Company Name: Sapporo Hokuyo Holdings, Inc.

Address: 7, Odori Nishi 3-chome, Chuo-ku, Sapporo, Hokkaido, Japan

Article 2 Matters relating to the Number and Allocation of Shares in Merger

1.	In the Merger, NPB shall issue and allocate its common shares to each of the applicable shareholders of SHH (excluding NPB and SHH) (the “Applicable SHH Shareholders”) as registered or recorded on the shareholders registry of SHH as of the close of the day immediately preceding the effective date of the Merger (which is specified in Article 5 hereof) (the “Effective Date”), by the number obtained by multiplying one (1), by the number of shares of SHH held by each Applicable SHH Shareholder (excluding the number of shares of SHH with regard to which the appraisal right is exercised pursuant to Article 785 of the Companies Act) (the “Applicable SHH Shares”).

2.	The allocation of the shares as provided for in Paragraph 1 of this Article 2 above shall be implemented with regard to each Applicable SHH Shareholder at an allocation ratio of one (1) common share of NPB to one (1) Applicable SHH Share held by such Applicable SHH Shareholder.

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Article 3 Amounts of Legal Capital and Reserves of NPB

In the course of the Merger, the amounts of the legal capital, the legal capital reserve and the legal retained earnings of NPB as the surviving company of the Merger shall not increase nor decrease.

Article 4 Shareholders Meetings to Approve Merger etc.

1.	SHH shall obtain approvals concerning this Agreement and other matters necessary for the Merger at its ordinary general meeting of shareholders planned to be held on June 26, 2012.

2.	NPB shall obtain approvals concerning this Agreement and other matters necessary for the Merger at each of its class meeting of common shareholders and its class meeting of Class-1 preferred shareholders, both planned to be held on June 26, 2012; provided, however, that NPB may consummate the Merger without holding its class meeting of common shareholders if NPB obtains all common shareholders’ written approvals concerning this Agreement and other matters necessary for the Merger in accordance with Article 319, Paragraph 1 of the Companies Act as applied mutatis mutandis pursuant to Article 325 of the Companies Act, and that NPB may consummate the Merger without holding its class meeting of Class-1 preferred shareholders if NPB obtains all Class-1 preferred shareholders’ written approvals concerning this Agreement and other matters necessary for the Merger in accordance with the aforementioned Articles of the Companies Act. NPB will consummate the Merger without obtaining approval resolution as set forth in Article 795 Paragraph 1 of the Companies Act concerning this Agreement at its general meeting of shareholders pursuant to Article 796, Paragraph 1 of the Companies Act.

3.	Notwithstanding the provisions of Paragraphs 1 and 2 of this Article 4, the dates of each of the aforementioned meetings of shareholders may be changed upon consultation between SHH and NPB as may be necessary, if the Merger process so requires or other necessity arises.

Article 5 Effective Date

The Effective Date of the Merger shall be October 1, 2012; provided, however, that such date may be changed upon consultation between SHH and NPB as may be necessary, if the Merger process so requires or other necessity arises.

Article 6 Limitation on Dividend Amount to be Distributed from Surplus

1.	SHH may distribute dividends from its surplus to its shareholders or registered pledgees of shares as registered or recorded on the shareholders registry of SHH as of the close of March 31, 2012, up to 1.5 yen per one (1) share and 598,320,524 yen in aggregate. In addition, SHH may distribute dividends from its surplus as interim dividends to its shareholders or registered pledgees of shares as registered or recorded on the shareholders registry of SHH as of the close of September 30, 2012, up to 1.5 yen per one (1) share and 598,320,524 yen in aggregate.

2.	NPB shall distribute dividends from its surplus to its Class-1 preferred shareholders or registered pledgees of Class-1 preferred shares as registered or recorded on the shareholders registry of NPB as of the close of March 31, 2012, up to 7.35 yen per one (1) Class-1 preferred share and 1,470,000,000 yen in aggregate. In addition, NPB shall distribute dividends from its surplus as interim dividends to its Class-1 preferred shareholders or registered pledgees of Class-1 preferred shares as registered or recorded on the shareholders registry of NPB as of the close of September 30, 2012, up to 3.65 yen per one (1) Class-1 preferred share and 730,000,000 yen in aggregate.

Article 7 Management etc. of Company Assets

Each of SHH and NPB, from the execution date of this Agreement to the day immediately preceding the Effective Date, (i) shall carry out its business and manage and operate its assets with the due care of a good manager and (ii) shall not take any action that would have a material impact on its assets, rights and obligations, without mutual agreement upon prior consultation between SHH and NPB, except for the cases as provided for in Article 6 above.

Article 8 Amendment to Articles of Incorporation of NPB for Merger

NPB shall take and complete the following procedures the day on which the ordinary general meeting of shareholders of SHH is held pursuant to Article 4, Paragraph 1 hereof, with regard to the proposal for the amendment, as of the Effective Date, of its Articles of Incorporation to those as set out in Schedule “Proposed Amendment to Articles of Incorporation of North Pacific Bank, Ltd.,” subject to the condition that the Merger comes into effect:

(1)	Obtain a resolution approving the aforementioned proposal at its class meeting of common shareholders or written approvals from all the common shareholders therefor, as a matter necessary for the Merger set forth in Article 4, Paragraph 2 hereof;

(2)	Obtain (i) a resolution approving the aforementioned proposal at its class meeting of Class-1 preferred shareholders or written approvals from all the Class-1 preferred shareholders therefor, and (ii) approvals from all the Class-1 preferred shareholders concerning such proposal pursuant to Article 111, Paragraph 1 of the Companies Act, as a matter necessary for the Merger set forth in Article 4 Paragraph 2 hereof; and

(3)	Obtain written approvals from all the common shareholders for the aforementioned proposal pursuant to Article 319, Paragraph 1 of the Companies Act.

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Article 9 Directors and Corporate Auditors of NPB on and after the Effective Date

1.	NPB shall make a proposal for the appointment of the following directors and corporate auditors of NPB (collectively, the “New Officers”) in relation to the Merger and obtain approvals from all the common shareholders, pursuant to Article 319, Paragraph 1 of the Companies Act, prior to the date on which the ordinary general meeting of shareholders of SHH is held pursuant to Article 4, Paragraph 1 hereof; provided, however, that such appointment shall be effective subject to the coming into effect of the Merger, and that the New Officers shall assume their offices on the Effective Date:

Director: Eiichi Masugi	Director: Shun Yamazaki
Corporate Auditor: Niichi Mutou	Corporate Auditor: Noriyasu Yamada

2.	NPB shall make a proposal for the appointment of the following directors of NPB (the term of whose offices shall commence as of the date on which the ordinary general meeting of shareholders of SHH is held pursuant to Article 4, Paragraph 1 hereof and terminate at the closing of the ordinary general meeting of shareholders of NPB concerning the last business year ending within one (1) year after their appointments), regardless of the Merger and obtain approvals from all the common shareholders, pursuant to Article 319, Paragraph 1 of the Companies Act, prior to the date on which the ordinary general meeting of shareholders of SHH is held pursuant to Article 4, Paragraph 1 hereof:

Director: Ryuzo Yokouchi	Director: Junji Ishii
Director: Ryu Shibata	Director: Mineki Sekikawa
Director: Ryoji Mizushima	Director: Tsukasa Takigawa
Director: Eisaku Nakamura	Director: Yuji Nagashima
Director: Fumiyo Fujii	Director: Satoru Arai
Director: Mitsuru Oketani	Director: Masayuki Takahashi

Article 10 Listing of Common Shares of NPB

In the course of the Merger, SHH and NPB shall take necessary measures in order for the common shares of NPB to be listed on the First Section of Tokyo Stock Exchange and the main market of Sapporo Securities Exchange as of the Effective Date.

Article 11 Employees of SHH

NPB shall assume, as its own employees, as of the Effective Date, all the employees of SHH. The matters concerning management of such assumed employees shall be separately determined upon consultation between SHH and NPB.

Article 12 Modification of Terms of Merger / Termination of Agreement

In the event of a material change to the status of assets or business condition of SHH or NPB due to natural disasters or other reasons, SHH and NPB may modify the terms and conditions of the Merger or terminate this Agreement, upon mutual consultation.

Article 13 Effect of Merger

This Agreement shall cease to be effective if either of SHH or NPB is unable to obtain (i) approvals from its shareholders pursuant to Article 4 hereof or (ii) necessary permissions and approvals etc. from relevant authority pursuant to the applicable laws and regulations.

Article 14 Consultation

SHH and NPB shall determine, upon consultation between SHH and NPB, the matters necessary for the Merger other than those provided for in this Agreement.

IN WITNESS WHEREOF, SHH and NPB have caused two (2) parts of this Agreement to be executed by their respective duly authorized signatories and each shall keep one (1) part.

May 15, 2012

(SHH) 7, Odori Nishi 3-chome, Chuo-ku, Sapporo, Hokkaido, Japan
Sapporo Hokuyo Holdings, Inc.
President: Junji Ishii

(NPB) 7, Odori Nishi 3-chome, Chuo-ku, Sapporo, Hokkaido, Japan
North Pacific Bank, Ltd.
Chairman: Ryuzo Yokouchi

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Proposed Amendment to Articles of Incorporation of North Pacific Bank, Ltd.

Underlined text indicates amendment	(Schedule)

Current Articles of Incorporation	Amendment proposal
CHAPTER 1. GENERAL PROVISIONS	CHAPTER 1. GENERAL PROVISIONS

Article 1 (Company Name)	Article 1 (Company Name)

1. The Bank shall be called “Kabushiki Kaisha Hokuyo Ginko.”	[Not amended]

2. It shall be translated into English as “North Pacific Bank, Ltd.”

Article 2 (Purpose)	Article 2 (Purpose)

The purpose of the Bank shall be engaging in the following businesses:	[Not amended]

(1) Acceptance of deposits or installment savings, in addition to loans of fund, or the discounting of bills and notes, or carrying out exchange transactions;	(1) [Editorial correction (Japanese text), only]

(2) Guaranteeing obligations or accepting bills, and other businesses that are incidental to the banking businesses set forth in Item (1);	(2) [Editorial correction (Japanese text), only]

(3)     Underwriting, handling of public offerings or secondary distribution, purchase and sale, or other businesses pertaining to national government bonds, local government bonds, government-guaranteed bonds or other securities;

(3) [Editorial correction (Japanese text), only]

(4) Trust business;	(4) [Not amended]

(5)     Other than the foregoing, any business that a bank is allowed to engage in pursuant to the Banking Act (Act No. 59 of 1981), the Secured Bonds Trust Act (Act No. 52 of 1905), the Act on Book-Entry Transfer of Company Bonds, Shares, etc. (Act No. 75 of 2001) or other applicable laws and regulations;

(5) [Not amended]

[New]	(6) Operation and management of the companies which may be owned by a bank as its subsidiaries under the Banking Act;

and	and

(6) Any other business incidental to or relating to the foregoing.	(7) [Editorial correction (Japanese text), only]

Article 3 (Head Office)	Article 3 (Head Office)

The Bank shall have its head office in Chuo-ku, Sapporo.	[Not amended]

Article 4 (Method of Public Notices)	Article 4 (Method of Public Notices)

Public notices by the Bank shall be given by electronic public notices; provided, however, that in the event that an electronic public notice is impracticable due to an accident or any other unavoidable reason, the same public notice of the Bank may be given in Hokkaido Shinbun.	Public notices by the Bank shall be given by electronic public notices; provided, however, that in the event that an electronic public notice is impracticable due to an accident or any other unavoidable reason, the same public notice of the Bank may be given in Hokkaido Shinbun and Nihon Keizai Shinbun.

CHAPTER 2. SHARES	CHAPTER 2. SHARES

Article 5 (Total Number of Authorized Shares)	Article 5 (Total Number of Authorized Shares)

The total number of shares which the Bank is authorized to issue shall be 1,450,000,000 shares, the total number of the class of common shares which the Bank is authorized to issue shall be 1,450,000,000 shares and the total number of the class of Class-1 preferred shares which the Bank is authorized to issue shall be 1,450,000,000 shares.	[Not amended]

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Current Articles of Incorporation	Amendment proposal
Article 6 (Acquisition of Own Shares)

[New]	The Bank may, by a resolution of the Board of Directors, acquire its own shares through market transactions or other method pursuant to the provisions of Article 165, Paragraph 2 of the Companies Act (Act No. 86 of 2005) (the “Companies Act”).

Article 6 (Non-issuance of Share Certificates)

The Bank shall not issue share certificates representing its issued shares.	[Deleted]

Article 7 (Number of Shares Constituting One Unit of Shares)	Article 7 (Number of Shares Constituting One Unit of Shares)

The number of shares constituting one (1) unit of shares of the Bank shall be 1,000 with regard to each of the common share and Class-1 preferred share.	The number of shares constituting one (1) unit of shares of the Bank shall be 100 with regard to each of the common share and Class-1 preferred share.

Article 8 (Rights Pertaining to Shares Less Than One Unit)

[New]	A shareholder of the Bank shall not exercise any rights, except for the rights set forth below, with regard to shares less than one (1) unit of shares held by such shareholder:

(1) The rights provided for in each Item of Article 189, Paragraph 2 of the Companies Act;

(2) The right to make a demand pursuant to Article 166, Paragraph 1 of the Companies Act;

(3) The right to receive an allotment of offered shares and offered share acquisition rights in proportion to the number of shares held by such shareholder; and

(4) The right to make a demand provided for in the following Article hereof.

Article 9 (Request for Sale of Shares Less Than One Unit)

[New]	A shareholder of the Bank may demand that the Bank sell to such shareholder the number of shares which will, when combined with the shares less than one (1) unit already held by such shareholder, constitute one (1) unit of shares, pursuant to the Share Handling Regulations.

Article 8 (Shareholders Registry Administrator)	Article 10 (Shareholders Registry Administrator)

1. The Bank shall appoint a shareholders registry administrator.	1. [Not amended]

2. The shareholders registry administrator and its handling office shall be determined by a resolution of the Board of Directors, and a public notice shall be given with respect thereto.	2. [Not amended]

3.       The preparation and keeping of the shareholders registry, registry of lost share certificates and the registry of share acquisition rights of the Bank, and other operations relating to shares of the Bank shall be entrusted to the shareholders registry administrator.

3.       The preparation and keeping of the shareholders registry and the registry of share acquisition rights of the Bank, and other operations relating to shares of the Bank shall be entrusted to the shareholders registry administrator and shall not be handled by the Bank.

I-2-12

Current Articles of Incorporation	Amendment proposal
Article 9 (Share Handling Regulations)	Article 11 (Share Handling Regulations)

An entry in the shareholders registry and other operations relating to shares of the Bank and handling fee therefor shall be governed by the Share Handling Regulations prescribed by the Board of Directors, in addition to the laws and regulations and these Articles of Incorporation.	All procedures and formalities relating to the exercise of the rights of shareholders and other operations relating to shares of the Bank shall be governed by the Share Handling Regulations prescribed by the Board of Directors, in addition to the laws and regulations and these Articles of Incorporation.

Article 10 (Record Date)	Article 12 (Record Date)

[New]

1.       The Bank shall deem shareholders as registered or recorded on its shareholders registry as of the close of March 31 of each year as the shareholders who are entitled to exercise their rights at the ordinary general meeting of shareholders for the relevant business year.

The Bank may deem shareholders or registered pledgees of shares as registered or recorded on its shareholders registry as of the close of a certain date as the shareholders who are entitled to exercise their rights, as may be necessary, by a resolution of the Board of Directors and upon giving a prior public notice thereof.

2.       In addition to the preceding paragraph, the Bank may deem shareholders or registered pledgees of shares as registered or recorded on its shareholder registry as of the close of a certain date as the shareholders who are entitled to exercise their rights, as may be necessary, by a resolution of the Board of Directors and upon giving a prior public notice thereof.

CHAPTER 2-2. PREFERRED SHARES	CHAPTER 2-2. PREFERRED SHARES

Article 12-2 (Class-1 Preferred Share)

[New]	The terms and conditions of Class-1 preferred shares of the Bank shall be provided for in Exhibit attached to these Articles of Incorporation.

I-2-13

Current Articles of Incorporation	Amendment proposal
Article 10-2 (Class-1 Preferred Dividend)

1.       In the event that the Bank distributes the dividends from its surplus as provided for in Article 45, the Bank shall pay the cash, as a dividend per one (1) Class-1 preferred share, of the amount obtained by multiplying the annual dividend rate determined by a resolution of the Board of Directors prior to the issuance of Class-1 preferred shares by the paid-up amount per one (1) Class-1 preferred share (subject to any appropriate adjustment, in the case where a share split, allotment of shares without contribution, consolidation of shares or other event similar to the foregoing has occurred with regard to Class-1 preferred shares) (the “Class-1 Preferred Dividend”) to the holders of Class-1 preferred shares (the “Class-1 Preferred Shareholders”) or the registered pledgees of Class-1 preferred shares (the “Registered Class-1 Preferred Share Pledgees”) as registered or recorded on its shareholders registry as of the close of the record date (kijunbi) concerning the relevant dividend distribution, in preference to the holders of common shares (the “Common Shareholders”) and the registered share pledgees of common shares (the “Registered Common Share Pledgees”). The annual dividend rate with regard to Class-1 preferred share shall not exceed 8%. Notwithstanding the foregoing, in the case where the Class-1 Preferred Interim Dividends have become payable pursuant to Article 10-3 below to Class-1 Preferred Shareholders or Class-1 Preferred Registered Share Pledgees during the business year to which such record date belongs, the Class-1 Preferred Dividend shall be of the amount obtained by deducting the amount of such Class-1 Preferred Interim Dividend payable thereto from the amount calculated pursuant to the first sentence of this paragraph.

[Deleted]

2.       If, in a particular business year, the amount of the dividend from surplus of the Bank payable to Class-1 Preferred Shareholders or Registered Class-1 Preferred Share Pledgees falls short of the amount of Class-1 Preferred Dividend, the amount of such shortfall shall not be carried over to the subsequent business year(s) for accumulation.

3.       No dividend from surplus of the Bank shall be paid, in excess of the amount of Class-1 Preferred Dividend, to Class-1 Preferred Shareholders or Registered Class-1 Preferred Share Pledgees; provided, however, that this shall not apply in the case where the Bank distributes the dividends from its surplus: (i) in the course of its absorption-type company split pursuant to Article 758, Item 8(b) (*subitem “(b)” shall stand for “(ro)” in the original Japanese text of the Companies Act; the same shall apply hereinafter) or Article 760, Item 7(b) of the Companies Act; or (ii) in the course of its incorporation-type company split pursuant to Article 763, Item 12(b) or Article 765, Paragraph 1, Item 8(b).

I-2-14

Current Articles of Incorporation	Amendment proposal
Article 10-3 (Class-1 Preferred Interim Dividend)

In the event that the Bank distributes interim dividends from its surplus as provided for in Article 46, the Bank shall pay the cash, as an interim dividend per one (1) Class-1 preferred share, of the amount up to the half (1/2) of the Class-1 Preferred Dividend (the “Class-1 Preferred Interim Dividend”) to the Class-1 Preferred Shareholders or the Registered Class-1 Preferred Share Pledgees as registered or recorded on its shareholders registry as of the close of the record date concerning the relevant interim dividends distribution, in preference to Common Shareholders and Registered Common Share Pledgees.	[Deleted]

Article 10-4 (Distribution of the Residual Assets)

1.       In the event that the Bank distributes its residual assets, the Bank shall pay the cash per one (1) Class-1 preferred share, of the amount determined prior to the issuance of Class-1 preferred shares based on the paid-up amount per one (1) Class-1 preferred share by a resolution of the Board of Directors, to Class-1 Preferred Shareholders or Registered Class-1 Preferred Share Pledgees, in preference to Common Shareholders and Registered Common Share Pledgees.

[Deleted]

2. No distribution, other than as provided for in the preceding paragraph, of the residual assets shall be made to any Class-1 Preferred Shareholder or Registered Class-1 Preferred Share Pledgee.

Article 10-5 (Voting Rights of Class-1 Preferred Shareholders)

No Class-1 Preferred Shareholder shall be entitled to exercise its voting rights with regard to any matter at a general meeting of shareholders; provided, however, that a Class-1 Preferred Shareholder shall be entitled to exercise its voting rights with regard to all the matters at a general meeting of shareholders: (i) at and from an ordinary general meeting of shareholders, if a proposal for the payment of all the amount of Class-1 Preferred Dividend (excluding the amount of Class-1 Preferred Interim Dividend already become payable, if applicable) is not made with regard to such ordinary general meeting of shareholders; and (ii) from the closing of an ordinary general meeting of shareholders, if a proposal for the payment of all the amount of Class-1 Preferred Dividend (excluding the amount of Class-1 Preferred Interim Dividend already become payable, if applicable) is denied at such ordinary general meeting of shareholders; until a resolution approving the payment of all the amount of Class-1 Preferred Dividend (excluding the amount of Class-1 Preferred Interim Dividend already become payable, if applicable) is adopted at a general meeting of shareholders.	[Deleted]

I-2-15

Current Articles of Incorporation	Amendment proposal
Article 10-6 (Put Option with Common Shares Consideration)

1.      A Class-1 Preferred Shareholder may demand that the Bank acquire the Class-1 preferred shares held by such Class-1 Preferred Shareholder during the Put Option Exercise Period set forth in Paragraph 2 of this Article. In the event of such demand for the acquisition, the Bank shall acquire the Class-1 preferred shares subject to such demand and in exchange for such acquisition, deliver to such Class-1 Preferred Shareholder the assets set forth in Paragraph 3 of this Article.

[Deleted]

2.      The period (the “Put Option Exercise Period”) during which a Class-1 Preferred Shareholder may make a demand for the acquisition shall be the period determined by a resolution of the Board of Directors prior to the issuance of Class-1 preferred shares.

3.      In exchange for the acquisition of the Class-1 preferred shares pursuant to Paragraph 1, the Bank shall deliver to the Class-1 Preferred Shareholder who makes a demand for the acquisition, per one (1) Class-1 preferred share, the common shares of the Bank of the number obtained by: dividing the amount obtained by multiplying the paid-up amount per one (1) Class-1 preferred share (subject to any appropriate adjustment, in the case where a share split, allotment of shares without contribution, consolidation of shares or other event similar to the foregoing has occurred with regard to Class-1 preferred shares) by the number of the Class-1 preferred shares of which such Class-1 Preferred Shareholder makes a demand for the acquisition, by the exercise price set forth in Paragraph 4 of this Article. If the number of the common shares to be delivered to a Class-1 Preferred Shareholder in exchange for the acquisition of the Class-1 preferred shares provided for in the foregoing includes a fraction of less than one (1) share, the Bank shall handle such fraction pursuant to Article 167, Paragraph 3 of the Companies Act.

4.      The initial exercise price shall be calculated by means determined by a resolution of the Board of Directors based on the then market price of the common shares of the Bank prior to the issuance of Class-1 preferred shares; provided, the Board of Directors may also prescribe by such resolution the method of modification and adjustment of the exercise price. In the event that the Bank prescribes such method for modification and adjustment of the exercise price by the said resolution, the Bank shall determine the lower limit price of the exercise price to be modified or adjusted. If the price obtained as the result of applying the prescribed method of modification and adjustment falls below such predetermined lower limit price, the exercise price shall be modified and adjusted to such lower limit price.

I-2-16

Current Articles of Incorporation	Amendment proposal
Article 10-7 (Call with Cash Consideration)

1.      The Bank may acquire all or part of Class-1 preferred shares to the extent permitted by the laws and regulations on the date, which is to be separately established by the Board of Directors when any event determined by a resolution of the Board of Directors prior to the issuance of Class-1 preferred shares occurs. In the event that the Bank acquires Class-1 preferred shares pursuant to the foregoing, the Bank shall, in exchange for the acquisition, deliver the assets set forth in Paragraph 2 of this Article to Class-1 Preferred Shareholders. If the Bank acquires a part of Class-1 preferred shares, the Bank shall acquire such Class-1 preferred shares from each Class-1 Preferred Shareholder proportionally.

[Deleted]

2.      In exchange for the acquisition of Class-1 preferred shares pursuant to Paragraph 1 of this Article, the Bank shall pay the cash per one (1) Class-1 preferred share, of the amount determined by a resolution of the Board of Directors prior to the issuance of Class-1 preferred shares based on the paid-up amount of Class-1 preferred shares.

Article 10-8 (Call with Common Shares Consideration)

The Bank shall acquire on the day immediately following the last day of the Put Option Exercise Period all of the Class-1 preferred shares, which have not been acquired by the Bank until the last date of the Put Option Exercise Period. In the event that the Bank acquires the Class-1 preferred shares pursuant to the foregoing, the Bank shall, in exchange for the acquisition, deliver to each Class-1 Preferred Shareholder, the common shares of the Bank of the number obtained by: dividing the amount obtained by multiplying the paid-up amount per one (1) Class-1 preferred share (subject to any appropriate adjustment, in the case where a share split, allotment of shares without contribution, consolidation of shares or other event similar to the foregoing has occurred with regard to Class-1 preferred shares) by the number of the Class-1 preferred shares held by such Class-1 Preferred Shareholder, by the then market price of a common share of the Bank; provided, the details of such calculation shall be determined by a resolution of the Board of Directors prior to the issuance of Class-1 preferred shares. The Bank may prescribe, at such meeting of the Board of Directors, the method for calculation of the upper limit of the number of common shares to be delivered to Class-1 Preferred Shareholders in the case of the foregoing. If the number of the common shares to be delivered to a Class-1 Preferred Shareholder in exchange for the acquisition of the Class-1 preferred shares hereunder includes a fraction of less than one (1) share, the Bank shall handle such fraction pursuant to Article 234 of the Companies Act.	[Deleted]

I-2-17

Current Articles of Incorporation	Amendment proposal
Article 10-9 (Share Split, Consolidation of Shares and Allotment of Shares Without Contribution)

1.       In the event that the Bank is to effectuate a share split or consolidation of shares, the Bank shall effectuate such share split or consolidation of shares at the same time and at the same ratio with respect to each of common shares and Class-1 preferred shares.

[Deleted]

2.       In the event that the Bank is to effectuate an allotment of shares without contribution, the Bank shall allot each class of shares to the holders of such relevant class of shares without contribution, at the same time and at the same ratio with respect to each of common shares and Class-1 preferred shares.

CHAPTER 3. GENERAL MEETINGS OF SHAREHOLDERS	CHAPTER 3. GENERAL MEETINGS OF SHAREHOLDERS

Article 11 (Convening of General Meetings of Shareholders)	Article 13 (Convening of General Meetings of Shareholders)

An ordinary general meeting of shareholders of the Bank shall be convened no later than three (3) months from the last day of each business year and an extraordinary general meeting of shareholders shall be convened whenever necessary.	[Not amended]

Article 12 (Location of General Meetings of Shareholders)	Article 14 (Location of General Meetings of Shareholders)

A general meeting of shareholders of the Bank shall be held at the place where the head office of the Bank is located or the adjacent area thereof.	[Not amended]

Article 13 (Person Authorized to Convene / Chairman of General Meetings of Shareholders)	Article 15 (Person Authorized to Convene / Chairman of General Meetings of Shareholders)

1.       Unless otherwise provided for by the laws or regulations, the President shall convene general meetings of shareholders pursuant to resolutions of the Board of Directors and preside as chairman thereat.

[Not amended]

2.       In the case where the President is unable so to act because of an accident, one of the other Directors in the order previously determined by a resolution of the Board of Directors shall take such person’s place.

Article 16 (Disclosure of Reference Materials, etc. for General Meetings of Shareholders via Internet)

[New]	The Bank may, at the time of convocation of a general meeting of shareholders, deem to have provided shareholders with information with regard to matters which shall be stated or indicated in the reference materials for the general meeting of shareholders, business reports, non-consolidated financial statements and consolidated financial statements by disclosing those by way of using the Internet as provided for in the ordinances of the Ministry of Justice.

I-2-18

Current Articles of Incorporation	Amendment proposal
Article 14 (Resolutions of General Meetings of Shareholders)	Article 17 (Resolutions of General Meetings of Shareholders)

1.       Unless otherwise provided for by the laws or regulations or these Articles of Incorporation, resolutions of a general meeting of shareholders shall be adopted by an affirmative vote of a majority of the voting rights held by the shareholders present at the meeting who are entitled to exercise their voting rights.

[Not amended]

2.       Resolutions of a meeting of shareholders governed by Article 309, Paragraph 2 of the Companies Act shall be adopted by an affirmative vote of not less than two-thirds (2/3) of the voting rights held by the shareholders present at the relevant meeting who shall hold in aggregate not less than one-third (1/3) of the voting rights of the shareholders entitled to exercise their voting rights at such general meeting of shareholders.

Article 15 (Proxy Voting)	Article 18 (Proxy Voting)

Shareholders may exercise their voting rights at the relevant general meeting of shareholders by a proxy who shall be a shareholder holding voting rights of the Bank.	1. Shareholders may exercise their voting rights at the relevant general meeting of shareholders by a proxy who shall be one (1) person of the shareholders holding voting rights of the Bank.

[New]

2.       In the event set forth in the preceding paragraph, the shareholder or his/her proxy shall submit to the Bank a document evidencing the authority of such proxy to act as such at each general meeting of shareholders.

Article 16 (Minutes of General Meetings of Shareholders)	Article 19 (Minutes of General Meetings of Shareholders)

The minutes of general meetings of shareholders shall be prepared in accordance with the laws and regulations.	[Not amended]

Article 16-2 (Class Meetings of Each Class of Shareholders)	Article 20 (Class Meetings of Each Class of Shareholders)

1. The provisions of Articles 12, 13, 15 and 16 and Article 14 Paragraph 1 shall apply mutatis mutandis to class meetings of each class of shareholders.	1. The provisions of Articles 14 through 16, Article 17 Paragraph 1, and Articles 18 and 19 shall apply mutatis mutandis to class meetings of each class of shareholders.

[New]	2. The provisions of Article 12, Paragraph 1 shall apply mutatis mutandis to a class meeting of each class of shareholders, which is held together with an ordinary general meeting of shareholders.

2.      Resolutions of a class meeting of each class of shareholders provided for in Article 324, Paragraph 2 of the Companies Act shall be adopted by an affirmative vote of not less than two-thirds (2/3) of the voting rights held by the holders present at the relevant meeting who shall hold in aggregate not less than one-third (1/3) of the voting rights of the holders entitled to exercise their voting rights at such class meeting.

3. [Not amended]

I-2-19

Current Articles of Incorporation	Amendment proposal
CHAPTER 4. DIRECTORS AND BOARD OF DIRECTORS	CHAPTER 4. DIRECTORS AND BOARD OF DIRECTORS

Article 17 (Number of Directors)	Article 21 (Number of Directors)

The Bank shall have not more than twelve (12) Directors.	The Bank shall have not more than fourteen (14) Directors.

Article 18 (Appointment of Directors)	Article 22 (Appointment of Directors)

1. The Directors of the Bank shall be appointed by a resolution at a general meeting of shareholders.	[Not amended]

2.      A resolution for the appointment of Directors pursuant to the preceding paragraph shall be adopted by an affirmative vote of a majority of the voting rights held by the shareholders present at the relevant meeting who shall hold in aggregate not less than one-third (1/3) of the voting rights of the shareholders entitled to exercise their voting rights.

3. Cumulative voting shall not be used for a resolution for the appointment of Directors.

Article 19 (Term of Office of Directors)	Article 23 (Term of Office of Directors)

The term of office of a Director shall expire at the closing of the ordinary general meeting of shareholders concerning the last business year ending within one (1) year after his/her appointment.	[Not amended]

Article 20 (Establishment of the Board of Directors)	Article 24 (Establishment of the Board of Directors)

The Bank shall have a Board of Directors.	[Not amended]

Article 21 (Directors with Titles)	Article 25 (Directors with Titles)

The Board of Directors may, by its resolutions, appoint one (1) Chairman, one (1) Deputy Chairman and one (1) President and a few Deputy President(s), Senior Managing Director(s) and Managing Director(s) from among the Directors.	The Board of Directors shall, by its resolutions, appoint one (1) President and may, by its resolutions, appoint one (1) Chairman, one (1) Deputy Chairman and a few Deputy President(s), Senior Managing Director(s) and Managing Director(s) from among the Directors.

Article 22 (Representative Director(s))	Article 26 (Representative Director(s))

1. The President shall represent the Bank.	1. [Not amended]

2. The Board of Directors may, by its resolutions, appoint one (1) or more Representative Director(s) from among the Directors with titles other than the President.	2. [Not amended]

3. Each Representative Director shall represent a bank.	3. Each Representative Director shall represent the Bank.

Article 23 (Remuneration etc. of Directors)	Article 27 (Remuneration etc. of Directors)

The remuneration, bonus and other proprietary benefits to be provided by the Bank as compensation for the duties (collectively, “Remuneration etc.”) of Directors shall be separately determined by a resolution of a general meeting of shareholders.	[Not amended]

I-2-20

Current Articles of Incorporation	Amendment proposal
Article 24 (Person Authorized to Convene / Chairman of Meetings of the Board of Directors)	Article 28 (Person Authorized to Convene / Chairman of Meetings of the Board of Directors)

1. Unless otherwise provided for by the laws or regulations, the Chairman shall convene meetings of the Board of Directors and preside as chairman thereat.	1. [Not amended]

2.       In the case where the Chairman is unable so to act because of a vacancy or an accident, the Deputy Chairman shall take such person’s place, and where both of the Chairman and the Deputy Chairman are unable so to act because of an accident, the President shall take such person’s place.

2.       In the case where the Chairman is unable so to act because of an accident (including a vacancy, the same shall apply hereinafter), the Deputy Chairman shall take such person’s place, and where both of the Chairman and the Deputy Chairman are unable so to act because of an accident, the President shall take such person’s place.

3.       In the case where all of the Chairman, the Deputy Chairman and the President are unable so to act because of an accident, one of the other Directors in the order previously determined by the Board of Directors shall take such person’s place.

3. [Not amended]

Article 25 (Convocation Notice of Meetings of the Board of Directors)	Article 29 (Convocation Notice of Meetings of the Board of Directors)

1.       A convocation notice of a meeting of the Board of Directors shall be dispatched to each Director and Corporate Auditor not less than three (3) days prior to the date of such meeting; provided, however, that in case of emergency, such period may be shortened.

[Not amended]

2. A meeting of the Board of Directors may be held without taking the procedures of convocation for the said particular meeting, with the unanimous consent of the Directors and Corporate Auditors.

Article 26 (Regulations of the Board of Directors)	Article 30 (Regulations of the Board of Directors)

Matters concerning the Board of Directors shall be governed by the Regulations of the Board of Directors prescribed by the Board of Directors, in addition to the laws and regulations and these Articles of Incorporation.	[Not amended]

Article 27 (Resolutions of Meetings of the Board of Directors)	Article 31 (Resolutions of Meetings of the Board of Directors)

1.      Unless otherwise provided for by the laws or regulations, resolutions of a meeting of the Board of Directors shall be adopted by an affirmative vote of a majority of the Directors present at the relevant meeting who shall constitute a majority in number of all the Directors entitled to take part in the vote.

[Not amended]

2.       In the event that all of the Directors (limited to those who are entitled to vote on such proposal) expressed their consent in writing to a proposal regarding a matter to be resolved at a meeting of the Board of Directors, the Bank shall deem that a resolution to adopt such proposal has been made at a meeting of the Board of Directors; provided, however, that if a Corporate Auditor expresses his/her objection to such proposal, this shall not apply.

I-2-21

Current Articles of Incorporation	Amendment proposal
Article 28 (Minutes of Meetings of the Board of Directors)	Article 32 (Minutes of Meetings of the Board of Directors)

The minutes of meetings of the Board of Directors shall be prepared in accordance with the laws and regulations, and the Directors and Corporate Auditors present thereat shall affix their signatures or names and seals thereon.	[Not amended]

Article 33 (Exemption of Outside Directors’ Liability)

[New]	Pursuant to the provisions provided for in Article 427, Paragraph 1 of the Companies Act, the Bank may enter into a liability limitation agreement with any Outside Director which limit the liability provided for in Article 423, Paragraph 1 of the Companies Act to the higher of either (i) the pre-determined amount not less than twenty million (20,000,000) yen or (ii) the amount prescribed in the laws and regulations.

CHAPTER 5. CORPORATE AUDITORS AND BOARD OF CORPORATE AUDITORS	CHAPTER 5. CORPORATE AUDITORS AND BOARD OF CORPORATE AUDITORS

Article 29 (Establishment of Corporate Auditors and the Board of Corporate Auditors)	Article 34 (Establishment of Corporate Auditors and the Board of Corporate Auditors)

The Bank shall have Corporate Auditor(s) (kansayaku) and a Board of Corporate Auditors (kansayakukai).	[Not amended]

Article 30 (Number of Corporate Auditors)	Article 35 (Number of Corporate Auditors)

The Bank shall have not more than four (4) Corporate Auditors.	The Bank shall have not more than five (5) Corporate Auditors.

Article 31 (Appointment of Corporate Auditors)	Article 36 (Appointment of Corporate Auditors)

1. The Corporate Auditor of the Bank shall be appointed by a resolution at a general meeting of shareholders.	1. [Not amended]

2.       A resolution for appointment of Corporate Auditors shall be adopted by an affirmative vote of a majority of the voting rights held by the shareholders present at the relevant meeting who shall hold in aggregate not less than one-third (1/3) of the voting rights of the shareholders entitled to exercise their voting rights.

2. [Editorial correction (Japanese text), only]

Article 32 (Term of Office of Corporate Auditors)	Article 37 (Term of Office of Corporate Auditors)

1.       The term of office of a Corporate Auditor shall expire at the closing of the ordinary general meeting of shareholders concerning the last business year ending within four (4) years after his/her appointments.

[Not amended]

2. The term of office of a Corporate Auditor elected to fill a vacancy shall be the remaining term of office of his/her predecessor.

Article 33 (Full-Time Corporate Auditor(s))	Article 38 (Full-Time Corporate Auditor(s))

The Board of Corporate Auditors shall, by its resolution, designate full-time Corporate Auditor(s).	[Not amended]

I-2-22

Current Articles of Incorporation	Amendment proposal
Article 34 (Remuneration etc. of Corporate Auditors)	Article 39 (Remuneration etc. of Corporate Auditors)

The Remuneration etc. of Corporate Auditors shall be separately determined by a resolution made at a general meeting of shareholders.	[Not amended]

Article 35 (Convocation Notice of Meetings of the Board of Corporate Auditors)	Article 40 (Convocation Notice of Meetings of the Board of Corporate Auditors)

1.      A convocation notice of a meeting of the Board of Corporate Auditors shall be dispatched to each Corporate Auditor not less than three (3) days prior to the date of such meeting; provided, however, that in case of emergency, such period may be shortened.

[Not amended]

2. A meeting of the Board of Corporate Auditors may be held without taking the procedures of convocation for the said particular meeting, with the unanimous consent of the Corporate Auditors.

Article 36 (Regulations of the Board of Corporate Auditors)	Article 41 (Regulations of the Board of Corporate Auditors)

Matters concerning the Board of Corporate Auditors shall be governed by the Regulations of the Board of Corporate Auditors prescribed by the Board of Corporate Auditors, in addition to the laws and regulations and these Articles of Incorporation.	[Not amended]

Article 37 (Resolutions of Meetings of the Board of Corporate Auditors)	Article 42 (Resolutions of Meetings of the Board of Corporate Auditors)

Unless otherwise provided for by the laws or regulations, resolutions of a meeting of the Board of Corporate Auditors shall be adopted by an affirmative vote of a majority of the Corporate Auditors.	[Not amended]

Article 38 (Minutes of Meetings of the Board of Corporate Auditors)	Article 43 (Minutes of Meetings of the Board of Corporate Auditors)

The minutes of meetings of the Board of Corporate Auditors shall be prepared in accordance with the laws and regulations, and the Corporate Auditors present thereat shall affix their signatures or names and seals thereon.	[Not amended]
Article 44 (Exemption of Outside Corporate Auditors’ Liability)

[New]	Pursuant to the provisions provided for in Article 427, Paragraph 1 of the Companies Act, the Bank may enter into a liability limitation agreement with any Outside Corporate Auditor which limit the liability provided for in Article 423, Paragraph 1 of the Companies Act to the higher of either (i) the pre-determined amount not less than ten million (10,000,000) yen or (ii) the amount prescribed in the laws and regulations.

CHAPTER 6. ACCOUNTING AUDITOR	CHAPTER 6. ACCOUNTING AUDITOR

Article 39 (Establishment of Accounting Auditor)	Article 45 (Establishment of Accounting Auditors)

The Bank shall have the Accounting Auditor.	[Not amended]

Article 40 (Appointment of Accounting Auditor)	Article 46 (Appointment of Accounting Auditor)

The Accounting Auditor of the Bank shall be appointed by a resolution at a general meeting of shareholders.	[Not amended]

I-2-23

Current Articles of Incorporation	Amendment proposal
Article 41 (Term of Office of Accounting Auditor)	Article 47 (Term of Office of Accounting Auditor)

1.       The term of office of the Accounting Auditor shall expire at the closing of the ordinary general meeting of shareholders concerning the last business year ending within one (1) year after its appointment.

[Not amended]

2. Unless otherwise resolved at the ordinary general meeting of shareholders referred to in the preceding paragraph, the Accounting Auditor shall be deemed to be re-elected at the said meeting.

Article 42 (Remuneration etc. of Accounting Auditor)	Article 48 (Remuneration etc. of Accounting Auditor)

The Remuneration etc. of the Accounting Auditor shall be determined by the Representative Director with the consent of the Board of Corporate Auditors.	[Not amended]

CHAPTER 7. ACCOUNTING	CHAPTER 7. ACCOUNTING

Article 43 (Business Year)	Article 49 (Business Year)

The business year of the Bank shall be the period from April 1 of each year through March 31 of the following year.	[Not amended]

Article 44 (Distribution of Dividend from Surplus)	Article 50 (Distribution of Dividend from Surplus)

Unless otherwise provided for by the laws or regulations, the dividends from the surplus of the Bank shall be distributed by a resolution at a meeting of ordinary general meeting of shareholders.	[Not amended]

Article 45 (Payment of Dividend)	Article 51 (Payment of Dividend)

The distribution of the dividends from the surplus of the Bank shall be paid to the shareholders or registered pledgees of shares as registered or recorded on the shareholders registry of as of the close of March 31 of each year.	[Not amended]

Article 46 (Interim Dividend)	Article 52 (Interim Dividend)

The Bank may, by a resolution of the Board of Directors, distribute interim dividends to the shareholders or registered pledgees of shares as registered or recorded on the shareholders registry of as of the close of September 30 of each year.	[Not amended]

Article 47 (Exemption from Payment of Dividend etc.)	Article 53 (Exemption from Payment of Dividend etc.)

1.       The Bank shall be exempted from the obligation to pay the dividends and interim dividends from its surplus, which have not been received after the lapse of five (5) years from the date of commencement of the payment thereof.

1. [Editorial correction (Japanese text), only]

2. Interest shall not accrue on unpaid dividends or unpaid interim dividends of the Bank.	2. [Not amended]

[New]

Exhibit: Terms and Conditions of Class-1 Preferred Shares

(Exhibit to the Amended Articles of Incorporation shall be as provided for in Exhibit “Terms and Conditions of Class-1 Preferred Shares” as attached hereto)

I-2-24

Current Articles of Incorporation	Amendment proposal
SUPPLEMENTARY PROVISIONS	SUPPLEMENTARY PROVISIONS

Article 1 1. The amendments to Article 1 (Company Name) and Article 2 (Purpose) of these Articles of Incorporation shall be effective as of February 1, 1989.	Article 1 [Not amended]

2.       Notwithstanding the provisions of Article 2 of these Articles of Incorporation, businesses concerning mutual installment loan contracts executed prior to February 1, 1989 shall be continued in accordance with Article 17, Paragraph 1 of the Act on Financial Institutions’ Merger and Conversion (Act No. 86, 1968) (the “Act on Financial Institutions’ Merger and Conversion”) as applied mutatis mutandis pursuant to Article 24, Paragraph 1, Item 6 thereof.

3. The provisions of each of preceding paragraphs shall be effective subject to the approval from Minister of Finance pursuant to the Act on Financial Institutions’ Merger and Conversion.

Article 2 Paragraphs 1 and 3 of the preceding Article shall apply mutatis mutandis to the effect of the provisions of these Articles of Incorporation, excluding those of Articles 1 and 2 hereof.	Article 2 [Editorial correction (Japanese text), only]

Article 3 The provisions of Article 6 of these Articles of Incorporation shall be effective as of August 1, 2006.	[Deleted]

[New]

Article 3

The amendments to Articles 2 and 4 and Articles 6 through 53 of these Articles of Incorporation, the provisions of Exhibit attached hereto and Articles 2 and 3 of these Supplemental Provisions shall be effective as of the effective date of the absorption-type merger between the Bank and Sapporo Hokuyo Holdings, Inc., subject to the coming into effect of such absorption-type merger. This Article 3 shall be deleted as the lapse of such effective date.

Exhibit

Terms and Conditions of Class-1 Preferred Shares

1.	Class-1 Preferred Dividend

(1)	Class-1 Preferred Dividend

In the event that the Bank distributes the dividends from its surplus as provided for in Article 51 of these Articles of Incorporation, the Bank shall pay the cash, as a dividend per one (1) Class-1 preferred share, of the amount obtained by multiplying the Class-1 Annual Dividend Rate set forth in Item (2) below by the paid-up amount per one (1) Class-1 preferred share (subject to any appropriate adjustment, in the case where a share split, allotment of shares without contribution, consolidation of shares or other event similar to the foregoing has occurred with regard to Class-1 preferred shares) (such amount shall be calculated to four (4) decimal places and rounded up to three (3) decimal places) (the “Class-1 Preferred Dividend”) to the holders of Class-1 preferred shares (the “Class-1 Preferred Shareholders”) or the registered pledgees of Class-1 preferred shares (the “Registered Class-1 Preferred Share Pledgees”) as registered or recorded on its shareholders registry as of the close of the record date (kijunbi) concerning the relevant dividend distribution, in preference to the holders of common shares (the “Common Shareholders”) and the registered share pledgees of common shares (the “Registered Common Share Pledgees”). Notwithstanding the foregoing, in the case where the Class-1 Preferred Interim Dividends have become payable pursuant to Paragraph 2 below to Class-1 Preferred Shareholders or Class-1 Preferred Registered Share Pledgees during the business year to which such record date belongs, the Class-1 Preferred Dividend shall be of the amount obtained by deducting the amount of such Class-1 Preferred Interim Dividend payable thereto from the amount calculated pursuant to the first sentence of this Item (1).

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(2)	Class-1 Preferred Annual Dividend Rate

The “Class-1 Preferred Annual Dividend Rate” for each business year shall be the annual dividend rate calculated by means of the following formula:

Class-1 Preferred	=	Japanese Yen TIBOR	+	1.00%
Annual Dividend Rate		(12 months)

The Class-1 Preferred Annual Dividend Rate (%) shall be calculated to four (4) decimal places and rounded up or down to the nearest three (3) decimal places.

The “Japanese Yen TIBOR (12 months)” in the above formula shall mean the figure or its equivalent published by the Japanese Bankers Association as the Japanese Yen 12-month Tokyo Interbank Offered Rate (Japanese Yen TIBOR) at 11:00 a.m. on each April 1 (or the immediately following bank business day thereof, if such date falls on a bank holiday) (the “Class-1 Preferred Annual Dividend Rate Determination Date”). In the event that the Japanese Yen TIBOR (12 months) is not published, the figure displayed on Reuters 3750 page as the London Interbank Offered Rate (Euro-yen 12-month LIBOR (on the basis of a 360-day year)) published by the British Bankers’ Association (BBA) at 11:00 a.m. (London time) on the Class-1 Preferred Annual Dividend Rate Determination Date shall be used in substitution for the Japanese Yen TIBOR (12 months) for the purpose of calculating by means of the above formula.

Notwithstanding the foregoing, the Class-1 Preferred Annual Dividend Rate shall be 8%, if the figure obtained by the above formula exceeds 8%.

(3)	Non-Accumulation Clause

If, in a particular business year, the amount of the dividend from surplus of the Bank payable to Class-1 Preferred Shareholders or Registered Class-1 Preferred Share Pledgees falls short of the amount of Class-1 Preferred Dividend, the amount of such shortfall shall not be carried over to the subsequent business year(s) for accumulation.

(4)	Non-Participation Clause

No dividend from surplus of the Bank shall be paid, in excess of the amount of Class-1 Preferred Dividend, to Class-1 Preferred Shareholders or Registered Class-1 Preferred Share Pledgees; provided, however, that this shall not apply in the case where the Bank distributes the dividends from its surplus: (i) in the course of its absorption-type company split pursuant to Article 758, Item 8(b) (*subitem “(b)” shall stand for “(ro)” in the original Japanese text of the Companies Act; the same shall apply hereinafter) or Article 760, Item 7(b) of the Companies Act; or (ii) in the course of its incorporation-type company split pursuant to Article 763, Item 12(b) or Article 765, Paragraph 1, Item 8(b).

2.	Class-1 Preferred Interim Dividend

In the event that the Bank distributes interim dividends from its surplus as provided for in Article 52 of these Articles of Incorporation, the Bank shall pay the cash, as an interim dividend per one (1) Class-1 preferred share, of the amount up to the half (1/2) of the Class-1 Preferred Dividend (the “Class-1 Preferred Interim Dividend”) to the Class-1 Preferred Shareholders or the Registered Class-1 Preferred Share Pledgees as registered or recorded on its shareholders registry as of the close of the record date concerning the relevant interim dividends distribution, in preference to Common Shareholders and Registered Common Share Pledgees.

3.	Distribution of the Residual Assets

(1)	Distribution of the Residual Assets

In the event that the Bank distributes its residual assets, the Bank shall pay the cash per one (1) Class-1 preferred share, of the amount obtained by adding the Class-1 Preferred Dividend Accrued Amount set forth in Item (3) below to the paid-up amount per one (1) Class-1 preferred share (subject to any appropriate adjustment, in the case where a share split, allotment of shares without contribution, consolidation of shares or other event similar to the foregoing has occurred with regard to Class-1 preferred shares) to Class-1 Preferred Shareholders or Registered Class-1 Preferred Share Pledgees, in preference to Common Shareholders and Registered Common Share Pledgees.

(2)	Non-Participation Clause

No distribution, other than as provided for in Item (1) above, of the residual assets shall be made to any Class-1 Preferred Shareholder or Registered Class-1 Preferred Share Pledgee.

(3)	Class-1 Preferred Dividend Accrued Amount

The “Class-1 Preferred Dividend Accrued Amount” per one (1) Class-1 preferred share as of the day on which the residual assets are distributed (the “Distribution Date”) shall be the amount obtained by dividing, the amount obtained by multiplying the amount of Class-1 Preferred Dividend by the number of the days of the period commencing on the first day (including such day) of the business year to which the Distribution Date belongs and ending on the Distribution Date (including such day), by 365 (such amount shall be calculated to four (4) decimal places and rounded up to three (3) decimal places).

4.	Voting Rights

No Class-1 Preferred Shareholder shall be entitled to exercise its voting rights with regard to any matter at a general meeting of shareholders; provided, however, that a Class-1 Preferred Shareholder shall be entitled to exercise its voting rights with regard to all the matters at a general meeting of shareholders: (i) at and from an ordinary general meeting of shareholders, if a proposal for the payment of all the amount of Class-1 Preferred Dividend (excluding the amount of Class-1 Preferred Interim Dividend already become payable, if applicable) is not made with regard to such ordinary general meeting of shareholders; and (ii) from the closing of an ordinary general meeting of shareholders, if a proposal for the payment of all the amount of Class-1 Preferred Dividend (excluding the amount of Class-1 Preferred Interim Dividend already become payable, if applicable) is denied at such ordinary general meeting of shareholders; until a resolution approving the payment of all the amount of Class-1 Preferred Dividend (excluding the amount of Class-1 Preferred Interim Dividend already become payable, if applicable) is adopted at a general meeting of shareholders.

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5.	Put Option with Common Shares Consideration

(1)	Put Option

A Class-1 Preferred Shareholder may demand that the Bank acquire the Class-1 preferred shares held by such Class-1 Preferred Shareholder during the Put Option Exercise Period set forth in Item (2) below. In the event of such demand for the acquisition, the Bank shall acquire the Class-1 preferred shares subject to such demand and in exchange for such acquisition, deliver to such Class-1 Preferred Shareholder the assets set forth in Item (3) below.

(2)	Put Option Exercise Period

The period (the “Put Option Exercise Period”) during which a Class-1 Preferred Shareholder may make a demand for the acquisition, shall be the period commencing on January 1, 2013 and ending on March 31, 2024.

(3)	Assets to be Delivered in Exchange for Acquisition

In exchange for the acquisition of the Class-1 preferred shares pursuant to Item (1), the Bank shall deliver to the Class-1 Preferred Shareholder who demands the acquisition of Class-1 preferred shares, per one (1) Class-1 preferred share, the common shares of the Bank of the number obtained by dividing, the amount obtained by multiplying the paid-up amount per one (1) Class-1 preferred share (subject to any appropriate adjustment, in the case where a share split, allotment of shares without contribution, consolidation of shares or other event similar to the foregoing has occurred with regard to Class-1 preferred shares) by the number of the Class-1 preferred shares of which such Class-1 Preferred Shareholder make a demand for the acquisition, by the exercise price set forth in Items (4) through (8) below. If the number of the common shares to be delivered to the Class-1 Preferred Shareholder in exchange for the acquisition of the Class-1 preferred shares provided for in the foregoing includes a fraction of less than one (1) share, the Bank shall handle such fraction pursuant to Article 167, Paragraph 3 of the Companies Act.

(4)	Initial Exercise Price

The initial exercise price shall be the amount equivalent to the average of the Closing Prices (as defined below) for each of five (5) consecutive trading days (excluding any day on which the Closing Price is not delivered; the same shall apply hereinafter) ending on the immediately preceding trading day to the first day of the Put Option Exercise Period (such amount shall be calculated to one (1) decimal place and rounded down to the whole yen); provided, if the amount obtained by the foregoing is lower than the Minimum Exercise Price set forth in Item (7) below, the exercise price shall be the Minimum Exercise Price. The “Closing Price” herein shall mean the closing price (including a quoted price) of a common share of the Bank at Tokyo Stock Exchange or, if the common shares of the Bank are listed on the several financial instrument exchanges, at the other financial instrument exchange, whose trading volume thereof during one (1) year period prior to the first day of the Put Option Exercise Period is the largest.

(5)	Modification of Exercise Price

During the Put Option Exercise Period, the exercise price shall be modified, on or after the immediately following day of the Determination Date (as defined below), to the amount equivalent to the average of the Closing Prices for each of five (5) consecutive trading days (excluding any day on which the Closing Price is not delivered) ending on the third (3rd) Friday of each month (the “Determination Date”) or on the immediately preceding trading day of the Determination Date if the Determination Date is not a trading day (such amount shall be calculated to one (1) decimal place and rounded down to the whole yen); provided, if the amount obtained by the foregoing is lower than the Minimum Exercise Price set forth in Item (7) below, the modified exercise price shall be the Minimum Exercise Price. If any of the events of adjustment of the exercise price set forth in Item (8) below occurs on or after the first day of the above-mentioned five (5) consecutive trading days period and on or before the Determination Date, the modified exercise price shall be adjusted to the price that the Board of Directors deems appropriate.

(6)	Maximum Exercise Price

No upper limit is established with regard to the exercise price.

(7)	Minimum Exercise Price

The “Minimum Exercise Price” shall mean the amount calculated by means of the following formula as of the effective date of the merger (the “Merger”) between the Bank, as the surviving company, and Sapporo Hokuyo Holdings, Inc. (“SHH”) (such amount shall be calculated to one (1) decimal place and rounded down to the whole yen), subject to any adjustment pursuant to Item (8):

Minimum Exercise	=
K×A1×h1
Price		A2×B1

In the above formula, the figures therein shall mean as follows:
K:	Pre-Merger Class-1 Preferred Share Minimum Exercise Price;
A1:	Number of Pre-Merger Issued Bank Common Shares;
A2:	Number of Post-Merger Issued Bank Common Shares;
B1:	Pre-Merger Modified Net Asset Ratio;
h1:	Pre-Merger Holding Ratio.

a.	The “Pre-Merger Class-1 Preferred Share Minimum Exercise Price” (K) used in the above formula shall be the Minimum Exercise Price applied to Class-1 preferred shares immediately before the coming into effect of the Merger.

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b.	The “Number of Pre-Merger Issued Bank Common Shares” (A1) used in the above formula shall be the number of the issued common shares of the Bank (excluding the number of those held by the Bank itself; the same shall apply hereinafter) immediately before the coming into effect of the Merger.

c.	The “Number of Post-Merger Issued Bank Common Shares” (A2) used in the above formula shall be the number of the issued common shares of the Bank (excluding the number of those held by the Bank itself; the same shall apply hereinafter) immediately after the coming into effect of the Merger.

d.	The “Pre-Merger Modified Net Asset Ratio” (B1) used in the above formula shall be the ratio calculated by means of the following formula:

Pre-Merger Modified Net Asset Ratio	=	Pre-Merger HD Modified Net Asset	–	Pre-Merger Subsidiary Modified Net Asset
Pre-Merger HD Modified Net Asset

(i)	The “Pre-Merger HD Modified Net Asset” shall mean the amount of “total net asset” described on the most recent consolidated balance sheet of SHH (meaning, a consolidated balance sheet included in an annual securities report (yuka shoken houkokusho) filed by SHH pursuant to Article 24, Paragraph 1 of the Financial Instruments and Exchange Act, or a quarterly consolidated balance sheet included in a quarterly securities report (shihanki houkokusho) filed by SHH pursuant to Article 24-4-7, Paragraph 1 thereof; the same shall apply hereinafter) as of the effective date of the Merger, less the amount of “minority interests” described on the same consolidated balance sheet of SHH therefrom.

(ii)	The “Pre-Merger Subsidiary Modified Net Asset” shall mean the total sum of the amounts obtained by multiplying “ratio of voting shares holding (held)” by “capital or capital contribution” with regard to each of the subsidiaries of SHH (excluding the Bank), both described in “Part 1 (Information on the Company), Item 1 (Overview of the Company), 4. (Affiliated Companies)” of the annual securities report, in which the most recent consolidated balance sheet of SHH as referred to in (i) above is included; provided, with regard to a subsidiary of SHH whose key financial information is disclosed on the same section of such SHH’s annual securities report, the amount of “net asset” disclosed as such key financial information shall be used in substitution for “capital or capital contribution” in the calculation pursuant to the foregoing. In the event that the most recent consolidated balance sheet of SHH as referred to in (i) above is included in a quarterly securities report, the Pre-Merger Subsidiary Modified Net Asset shall be calculated mutatis mutandis pursuant to the foregoing based on the figures described on the annual securities report filed immediately prior to such quarterly securities report, considering the changes in the subsidiaries disclosed by the quarterly securities reports filed thereafter (including the quarterly securities report in which the most recent consolidated balance sheet of SHH is included).

e.	The “Pre-Merger Holding Ratio” (h1) used in the above formula shall be the ratio obtained by dividing the number of the common shares of the Bank held by SHH immediately before the coming into effect of the Merger, by the number of the total issued common shares of the Bank (excluding those held by the Bank itself) immediately before the coming into effect of the Merger.

(8)	Adjustment of Exercise Price

a.	If any of the events set forth in Subsections (i) through (vi) of this Section a. occurs on or after the issuance of Class-1 preferred shares, the exercise price (including the Minimum Exercise Price) shall be adjusted in accordance with the following formula (the “Adjustment Formula”) (such adjusted exercise price shall be referred to as the “Adjusted Exercise Price”); provided, in the calculation applying the Adjustment Formula, the price shall be calculated to one (1) decimal place and rounded down to the whole yen:

Adjusted Exercise Price	=	Pre-Adjustment Exercise Price	×	Number of Issued Common Shares	+	Number of Delivered Common Shares	×	Paid-in Amount per One Share
Market Price
				Number of Issued Common Shares		+	Number of Delivered Common Shares

(i)	In the event that the Bank issues common shares or disposes of its common shares held by itself (including an allotment thereof without contribution) with the paid-in amount or consideration therefor which is lower than the Market Price as used in the Adjustment Formula; provided, this shall not apply, if the Bank delivers its common shares, in the case where shares with put option, share acquisition rights (including bonds with share acquisition rights; the same shall apply hereinafter in this Item (8)) or other securities with similar nature, with regard to which the holders thereof may demand that the Bank deliver its common shares, (collectively, the “Shares etc., With Put Option”) or shares or share acquisition rights subject to call or other securities with similar nature, which the Bank may acquire in exchange for its common shares (collectively, the “Shares etc., Subject To Call”) are acquired by the Bank or are exercised;

In such a case, the Adjusted Exercise Price shall be applied on and after the day immediately following the payment date with regard to the issuance or disposition of such common shares (or the effective date of the allotment of shares without contribution, if applicable); provided, the Adjusted Exercise Price shall be applied on and after the day immediately following the relevant record date (if established) with regard to specifying the shareholders to whom offered shares to be allotted or allotment thereof without contribution is to be implemented.

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(ii)	In the event that the Bank effectuates the share split;

In such a case, the Adjusted Exercise Price shall be calculated mutatis mutandis pursuant to the Adjustment Formula by deeming the common shares expected to increase as the result of such share split to have been delivered as of the record date with regard to such share split (excluding the common shares expected to increase with regard to the common shares held by the Bank as of the record date). Such Adjusted Exercise Price shall be applied on and after the day immediately following such record date.

(iii)	In the event that the Bank issues the Shares etc., With Put Option (including an allotment thereof without contribution) which the holders thereof may demand that the Bank deliver its common shares in exchange for the Price (as defined in Section d. below; the same shall apply hereinafter in Subsections (iii) through (v) of this Section a. and Subsection (iv) of Section c.) which is lower than the Market Price as used in the Adjustment Formula;

In such a case, the Adjusted Exercise Price shall be calculated mutatis mutandis pursuant to the Adjustment Formula by deeming all the relevant common shares of the Bank to have been delivered as of (x) the payment date or allotment date (with regard to share acquisition rights) in relation to such issuance of the Shares etc., With Put Option (or the effective date of allotment, with regard to the allotment of the Shares etc., With Put Option without contribution, if applicable), or (y) the relevant record date (if established), with regard to specifying the shareholders to whom Shares etc., With Put Option to be allotted or allotment thereof without contribution is to be implemented, as the result of that all of such Shares etc., With Put Option are acquired by the Bank or are exercised pursuant to the terms and conditions initially determined. Such Adjusted Exercise Price shall be applied on and after the day immediately following the aforementioned date (referred to in the preceding sentence).

Notwithstanding the foregoing, in the event that the Bank issues the Shares etc., With Put Option whose Price is not determined as of the aforementioned date (on which the relevant common shares are deemed to have been delivered pursuant to the foregoing) and is to be determined on a later date (the “Price Determination Date”); and that such Price determined on the Price Determination Date is lower than the Market Price as used in the Adjustment Formula, the Adjusted Exercise Price shall be calculated mutatis mutandis pursuant to the Adjustment Formula by deeming all the relevant common shares of the Bank to have been delivered as of such Price Determination Date as the result of that all of such Shares etc., With Put Option are acquired by the Bank are exercised pursuant to the terms and conditions determined on such Price Determination Date.

(iv)	In the event that the Price of the Shares etc., With Put Option issued by the Bank is subject to the modification after the date of their issuance (excluding any modification with adjustment nature, similar to those provided for in these Sections a. and b., intended to avoid dilution), and that the modified Price (the “Modified Price”) on the day of such modification (the “Price Modification Date”) is lower than the Market Price as used in the Adjustment Formula;

In such a case, the Adjusted Exercise Price shall be calculated mutatis mutandis pursuant to the Adjustment Formula by deeming all the relevant common shares of the Bank to have been delivered as of the Price Modification Date, as the result of that all of such Shares etc., With Put Option outstanding as of the Price Modification Date are acquired by the Bank or are exercised with the Modified Price. Such Adjusted Exercise Price shall be applied on and after the day immediately following the Price Modification Date.

For the purpose of calculating by means of the Adjustment Formula, the “Pre-Adjustment Exercise Price” shall be the amount obtained by multiplying the rates as set forth in and pursuant to (a) through (c) below (the “Adjustment Rate”), by the exercise price applicable as of the day immediately preceding the day on which the Adjusted Exercise Price is to be applied.

(a)	In the case where the exercise price has not been adjusted pursuant to Subsections (iii) or (iv) until the Price Modification Date regarding the relevant Shares etc., With Put Option, the Adjustment Rate shall be 1.

(b)	In the case where the exercise price was adjusted pursuant to Subsections (iii) or (iv) before the Price Modification Date regarding the relevant Shares etc., With Put Option, and such adjusted exercise price was further modified pursuant to Item (5) above after such adjustment but before such Price Modification Date, the Adjustment Rate shall be 1; provided, for the purpose of calculating the Minimum Exercise Price, the Adjustment Rate shall be the rate obtained by dividing the Minimum Exercise Price applicable prior to the aforementioned adjustment pursuant to Subsections (iii) or (iv), by the Minimum Exercise Price applicable after such adjustment.

(c)	In the case where the exercise price was adjusted pursuant to Subsections (iii) or (iv) before the Price Modification Date regarding the relevant Shares etc., With Put Option, and such adjusted exercise price has not been modified pursuant to Item (5) above thereafter until such Price Modification Date, the Adjustment Rate shall be the rate obtained by dividing the exercise price applicable prior to the aforementioned adjustment pursuant to Subsections (iii) or (iv), by the exercise price applicable after such adjustment.

(v)	In the event that the Bank delivers its common shares in exchange for the acquisition of the Shares etc., Subject To Call with the Price which is lower than the Market Price as used in the Adjustment Formula; or

In such a case, the Adjusted Exercise Price shall be applied on and after the day immediately following the day of such acquisition.

Notwithstanding the foregoing, in the case where the exercise price has already been adjusted pursuant to Subsections (iii) or (iv), the adjustment of exercise price under this Subsection (v) shall occur only if the Number of Diluted Common Shares (as defined in Section e. below) exceeds the number of issued common shares of the Bank immediately prior to such acquisition, calculated mutatis mutandis pursuant to the Adjustment Formula by deeming such excess number of common shares to have been delivered. If the Number of Diluted Common Shares is less than the number of issued common shares of the Bank immediately prior to such acquisition in such a case, the adjustment of exercise price under this Subsection (v) shall not occur.

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		(vi)	In the event that the Bank effectuates the consolidation of shares.

In such a case, the Adjusted Exercise Price shall be calculated mutatis mutandis pursuant to the Adjustment Formula by deeming the number of common shares decrease as the result of such consolidation of the shares (excluding the common shares decrease with regard to those held by the Bank as of the effective date of such consolidation) to be the negative number of “Number of Delivered Common Shares.” Such Adjusted Exercise Price shall be applied on and after the effective date of such consolidation.

b.

In addition to the events as set forth in Section a., Subsections (i) through (vi) above, in the event that any necessity of adjustment of exercise price (including the Minimum Exercise Price) occurs due to a merger, company split, share exchange or share transfer etc., the exercise price shall be changed to the price that the Board of Directors deems appropriate.

	c.	(i)

The “Market Price” as used in the Adjustment Formula shall be the amount equivalent to the average of the Closing Prices of five (5) consecutive trading days (excluding a day on which the Closing Price is not delivered) immediately before the day on which the Adjusted Exercise Price is to be applied (such average amount shall be calculated to one (1) decimal place and rounded down to the whole yen); provided, if any of the events for adjustment occurs during such five (5) consecutive trading days period, the Adjusted Exercise Price shall be further adjusted according to this Item (8).

(ii)

The “Pre-Adjustment Exercise Price” as used in the Adjustment Formula shall be the exercise price applicable as of the day immediately preceding the day on which the Adjusted Exercise Price is to be applied.

(iii)

The “Number of Issued Common Shares” as used in the Adjustment Formula shall be obtained by adding the number of the issued common shares of the Bank (excluding those held by the Bank) as of the relevant record date (if established) (excluding the number of common shares which are deemed to have been delivered on the relevant record date under Section a., Subsections (i) through (iii)) or as of the day one (1) month before the day on which the Adjusted Exercise Price is to be applied (if the record date is not established), to the number of common shares which are counted as the “Number of Delivered Common Shares” in adjusting the exercise price pursuant to Sections a. and b. above but have not been delivered, less, on or after the day on which the adjustment pursuant to Section a., Subsection (iv)(b) or (c) is first applied with regard to certain Shares etc., With Put Option, the number of the common shares which are counted as the “Number of Delivered Common Shares” in the most recent adjustment pursuant to Section a., Subsections (iii) or (iv) with regard to such Shares etc., With Put Option therefrom.

(iv)

The “Paid-in Amount per One Share” as used in the Adjustment Formula shall be: (a) in the case of Section a., Subsection (i) above, the paid-in cash amount or appropriate appraised price of the contribution other than cash for such issuance or disposition (zero (0) yen, in the case of allotment of shares without contribution); (b) in the case of Section a., Subsections (ii) and (vi) above, zero (0) yen; and (c) in the case of Section a., Subsections (iii) through (v), the amount of the Price (the Modified Price, in the case of Subsection (iv)).

d.

The “Price” in Section a., Subsections (iii) through (v) and Section c., Subsection (iv) shall mean the price obtained by dividing the paid-in amount of the Shares etc., With Put Option or the Shares etc., Subject To Call (with regard to the share acquisition rights, adding thereto the value of the assets to be contributed when exercised), less therefrom the value of assets other than the common shares to be delivered to the holders of the Shares etc., With Put Option or the Shares etc., Subject To Call when they are acquired by the Bank or are exercised, by the number of the common shares to be delivered when such Shares etc., With Put Option or Shares etc., Subject To Call are acquired by the Bank or are exercised.

e.

The “Number of Diluted Common Shares” in Section a., Subsection (v) above, shall mean the number obtained by adding the Number of Issued Common Shares as of the day on which the Adjusted Exercise Price is to be applied (excluding the number of the common shares, which are counted, in relation to the Shares etc., Subject To Call, as the “Number of Issued Common Shares” pursuant to Section c., Subsection (iii) above but have not been delivered), to the number of common shares to be delivered when such Shares etc., Subject To Call are acquired by the Bank.

f.

Notwithstanding the provisions of Section a. Subsections (i) through (iii), in the case where the record date is established with regard to any action provided for in Section a. Subsections (i) through (iii) and that such action is conditioned upon a resolution approving a certain matter at a general meeting of shareholders of the Bank to be held on or after such record date, the Adjusted Exercise Price shall be applied on and after the day immediately following the closing of such general meeting of shareholders at which such approval resolution is adopted.

g.

In adjusting the exercise price, if the difference between the raw figure obtained by the calculation by means of the Adjustment Formula before rounded-down to the whole yen figure and the exercise price before such adjustment is less than one (1) yen, the exercise price shall not be adjusted; provided, if the Adjusted Exercise Price is to be calculated thereafter due to any necessity of adjustment of the exercise price by means of the Adjustment Formula arisen, the amount of the Pre-Adjustment Exercise Price less such amount difference (such amount shall be calculated to two (2) decimal places and rounded down to one (1) decimal place) therefrom shall be used in substitution for the “Pre-Adjustment Exercise Price” in the Adjustment Formula.

(9)	Reasonable Measures
The exercise price provided for in Items (4) through (8) above (including the Clean-Up Call Price provided for in Paragraph 7, Item (2); the same shall apply hereinafter in this Item (9)) shall be construed from the perspective of anti-dilution and equitable treatment between the holders of the different classes of shares. In the event that the calculation of such exercise price comes to be difficult or that the result obtained by the calculation of the exercise price is unreasonable, the Board of Directors of the Bank shall take reasonably necessary measures with regard thereto, including appropriate adjustment of the exercise price.

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(10)	Place of Receipt of Put Option Exercise Claims

Stock Transfer Agency Department,

Head Office Mizuho Trust & Banking Co., Ltd.

2-1 Yaesu 1-chome, Chuo-ku, Tokyo, Japan

(11)	Effectiveness of Exercise of Put Option

The exercise of the put option shall come into effect when the documents necessary for the exercise of the put option are received at the place of receipt of put option exercise claims set forth in Item (10) above.

6.	Call with Cash Consideration

(1)	Call with Cash Consideration

The Bank may acquire all or part of Class-1 preferred shares to the extent permitted by the laws and regulations on the day (the “Acquisition Date”), which is to be separately established after April 1, 2019 by the Board of Directors; provided, the Board of Directors may establish the Acquisition Date only (i) if each Closing Price for each of thirty (30) consecutive trading days ending on the date on which such meeting of the Board of Directors is to be held, is lower than the Minimum Exercise Price; and (ii) if the Bank obtains prior approval from the Financial Services Agency. In the event that the Bank acquires Class-1 preferred shares pursuant to the foregoing, the Bank shall, in exchange for the acquisition, deliver the assets set forth in Item (2) below to Class-1 Preferred Shareholders. If the Bank acquires a part of Class-1 preferred shares, the Bank shall acquire such Class-1 preferred shares from each Class-1 Preferred Shareholder proportionally. A Class-1 Preferred Shareholder may exercise the put option as set forth in Paragraph 5, Item (1) above even after the Acquisition Date is established.

(2)	Assets to be Delivered in Exchange for Acquisition

In exchange for the acquisition of Class-1 preferred shares pursuant to Item (1) above, the Bank shall pay the cash per one (1) Class-1 preferred share, of the amount obtained by adding the Class-1 Preferred Dividend Accrued Amount to the paid-up amount per one (1) Class-1 preferred share (subject to any appropriate adjustment, in the case where a share split, allotment of shares without contribution, consolidation of shares or other event similar to the foregoing has occurred with regard to Class-1 preferred shares), to the Class-1 Preferred Shareholders. For the purpose of this Item (2), in calculating the Class-1 Preferred Dividend Accrued Amount pursuant to Paragraph 3, Item (3) above, the “day on which the residual assets are distributed” and the “Distribution Date” thereof shall be read as the “Acquisition Date.”

7.	Call with Common Shares Consideration

(1)	Call with Common Shares Consideration

The Bank shall acquire on the day (the “Clean-Up Call Date”) immediately following the last day of the Put Option Exercise Period, all of the Class-1 preferred shares, which have not been acquired by the Bank until the last day of the Put Option Exercise Period. In the event that the Bank acquires the Class-1 preferred shares pursuant to the foregoing, the Bank shall, in exchange for the acquisition, deliver to each Class-1 Preferred Shareholder, the common shares of the Bank of the number obtained by dividing the amount obtained by multiplying the paid-up amount per one (1) Class-1 preferred share (subject to any appropriate adjustment, in the case where a share split, allotment of shares without contribution, consolidation of shares or other event similar to the foregoing has occurred with regard to Class-1 preferred shares) by the number of the Class-1 preferred shares held by such Class-1 Preferred Shareholder, by the market price of a common share of the Bank as set forth in Item (2) (the “Clean-Up Call Price”). If the number of the common shares to be delivered to a Class-1 Preferred Shareholder in exchange for the acquisition of the Class-1 preferred shares hereunder includes a fraction of less than one (1) share, the Bank shall handle such fraction pursuant to Article 234 of the Companies Act.

(2)	Clean-Up Call Price

The “Clean-Up Call Price” shall be the amount equivalent to the average of the Closing Prices of common shares of the Bank for each of thirty (30) consecutive trading days commencing on the forty-fifth (45th) trading day preceding the Clean-Up Call Date (such amount shall be calculated to one (1) decimal place and rounded down to the whole yen); provided, if the amount obtained by the foregoing is lower than the Minimum Exercise Price, the Clean-Up Call Price shall be the Minimum Exercise Price.

8.	Share Split / Consolidation of Shares, and Allotment of Shares Without Contribution

(1)	Share Split or Consolidation of Shares

In the event that the Bank is to effectuate a share split or consolidation of shares, the Bank shall effectuate such share split or consolidation of shares at the same time and at the same ratio with respect to each of common shares and Class-1 preferred shares.

(2)	Allotment of Shares Without Contribution

In the event that the Bank is to effectuate an allotment of shares without contribution, the Bank shall allot each class of shares to the holders of such relevant class of shares without contribution, at the same time and at the same ratio with respect to each of common shares and Class-1 preferred shares.

9.	Changes etc., of Laws and Regulation

The Board of Directors of the Bank shall take reasonably necessary measures, in the event that any necessity of change of reading or any technical modification with regard to the provisions of this Exhibit arises, due to the changes etc., of the laws and regulations.

[End of Exhibit]

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3. Outline of the contents provided in each item (except items 5 and 6) of Article 182, Paragraph 1 of Ordinance for Enforcement of the Companies Act as of the date when the Company decided matters provided in Article 298, Paragraph 1 of the Companies Act.

(1)	Items regarding the appropriateness of the consideration of the Merger

a.	Items regarding the appropriateness of the total number and allocation of the consideration of the Merger

(i)	North Pacific Bank, Ltd. (“NPB”) will issue and allocate its common shares to the shareholders of the Company as registered or recorded on the shareholders registry of the Company as of the close of the day immediately prior to the effective date of the Merger (the “Effective Date”) at an allocation ratio of one (1) common share of NPB to one (1) Company’s share (the “Merger Ratio”); provided, however, that NPB will issue and allocate no shares for the Company’s shares held by the Company or NPB.

NPB will newly issue 398,880,349 common shares (an estimated amount based on the financial results as of the end of March, 2012) pursuant to the Merger Ratio and will allocate them to the Company’s shareholders.

(ii)	In establishing the Merger Ratio, with ensuring the fairness and the appropriateness of the Merger as its first priority, the Company asked Daiwa Securities Co., Ltd. (“Daiwa Securities”), a third party institution, to analyze the contents of Class-1 preferred shares issued by NPB and the Merger Ratio, and received the analysis result. Taking fully into account the analysis results from Daiwa Securities and mutually consulting between the Company and NPB, the Company and NPB consider that the Merger Ratio is appropriate.

b.	Reasons to select NPB common shares as the consideration of the Merger

NPB plans to list its common shares on the First Section of Tokyo Stock Exchange and the main market of Sapporo Securities Exchange, which ensures liquidity of NPB’s common shares. Therefore, the Company and NPB consider that NPB common shares are appropriate for the consideration of the Merger.

c.	Items to which the Company gives consideration in order not to harm the Company’s shareholders’ interests.

As mentioned in (1) a (ii) above, with ensuring the fairness and the appropriateness of the Merger as its first priority, the Company asked Daiwa Securities, a third party institution, to analyze the contents of Class-1 preferred shares issued by NPB and the Merger Ratio, and received the analysis result. The Company and NPB established the Merger Ratio in (1) a (i) above after taking fully into account the analysis results from Daiwa Securities and mutually consulting between the Company and NPB.

d.	Items regarding the appropriateness of the amounts of the legal capital and the reserves of NPB.

The amounts of the legal capital, the legal capital reserves and the legal retained earnings of NPB, the surviving company, will not increase nor decrease in the course of the Merger as the Company has all outstanding common shares issued by NPB.

(2)	Reference items for the consideration of the Merger

a.	Articles of Incorporation of NPB

As to the current Articles of Incorporation of NPB, the surviving company, please refer to the part of “Current Articles of Incorporation” in the Schedule “Proposed Amendment to Articles of Incorporation of North Pacific Bank, Ltd.” attached to the Merger Agreement (copy of the original). NPB plans to amend its Articles of Incorporation as described in the part of “Amendment proposal” in the same Schedule on the Effective Date.

b.	Items regarding a measure to liquidate the consideration of the Merger

NPB plans to list its common shares on the First Section of Tokyo Stock Exchange and the main market of Sapporo Securities Exchange on Effective Date. Therefore NPB’s common shares will be transferrable through securities companies etc. throughout the nation on and after Effective Date.

c.	Items regarding the market price of the consideration of the Merger

NPB plans to list its common shares on the First Section of Tokyo Stock Exchange and the main market of Sapporo Securities Exchange on the Effective Date. However, NPB currently does not list its shares on any stock exchanges, and no market price exists concerning the consideration of the Merger.

(3)	Items regarding the appropriateness of the handling of share acquisition rights on this absorption-type-merger

Not applicable.

(4)	Matters regarding financial statements and so forth

a.	Contents of NPB’s financial statements and so forth for the most recent fiscal year

(i)	Business report

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Business Report for the 156th Fiscal Term

(From April 1, 2011 to March 31, 2012)

1. Matters concerning the Bank’s Current Conditions

(1) Business Progress and Results

Main Business Activities of the Group

The Bank conducts deposit operations, lending operations, domestic exchange operations, foreign exchange operations, securities operations, trust operations, credit card operations, and other operations at its main branch, branches, and sub-branches.

Financial and Economic Environment

During the fiscal year under review, the Japanese economy was severely affected by the Great East Japan Earthquake on March, 2011, such as disruption of supply chains but experienced a moderate recovery as a result of early repairing of manufacturing facilities.

As to exports, manufacturing activities recovered because shortage of supply was gradually alleviated. However, export results subsequently remained at a low level due to sluggishness of the global economy and adverse effects of sharp appreciation of yen. Public investment ceased to fall as the supplemental budget for recovery from natural disaster was implemented. Investment in housing was recovering as a result of revival of home ownership support measures. With regard to individual consumption, as a mood of self-restraint faded, automobile sales receiving policy-based supports remained strong, and the amounts of retail sales and service sales including food and travel industries were gradually recovering. Capital investment was improving as repair of devastated facilities and so forth.

With regard to price trends, the prices of corporate goods have been rising as a result of influences from international commodities market conditions. Also, the degree of fall in consumer goods prices has decreased and has remained roughly flat on a year-over-year basis. In the financial sector, short-term interest rates have been low and stable because of the abundant supply of capital from the Bank of Japan. Also, long-term interest rates have declined in the context of Europe’s debt crisis and monetary easing.

Looking next to the Hokkaido economy, a moderate recovery was underway such as gradual recovery of tourism-related business once affected by the Earthquake. Public investment fell because of curtailed budgets by the national government and regional public bodies. Demand for personal consumption was generally weak although the policy-based support worked well for a part of durable consumer goods sales. Housing investment remained low but exceeded the previous year’s levels driven by new construction of single-family homes and condominiums including those for lease. Capital investment increased as a result of investment in higher capacity in manufacturing industries, new construction and extension of medical and welfare facilities and new openings in the retail industry.

Financial Results

It was under this economic environment that the Bank worked to drastically raise efficiency and to bolster marketing abilities. As a result of these efforts, the Bank’s operating results were as set forth below.

(Deposits and Negotiable Certificates of Deposit)

Deposits at the end of the fiscal year were up 248.4 billion yen or 3.68% from the end of the previous fiscal year to 6,993.7 billion yen. Negotiable certificates of deposit at the end of the fiscal year were 134.9 billion yen, and total deposits and negotiable certificates of deposit at the end of the fiscal year were 7,128.7 billion yen, up 4.19% from the end of the previous fiscal year.

(Loans and Bills Discounted)

Loans and bills discounted at the end of the fiscal year were up 199.6 billion yen or 3.81% from the end of the previous fiscal year to 5,428.1 billion yen. The balance of loans to small and medium-sized enterprises, etc. (that total of loans to individuals and small and medium-sized enterprises, etc.) at the end of the fiscal year was 3,478.4 billion yen, 64.08% of the lending total.

(Securities and Trading Securities)

The balance of securities held for investment purposes at the end of the fiscal year was up 32.8 billion yen from the end of the previous fiscal year to 1,528.0 billion yen. Further, the year-end balance of trade in securities held for the purpose of trading was 5.3 billion yen.

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(Profit and Loss)

With respect to profit and loss, ordinary profit was up 19.294 billion yen from the previous fiscal year to 45.559 billion yen. Also, net income was up 11.697 billion yen from the previous fiscal year to 24.136 billion yen.

(Branches)

At the end of the fiscal year, the bank had 188 branches in Hokkaido (including 10 sub-branches) and the Tokyo Branch for a total of 189 branches.

Special Remarks

New issuance of “clover SAPICA”

The Bank, Sapporo Information Network Co., Ltd. and JCB Co,. Ltd. have started to issue “clover SAPICA,” the Bank’s new type of cash and credit card “clover” equipped with an electric money function available for purchasing tickets in the subway operated by City of Sapporo and for shopping at SAPICA affiliated stores.

Holding “Medical Seminar for Citizen”

The Bank held Medical Seminar for Citizens five times in May, June, July and October, 2011 and January, 2012) inviting doctors in Hokkaido University Graduate School of Medicine, including the former director of Hokkaido University Hospital serving as our General Medical Advisor as one of our contribution for local medical care.

Donation for four Hokkaido zoos from “Hokku Fund”

Hokku Fund, established to protect the diversity of wildlife in Hokkaido, made donation to four Hokkaido zoos (one each in Maruyama, Asahiyama, Kushiro and Obihiro). The donees were selected through consultation in Hokku Fund Selection Committee consisting of members from the Company, Hokkaido Government, Hokkaido Environment Foundation and Hokkaido Division of Hokkaido Japanese Association of Zoos and Aquariums in order to clarify the purpose of use and to maintain fairness and transparency.

Start to Handle the Foreign Exchange Business in Kutchan Branch

Kutchan branch of the Bank has firstly started to handle the foreign exchange business among the financial institutions in the areas of Kutchan and Niseko in order to enhance convenience in these areas where many foreigners live and stay, and to respond for expectation from the people living there. This new business has made it possible to handle foreign currencies strongly needed in these areas, to process foreign currency deposits on the same day and to swiftly receive money via overseas remittance.

Environmental Business Support Fund Established

The Bank has firstly established “Environmental Business Support Fund” in Hokkaido specializing in support for environment related businesses. The total amount of this Fund is 300 million yen, and this Fund targets for small corporations in Hokkaido to work for environment protection or to handle the renewable energy. The Bank aims development of such companies, strengthening of their credibility and revitalization of our local economy by the Bank being a shareholder of them.

Holding “Seminar of North Pacific Bank for Expanding in Asia”

The Bank held a seminar for companies and entities interested in Asia, having established rapid economic growth and being highly attracted attention. Japan External Trade Organization lectured about the analysis concerning current expansion by business corporations in Asia, the problems for globalization in, mainly service industries and the precautions in goods sales via internet in China in this seminar.

Implementation of “Invitation Business for Hokkaido Sweets Road”

The Bank implemented Invitation Business for Hokkaido Sweets Road, as a program in Visit Japan program in collaboration with local areas inviting persons in travel magazine press companies and travel companies from China, in alliance with Hokkaido District Transport Bureau, municipal governments, local tourist associations, etc. in order to promote sales of sweets made from agriculture products and so on in Hokkaido as souvenirs for Asian visitors including China for support of tourism promotion in Hokkaido.

Strengthening Alliance with Dalian Bank

The Bank has agreed with Dalian Bank, a regional Chinese bank, to strengthen our alliance in cooperation of business matching, exchange of personnel and financial business in order to share various advantages in both banks and in both banks’ customers through execution of a business corporation agreement, as both being regional banks.

Holding “Information Bazaal in Tokyo 2011”

The Bank holds business meetings to respond customers’ needs for expansion of sales channel for ingredients and foods of Hokkaido. At Information Bazaal in Tokyo 2011, 116 companies participated in and approximately 4,200 persons visited. This Bazaal assembled local resources, under tourism concept in this time, and sent a message for new attractiveness of Hokkaido, including providing regional specialties of foods in various areas of Hokkaido.

I-2-34

“Mortgage with Group Life Insurance ‘Heartful’ (wide-type)” and Group Life Insurance with “Exclusion Clause for Specified Disabilities” Launched

The Bank has started to handle “Mortgage with a group life insurance ‘Heartful’ (wide-type)” which expands the scope of the assured, and the group life insurance with “Exclusion clause for specified disabilities” which excludes specified disabilities from its coverage, both for customers who are unfortunately rejected to purchase the existing group life insurance policy by insurance companies’ assessment because of their health conditions. Handling these group life insurances expanding the scope of the assured enables us to expand the capability to support customers’ construction, purchase of housing and refinancing.

Start to Handle a New Loan for Housing with Care Service for the Elderly

In order to support the operators of rented accommodation registered as housing with case service for the elderly, the Bank has launched a new loan for construction, purchasing or reform rented accommodation registered as housing with case service for the elderly. This is the first loan specialized for housing with case service for the elderly offered by private financial institutions in the country, which offers a preferable interest compared to the ordinary loan for rented accommodation in corresponding to the contents of their business, and also provides supports to draw their business planning.

Issues to be Addressed by the Bank

Although some severe conditions still remains due to adverse effects caused by the Great East Japan Earthquake, Hokkaido economy, where the Bank is based, has gradually recovered. However, the speed of such recovery is slowing down in some sectors.

Facilities investment remains strong as a whole, while the public investment is declining because of contraction of the national and local governments budgets. The recovery in housing investment has become slowed. Consumer consumption partially recovers, however, remains roughly flat as a whole, and the recovery speed of the tourism also becomes slow.

Production remains flat, and employment and income environments are generally severe, while labor supply and demand are gradually improving. Concerning corporate bankruptcies, there is no unusual trend.

Regarding financial situations throughout Hokkaido, deposit outstanding increases, mainly in individual deposits, while lending outstanding slightly declines due to decrease of corporate finance. Lending rates continues to decline.

Under this economic environment, we are aware that issues to be addressed by the Bank include reinforcing earnings ability, achieving steady growth in increased competition, providing accurate, secure, and precise customer service to make the Bank be customers’ partner of choice, and actively contributing to regional economic invigoration.

To address the issues, the Bank has adopted the following five basic action policies.

(1)	Achieve top line earnings by reinforcing financial brokerage services;

(2)	Establishment of close-relationship with customers by reinforcing and developing consulting functions;

(3)	Enhancing efficiency by review of business processes, branch functions and arrangement of personnel;

(4)	Enhancing human resources development and establishing customer satisfaction progress; and

(5)	Reinforce internal controls and address CSR.

All Bank employees will work together to address these issues steadily and will aim to realize its sustainable growth with our customers and the local area, as “The Bank as a Cornerstone for Glorious Growth of Hokkaido” in our corporate identity.

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(2) Assets and Earnings

				(Unit: hundred-million yen)

	FY 2008		FY 2009	FY 2010	FY 2011
Deposits	64,573		67,432	67,453	69,937
Time deposits	25,639		25,501	24,008	23,339
Other	38,933		41,930	43,445	46,598
Loans and bills discounted	49,897		52,428	52,284	54,281
To individuals	16,196		16,348	16,333	16,266
To small and medium-sized enterprises	17,389		18,341	17,972	18,517
Other	16,311		17,738	17,978	19,497
Trading securities	82		81	60	53
Securities	13,750		15,145	14,951	15,280
Government bonds	7,877		8,707	8,354	7,752
Other	5,873		6,438	6,597	7,527
Total assets	72,104		73,687	73,784	76,798
Domestic exchange transactions	1,228,801		1,154,862	1,155,826	1,169,906
Foreign exchange transactions	2,339 million dollars		1,865 million dollars	2,247 million dollars	2,790 million dollars
Ordinary profit (loss)	(254,327 million yen	)	32,235 million yen	26,265 million yen	45,559 million yen
Net income (loss)	(211,628 million yen	)	30,240 million yen	12,439 million yen	24,136 million yen
Net income (loss) per share	(576.80 yen	)	77.59 yen	29.59 yen	61.77 yen

(Notes)	1. The amounts displayed are rounded down to the nearest whole unit.
2. The Bank merged with The Sapporo Bank, Ltd. on October 14, 2008

I-2-36

(3) Employees

	End of current year	End of previous year
Number of employees	3,833	3,887
Average age	41 years and 0 months	40 years and 10 months
Average length of service	15 years and 1 months	14 years and 8 months
Average monthly salary	379,000 yen	381,000 yen

(Notes)	1. The recorded number of employees excludes temporary employees and non-regular staff.
2. The displayed average age, average length of service and average monthly salary are rounded down to the nearest whole unit.
3. The average monthly salary includes over time for the month of March, but does not include bonuses.

	End of current year		End of previous year
	Domestic divisions	International divisions	Domestic divisions	International divisions
Number of employees	3,771	62	3,815	72

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(4) Branches

(a) Number of Branches

	End of current year			End of previous year
Hokkaido	Branches 188	(Sub-branches (10	) )	Branches 189	(Sub-branches (10	) )
Tokyo	1	(—)		1	(—)
Total	189	(10)		190	(10)

Note: In addition to the above, at the end of the fiscal year, the bank had two representative offices (the same as at the end of the previous fiscal year) and 469 automatic teller machine installations not located in branches (compared to 472 locations at the end of the previous fiscal year).

(b) New Branches Opened during the Fiscal Year

Not applicable.

(c) List of Bank Agents

Not applicable.

(d) Bank Agency Businesses Operated by the Bank

Not applicable.

(Notes)

1. This fiscal year we installed automatic teller machines outside of the following branches.

Kushiro Central Branch	Big House Asahimachi Store (Kushiro-shi)
Shinkawa Central Branch	Super Arcs Express (Kita-ku, Sapporo)
Kitami Central Branch	Coach & Four Kitami Store (Kitami-shi)

2. This fiscal year we removed automatic teller machines from outside of the following branches.

Sapporo Station South Gate Branch	Sapporo Center Building (Chuo-ku, Sapporo)
Obihiro Central Branch	Mega Don Quixote Nishiobihiro Store (Obihiro-shi)
Head Office Business Division	Subway Oodorieki Station North Gate (Chuo-ku, Sapporo)
Kitami Central Branch	Kitami City Hall (Kitami-shi)
Nishisen Branch	Nishisen 10-jo (Chuo-ku, Sapporo)
Sapporo Nishi Branch	Nishi 18-chome (Chuo-ku, Sapporo)

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(5) Capital Investment

(a) Total Capital Investment

(Unit: million yen)

Total capital investment	10,691

(b) Main Capital Investment Projects

(Unit: million yen)

Details		Amount
Seismic retrofitting of Hakodate Building	(April 2011)	355
Movement and newly construction of Obihiro Central Branch	(May 2011)	2,487
Interior work at the annex of Higashi Tonden Center	(July 2011)	128
Rebuilding of Kitahiroshima Central Branch	(February 2012)	229
Rebuilding of Nayoro Branch	(February 2012)	253
Repair of the main building of Higashi Tonden Center	(March 2012)	85

(c) Main Facility Sales

(Unit: million yen)

Details		Amount
Sale of land of former Minami 8-jo Warehouse	(September 2011)	101
Sale of land of former Fushiko Branch	(October 2011)	37
Sale of land of former Muroran Central Branch	(March 2012)	37
Sale of land of company-owned housing in Otaru	(March 2012)	125

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(6) Principal Parent Company and Subsidiaries

(a) Parent Company
Company name	Location	Details of major business	Date established	Capital	Ratio of voting rights of the Bank held by parent company	Other
Sapporo Hokuyo Holdings, Inc.	7, Odori Nishi 3-chome, Chuo-ku, Sapporo	Bank holding company	April 2, 2001	73,279 million yen	100%	—
(b) Subsidiaries
Company name	Location	Details of major business	Date established	Capital	Ratio of voting rights of subsidiary held by the Bank	Other
Hokuyo Business Service Co., Ltd.	523 Minami 8-jo Nishi 8-chome, Chuo-ku, Sapporo	Administrative processing for the Bank under contract	July 3, 1998	60 million yen	100%	—
North Pacific, Co., Ltd.	425-1, Minami 7-jo Nishi 2-chome, Chuo-ku, Sapporo	Credit guarantee services	June 28, 1988	100 million yen	4.14%	—

(Notes)	1. The ratios of voting rights are displayed to the second decimal place.

Summary of Main Business Alliances

1.	Through alliances with the 42 member banks of the Second Association of Regional Banks, the Bank provides automated cash withdrawal services (SCS) through reciprocal use of automatic teller facilities.

2.	Through alliances with the 42 member banks of the Second Association of Regional Banks,, six city banks, four trust banks, 64 regional banks, 272 credit unions (including the Shikin Central Bank), 139 credit cooperatives (including the Shinkumi Federation Bank), 785 agricultural cooperatives and marine cooperatives (including the Norinchukin Bank and Shinren), and 14 workers credit unions (including the Rokinren), the Bank provides automated task withdrawal services (MICS) through reciprocal use of automatic teller facilities.

3.	Through alliances with the 42 member banks of the Second Association of Regional Banks, the Bank provides comprehensive funds remittance and other data exchange services with client businesses and multi-bank report services (SDS) such as deposit and withdrawal transaction statements through data transmission methods using ISDN line change network.

4.	Through an alliance with Japan Post Bank Co., Ltd., the Bank provides automated cash withdrawal and deposit services through reciprocal use of automatic teller facilities via the SCS.

5.	Through an alliance with Seven Bank and E-NET, the Bank provides automated cash withdrawal and deposit services to its customers using the automated teller machines the alliance partners.

(7) Business Transfers

Not applicable.

(8) Other Material Matters Relating to the Bank

Not applicable.

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2. Corporate Officers (Directors and Corporate Auditors)

(1) Corporate Officers

(As of the end of the fiscal year)

Name	Title and area of responsibility	Important concurrent positions	Other
Iwao Takamuki	Chairman	Chairman, Sapporo Hokuyo Holdings, Inc.

Ryuzo Yokouchi	President (representative director) Responsible for Secretarial Office and Auditing Division	President, Sapporo Hokuyo Holdings, Inc. (representative director)

Junji Ishii	Deputy President (representative director), General Manager of Business Promotion Division and responsible for International Division and Capital and Securities Division.	Deputy President, Sapporo Hokuyo Holdings, Inc. (representative director)

Ryu Shibata

Deputy President (representative director), General Manager of Operation Management and Risk Management.

Responsible for Legal Compliance Division and Systems Division.

Responsible for the plan for strengthening of management.

Deputy President, Sapporo Hokuyo Holdings, Inc. (representative director)

Toshimi Ozawa	Managing Director Responsible for Business Management Division and Administrative Headquarters

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(As of the end of the fiscal year)

Name	Title and area of responsibility	Important concurrent positions	Other
Mineki Sekikawa	Managing Director Senior Deputy General Manager of Business Promotion Division and responsible for Market Development Division and Regional Industry Support Division	Director, Sapporo Hokuyo Holdings, Inc.

Ryoji Mizushima	Managing Director Responsible for Human Resources Division and General Affairs Division	Director, Sapporo Hokuyo Holdings, Inc.

Tsukasa Takigawa	Director Responsible for First Financing Division (Administrative Improvement Support Office), and Second Financing Division

Eisaku Nakamura

Director

Senior Deputy General Manager of Business Promotion Division and responsible for Corporate Customer Division (General Manager of Corporate Customer Division, delegated) and Retail Division.

Special assignment for transaction promotion with small and medium-sized enterprises

Yuji Nagashima	Director General Manager of Head Office Business Division, delegated.

Fumiyo Fujii	Director Responsible for the holding company	Director and Secretary General of Sapporo Hokuyo Holdings, Inc.

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(As of the end of the fiscal year)

Name	Title and area of responsibility	Important concurrent positions	Other
Satoru Arai	Director Responsible for Operation Management (General Manager of Operation Management Division, delegated) and promotion of costs reduction

Noboru Arashida	Full-time Corporate Auditor (outside officer)

Hisao Ooba	Full-time Corporate Auditor	Part-time Corporate Auditor, Sapporo Hokuyo Holdings, Inc.

Yasumitsu Ooi	Corporate Auditor	Full-time Corporate Auditor, Sapporo Hokuyo Holdings, Inc.	Has been responsible for accounting work in the Bank for many years, and possesses considerable knowledge concerning finances and accounting.

Nobuhiko Tanabe	Corporate Auditor (outside officer)	Attorney (Partner) with Tanabe & Partners Outside corporate auditor of Kyokuto Boeki Kaisha, Ltd.

Jiro Yoshino			Retired as director on June 23, 2011

Takashi Fujisawa			Retired as director on June 23, 2011

Youichi Azuma			Retired as director on June 23, 2011

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(Reference) The Bank introduced an executive officer system on June 1, 2004. The title, name, responsibilities of each executive officer are set forth in the following table.

(As of the end of the fiscal year)

Name	Title	Area of responsibility
Hideki Kambayashi	Managing Executive Officer	Risk Control Division (General Manager of Risk Control Division, delegated)

Junji Kusumoto	Managing Executive Officer	Senior Deputy General Manager of Human Resources Division, delegated

Ryosuke Kobayashi	Managing Executive Officer	Senior Deputy Manager of Business Promotion Division Public Finance Division (General Manager of Public Finance Division, delegated)

Yukihiro Shimomura	Managing Executive Officer	First Financial Division (except Administrative Improvement Support Office)

Hidehiko Oumi	Managing Executive Officer	General Manager of Tokyo Branch, delegated

Shinji Takashima	Executive Officer	General Manager of Sapporo Business Division

Hiroshi Fukumura	Executive Officer	General Manager of Kushiro Central Branch

Mitsuru Oketani	Executive Officer	General Manager of Obihiro Central Branch

Hideharu Emoto	Executive Officer	Senior Deputy Manager of Regional Industry Support Division, delegated

Yoshinori Fuse	Executive Officer	Senior Deputy Manager of Head Office Business Division

Masayuki Takahashi	Executive Officer	General Manager of Hakodate Central Branch

Chiaki Mizuguchi	Executive Officer	General Manager of Asahikawa Central Branch

Masaru Otani	Executive Officer	Senior Deputy Manager of Regional Industry Support Division, delegated

Suteshige Ikeda	Executive Officer	Senior Deputy Manager Regional Industry Support Division, delegated

Osamu Murai	Executive Officer	General Affairs Division (General Manager of General Affairs Division, delegated)

Takanari Tsukami	Executive Officer	Regional Industry Support Division (General Manager of Regional Industry Support Division, delegated)

Yoshiyuki Haraguchi	Executive Officer	Administrative Headquarters (General Manager of Administrative Headquarters, delegated)

Minoru Nagano	Executive Officer	Business Promotion Division (General Manager of Business Promotion, delegated)

Takashi Harada	Executive Officer	Senior Deputy General Manager of Administrative Headquarters, delegated

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(2) Compensation to Corporate Officers

(Unit: million yen)

Section	Number of persons receiving compensation	Compensation
Directors	15	145
Corporate auditors	4	37
Total	19	183

(Notes)	1. “Compensation” does not include the 0 million yen of compensation received as manager or other employee in cases where a corporate officer concurrently serves as a manager or other employee.
2. The maximum amount of compensation to corporate officers specified by the general meeting of shareholders is 204 million yen (156 million yen to directors, 48 million yen to corporate auditors)
3. We paid 10 million yen in retirement payments to retired directors, which is not included in the aforementioned compensation.

3. Outside Officers

(1) Concurrent Positions of Outside Officers and Other Circumstances

Name	Concurrent Positions; Other
Nobuhiko Tanabe	Attorney (Partner) with Tanabe & Partners Outside Corporate Auditor for Kyokuto Boeki Kaisha, Ltd.

(Note)

1.      The Sapporo Hokuyo Holdings, Inc., a parent company of the Bank, has executed a legal advisory agreement with Katsuhiko Tanabe, Esq. (a brother of Mr. Nobuhiko Tanabe) and Kazuyuki Nakanishi, Esq., both with Tanabe & Partners.

2. The Bank has no relationship disclosed with Kyokuto Boeki Kaisha, Ltd.

(2) Principal Activities of Outside Officers

Name	Term of Office	Attendance at Board of Directors Meetings	Statements and other activities at Board of Directors meetings

Noboru Arashida	Two year and nine months	Attended all 13 meetings of the Board of Directors held during the fiscal year. Also attended all 9 meetings of the Board of Corporate Auditors held during the fiscal year.	Made statements by using his experience and perspective as Deputy Governor of Hokkaido

Nobuhiko Tanabe	Four years and nine months	Attended 10 of the 13 meetings of the Board of Directors held during the fiscal year. Also attended 7 of the 9 meetings of the Board of Corporate Auditors held during the fiscal year.	Made statements by using his experience and perspective as an attorney and administrator of a law firm.

(3) Agreements Limiting Liability

Not applicable.

I-2-45

(4) Compensation to Outside Officers

(Unit: million yen)

	Number of persons receiving compensation	Compensation from the Bank	Compensation from the Bank’s parent company
Total Compensation	2	21	—

(5) Opinions of Outside Officers

Not applicable.

4. Matters relating to Bank Shares

(1) Number of Shares

Total number of authorized shares	1,450,000,000 shares
Total number of shares issued
Common shares	366,898,000 shares
Class-1 preferred shares	200,000,000 shares
Total	566,898,000 shares

(2) Number of Shareholders at the End of the Fiscal Year

Common shares	1 shareholder
Class-1 preferred shares	1 shareholder
Total	2 shareholders

(3) Principal Shareholders

Name	Investment in the Bank
	Number of shares held		Percentage of shares held
	Common Shares	Class-1 Preferred Shares	Common Shares	Class-1 Preferred Shares
Sapporo Hokuyo Holdings, Inc.	366,898,000 shares	—	100%	—
The Resolution and Collection Corporation	—	200,000,000 shares	—	100%

(Note) The displayed numbers of shares held are rounded down to the nearest thousand shares.

5. Matters relating to Share Acquisition Rights of the Bank

Not applicable.

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6. Matters relating to Accounting Auditors

(1) Status of Accounting Auditors

(Unit: million yen)

Name		Compensation Paid During the Fiscal year	Other
KPMG AZSA LLC		58

Details of non-auditing services

Third-party evaluation relating to the center movement project and external investigation relating to comprehensive inspection of system risks. (Amount of compensation: 4 million yen)

Designated Limited Liability Partner	Hideyuki Hayashi
Designated Limited Liability Partner	Hideaki Akita
Designated Limited Liability Partner	Hideyuki Kobayashi

(2) Agreements Limiting Liability

Not applicable.

(3) Other Matters Relating to Accounting Auditors

The decision-making policy at the Board of Directors or the Board of Corporate Auditors on dismissal or rejection of reappointment of accounting auditors is as follows.

(a)	The Company’s Policy is for the Board of Directors to submit a proposed resolution to the general meeting of shareholders concerning dismissal or rejection of reappointment of accounting auditors if either of the following circumstances applies.

a.	In the case where a request is made to the general meeting of shareholders to dismiss or reject reappointment of the accounting auditors from the Board of Corporate Auditors pursuant to Article 344, Paragraph 2(2) or (3) or Article 344, Paragraph 3 of the Companies Act.

b.	In the cases specified in each item of Article 340, Paragraph 1 of the Companies Act or in the case where a determination is made that dismissal or rejection of reappointment of the accounting auditors is necessary based on comprehensive consideration of such factors as the accounting auditors’ abilities, independence, and quality control, only if the Board of Corporate Auditors consents to the proposed resolution of the general meeting of shareholders in each case.

(b)	The Board of Corporate Auditors Policy concerning Dismissal or Rejection of Reappointment of Accounting Auditors is as follows.

a.	In the cases specified in each item of Article 340, Paragraph 1 of the Companies Act or in the case where a determination is made that dismissal or rejection of reappointment of the accounting auditors is necessary based on comprehensive consideration of the accounting auditors’ abilities, independence, quality control, and so on, a request will be made to the Board of Directors to submit to the general meeting of shareholders a proposed resolution concerning dismissal or rejection of reappointment of the accounting auditors.

b.	In the case where a director makes a proposal to the effect that it is necessary to dismiss or reject reappointment of the accounting auditors, a decision will be made whether or not to consent to the proposal based on comprehensive consideration of the matters set forth in the preceding item.

c.	In the case where the circumstances specified in each item of Article 340, Paragraph 1 of the Companies Act occur and dismissal of the accounting auditors by convening a general meeting of shareholders is not appropriate, the Board of Corporate Auditors will dismiss the accounting auditors with the unanimous consent of the corporate auditors. In this case, the corporate auditor selected by the Board of Corporate Auditors shall report at the first general meeting of shareholders convened after the dismissal the fact of the dismissal and the reasons therefor.

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7. Basic Policies concerning Persons who Control Determination of Policies Regarding Finances and Business

Not applicable.

8. Systems for Ensuring Proper Operations

With regard to systems for ensuring proper operations by the Bank, details of the Basic Policy on Internal Controls adopted by the Board of Directors are set forth below.

Basic Policy on Internal Control Systems

The Bank has established the following systems to ensure proper operations in accordance with the Companies Act and the Companies Act Enforcement Regulations.

(1)	Systems for Ensuring Compliance with Laws and Regulations and the Articles of Incorporation in the Execution of Duties by Directors and Employees

(a)	Based on awareness that compliance is a top-priority management issue, the Bank adopted provisions concerning compliance in its legal compliance rules, established explicit provisions concerning “firm confrontation of anti-social forces and resolute refusal of all improper demands,” and fosters organizational operations and a corporate culture of compliance with laws and regulations and internal rules. In addition, representative directors and directors repeatedly convey the importance of legal compliance to officers and employees to establish compliance is a fundamental premise of all Bank activities.

(b)	Each fiscal year, the Bank’s Board of Directors establishes a compliance program of priority issues to be addressed and works to enhance compliance preparedness.

(c)	A Legal Compliance Division was established within the Bank as a compliance oversight organization, and the Division coordinates and manages compliance throughout the Bank. Also, a Compliance Committee established pursuant to rules on legal compliance deliberates on compliance issues to enhance compliance.

(d)	The Audit Division performs audits of legal compliance. The Division periodically reports the results of its audits to the Board of Directors and the corporate auditors.

(e)	If an officer or employee discovers conduct that may be in violation of laws or regulations, the officer or employee can use an internal reporting system to report immediately to a headquarters level organization such as the Legal Compliance Division or an outside consulting institution through an attorney to maintain legal compliance, and endeavor to ensure compliance with laws and regulations.

(f)	In order to eliminate anti-social forces, the refusal of transactions with antisocial forces is specified as a compliance measure in the Compliance Manual and other rules, and the Bank works in concert with the Group. In addition, the Legal Compliance Division oversees the Bank as a whole.

(g)	Pursuant to the Group management principles, the Bank is aware that protecting the interests and assets of customers and improving customer convenience are key management issues, and the Bank strives to conduct proper business operations.

(h)	The Bank makes timely and proper information disclosures in accordance with Group management principles to gain the confidence of stakeholders and markets.

(2)	Systems for Maintaining and Managing Information Relating to the Execution of Duties by Directors

The general manager of the Secretarial Division is responsible for maintaining and managing information relating to the execution of duties by directors, and the general manager prepares, maintains, and manages written or electronic records of information relating to the execution of duties by directors in accordance with document management rules prepared by the general manager. Directors and corporate auditors are able to examine the documents retained in accordance with the document management rules at all times.

(3)	Rules and Other Systems regarding Management of Risk of Loss

(a)	The Bank has adopted comprehensive risk management policies and comprehensive risk rules and established rules concerning risk management systems. The Bank established the Risk Management Committee to perform bank-wide risk management and conducts centralized risk management to reinforce and enhance risk management systems.

(b)	In order to conduct integrated management of the various risks that the Bank faces, the Risk Management Committee meets monthly to identify the status of the major risks including credit risks, market risks, liquidity risks, and operational risks and to discuss matters relating to the Bank’s risk management policies and the development of risk management systems.

a.	Credit risks

Credit risk refers to the risk of a decline in asset value or loss of assets as a result of deterioration of and obligor’s financial position or ability to pay. The Bank addresses overall credit risks by appropriately managing its portfolio and identifies and verifies its assessment standards and write-off and reserve standards etc.

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b.	Market risks

Market risk relates to the risk of changes or loss in the value of assets and liabilities (including off-balance sheet assets and liabilities) caused by changes in market risk factors such as interest rates, exchange rates, and securities prices. It also concerns the risk of change or loss of earnings generated by assets and liabilities. The Bank identifies the market risk quantum of its assets and liabilities on a monthly basis using indicators such as VaR to manage and control risks.

c.	Liquidity risks

Liquidity risks include cash flow risks such as difficulty in securing necessary funds as a result of mismatches in the timing of investment and procurement or unexpected cash outflows as well as market liquidity risks such as an inability to trade as a result of market confusion or other factors. The Bank constantly monitors various indicators such as cash position and available funds and conducts appropriate operations in responses to the market environment.

d.	Operational risks

Operational risks cover a wide range of risks including administrative risks, system risks, legal risks, tangible asset risks, and human risks. The Bank identifies various risks that could potentially arise while performing operations, takes preventive measures, and works to create robust systems that will minimize harm in the event that a risk occurs.

(c)	The Bank established the Risk Control Division as an oversight organization for risk management systems. The Division conducts oversight and management of risks throughout the Bank, while the Risk Management Committee established pursuant to the Comprehensive Risk Management Rules deliberates on and works to enhance risk management systems.

(d)	The Audit Division conducts audits of the status of risk management within the Bank. The Division periodically reports the results of its audits to the Board of Directors and the corporate auditors.

(e)	The Bank’s Board of Directors and Board of Corporate Auditors monitor operations and establish internal control systems including risk management systems.

(4)	Systems for Ensuring the Efficient Execution of Duties by Directors

The Bank established the following management systems to ensure the efficient execution of duties by directors.

(a)	The Bank adopted operational, authority, and decision-making rules in accordance with the Organizational and Authority Rules established by the Board of Directors.

(b)	The directors involved in the performance of operations are limited and efforts are made to perform dynamic operations. Also, executive officers are selected from among the personnel as necessary and operational decision making and execution authority is granted to them.

(c)	The Bank adopts business plans in accordance with the medium-term management plan adopted by the Board of Directors, and periodic reports concerning the status of attainment of targets are made to the Board of directors.

(5)	Systems for Ensuring Appropriate Operations by the Corporate Group Comprising the Bank and its Parent Company and Subsidiaries

(a)	The Bank’s parent company Risk Management Committee overseas internal control systems throughout the Group.

(b)	With respect to important operational decisions by the Bank’s subsidiaries, the Bank established rules concerning management of the subsidiaries and created systems for managing subsidiaries and receiving reports from them.

(c)	The Bank conducts periodic audits of its subsidiaries and affiliates pursuant to audit agreements and provides advice and guidance concerning proper operations and management status.

(d)	In order to eliminate anti-social forces, the Bank put a director in charge and established a Response Oversight Division. The Compliance Manual is distributed to all officers and employees, and the manual explains proper responses to anti-social forces, contact systems for use in the event an incident occurs, branch response guidelines and preparedness, and so on.

The Response Oversight Division created a database from information relating to anti-social forces collected at branches and shares the information. The Division periodically reports to the Board of Directors and other bodies, and when necessary receives instructions from the Board of Directors and other bodies. Close ties are maintained with the police and attorneys in preparation for improper demands, and systems are in place for immediate responses.

(6)	Matters regarding Employees Who Assist the Execution of Duties by Board of Corporate Auditors When Board of Corporate Auditors Request Assignment of Such Employees

The Bank established the Corporate Auditor Office and staffed it with personnel who possess the abilities and knowledge to verify operations. The Office supports audit operations.

(7)	Systems for Ensuring the Independence from Directors of the Employees Specified in the Preceding Paragraph

Matters relating to transfers, personnel evaluations, and bonus determination with regard to employees assigned to the Corporate Auditor Office require the consent of the full-time corporate auditor in order to maintain the independence of those employees.

I-2-49

(8)	Systems for Directors and Employees to Report to Corporate Auditors and Other Systems for Reporting to Corporate Auditors

The corporate auditors specify separately matters that officers and employees must report to the corporate auditors, those matters are made known to directors and employees, and directors and employees comply.

(9)	Other Systems for Ensuring the Effectiveness of Auditing by Corporate Auditors

The Bank established the following systems for ensuring the effectiveness of auditing by corporate auditors.

(a)	The representative directors and corporate auditors periodically meet to engage in discussions and exchange opinions.

(b)	A liaison committee was established to enhance collaboration between the corporate auditors and the accounting auditors and for the periodic exchange of information.

(c)	Liaison meetings are held periodically with the Bank’s Internal Audit Division to exchange information and opinions.

9. Matters Relating to Accounting Counselors

Not applicable.

I-2-50

(ii) Financial Statements etc.

1. Non-Consolidated Balance Sheet for the 156th Fiscal Term

(from April 1, 2011 to March 31, 2012)

(Unit: million yen)

Item	Amount
(Assets)
Cash and due from banks	316,112
Cash	87,582
Due from banks	228,530
Call loans	197,734
Monetary claims bought	16,104
Trading securities	5,349
Trading government bonds	2,520
Trading local bonds	2,828
Money held in trust	1,342
Securities	1,528,009
Government bonds	775,299
Local government bonds	177,485
Corporate bonds	255,706
Stocks	81,323
Other securities	238,194
Loan and bills discounted	5,428,137
Bills discounted	44,601
Loans on bills	376,673
Loans on deeds	4,362,567
Overdrafts	644,294
Foreign exchange	1,831
Due from foreign banks	1,454
Foreign bills bought	305
Foreign bills receivable	70
Other assets	68,150
Prepaid expenses	50
Accrued income	6,766
Financial derivatives	12,430
Other assets	48,902

(Liabilities)
Deposits	6,993,754
Current deposits	338,965
Ordinary deposits	4,003,969
Saving deposits	207,364
Deposits at notice	12,109
Time deposits	2,333,391
Installment savings	551
Other deposits	97,401
Negotiable certificates of deposit	134,996
Borrowed money	120,944
Loans payable	120,944
Foreign exchange	14
Foreign bills sold	0
Foreign bills payable	14
Other liabilities	49,296
Income taxes payable	413
Accrued expenses	4,608
Unearned revenue	3,272
Reserve for interest on installment savings	3
Financial derivatives	12,692
Lease obligations	2,242
Other liabilities	26,064
Reserve for bonuses	1,445
Reserve for retirement payments	3,115
Reserve for reimbursement of deposits	1,149
Reserve for point card certificates	220
Deferred tax liabilities from land revaluation	4,431
Acceptances and guarantees	52,856

Total liabilities	7,362,224

I-2-51

(Unit: million yen)

Item	Amount
Tangible fixed assets	96,615
Buildings	42,338
Land	46,578
Lease assets	2,242
Construction suspense account	11
Other tangible fixed assets	5,444
Intangible fixed assets	11,102
Software	10,543
Other intangible fixed assets	558
Deferred tax assets	28,141
Customers’ liabilities for acceptances and guarantees	52,856
Reserve for bad debts	(71,632)

Total assets	7,679,855

(Net assets)
Legal capital	121,101
Capital surplus	80,513
Legal capital reserves	50,001
Other capital surplus	30,512
Retained earnings	64,596
Legal retained earnings	670
Other retained earnings	63,926
Reserve for advanced depreciation of fixed assets	968
Retained earnings brought forward	62,957
Total shareholders’ equity	266,211
Valuation difference on available-for-sale securities	44,337
Deferred gains or losses on hedges	(349)
Revaluation reserve for land	7,432
Total valuation and translation adjustments	51,419

Total net assets	317,631

Total of liabilities and net assets	7,679,855

I-2-52

2. Non-Consolidated Income Statement for the 156th Fiscal Term

(From April 1, 2011 to March 31, 2012)

(Unit: million yen)
Item	Amount
Ordinary income		141,434
Interest income	98,998
Interest on loans and bills discounted	82,775
Interest and dividends on securities	15,676
Interest on call loans	250
Interest on deposits with banks	75
Other interest income	220
Fees and commissions	23,511
Fees and commissions on domestic and foreign exchanges	8,447
Other fees and commissions	15,063
Other operating income	6,734
Gains of foreign exchange transactions	309
Gains on trading account securities transactions	29
Gains on sales of bonds	5,810
Gains on redemption of bonds	35
Income from derivatives other than for trading or hedging	548
Other	0
Other ordinary income	12,190
Gains on reversal of reserve for bad debts	9,225
Income from recovery of bad debts	177
Gains on sales of stocks and other securities	324
Gains on money held in trust	7
Other ordinary income	2,454

I-2-53

(Unit: million yen)

Item	Amount
Ordinary expenses		95,875
Funding expenses	6,673
Interest on deposits	2,741
Interest on negotiable certificates of deposit	250
Interest on call money	0
Interest on payables under securities lending transactions	1
Interest on borrowed money	3,357
Interest on interest swaps	315
Other interest expenses	5
Fees and commissions expenses	8,782
Fees and commissions on domestic and foreign exchange	1,319
Other fees and commissions	7,462
Other	768
Loss on sales of bonds	712
Loss on devaluation of bonds	56
Operating expenses	76,594
Other ordinary expenses	3,056
Loan losses	144
Loss on sale of stocks and other securities	685
Loss on devaluation of stocks and other securities	4
Loss on investments in money held in trust	6
Other ordinary expenses	2,216

Ordinary profit		45,559
Extraordinary profit		20
Gain on disposal of fixed assets	20
Special loss		3,676
Loss on disposal of fixed assets	696
Impairment loss	2,980

Net income before tax		41,902
Income taxes-current	95
Income taxes-deferred	17,671
Total income taxes		17,766

Net income		24,136

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3. Non-Consolidated Statement of Changes in Shareholders’ Equity for the 156th Fiscal Term

(From April 1, 2011 to March 31, 2012)

(Unit: million yen)

Item	Amount
Shareholders’ equity
Legal capital
Balance at the start of current period	121,101
Change during current period
Total change during current period	—
Balance at end of current period	121,101
Capital surplus
Legal capital reserves
Balance at the start of current period	50,001
Change during current period
Total change during current period	—
Balance at end of current period	50,001
Other capital surplus
Balance at the start of current period	30,512
Change during current period
Total change during current period	—
Balance at end of current period	30,512
Total capital surplus
Balance at the start of current period	80,513
Change during current period
Total change during current period	—
Balance at end of current period	80,513
Retained earnings
Legal retained earnings
Balance at the start of current period	354
Change during current period
Dividends from surplus	316
Total change during current period	316
Balance at end of current period	670
Other retained earnings
Reserve for advanced depreciation of fixed assets
Balance at the start of current period	892
Change during current period
Deposits in reserve for advanced depreciation of fixed assets	75
Total change during current period	75
Balance at end of current period	968
Retained earnings brought forward
Balance at the start of current period	40,320
Change during current period
Dividends from surplus	(1,898)
Net income for the current period	24,136
Deposits in reserve for advanced depreciation of fixed assets	(75)
Reversal of revaluation reserve for land	474
Total change during current period	22,636
Balance at end of current period	62,957
Total retained earnings
Balance at the start of current period	41,567
Change during current period
Dividends from surplus	(1,582)
Net income for current period	24,136
Reversal of revaluation reserve for land	474
Total change during current period	23,028
Balance at end of current period	64,596
Total shareholders’ equity
Balance at the start of current period	243,182
Change during current period
Dividends from surplus	(1,582)
Net income for current period	24,136
Reversal of revaluation reserve for land	474
Total change during current period	23,028
Balance at end of current period	266,211

I-2-55

(Unit: million yen)

Item	Amount
Valuation and translation adjustments
Valuation difference for available-for-sale securities
Balance at the start of current period	51,256
Change during current period
Changes of items other than shareholders’ equity during current period (net)	(6,919)
Total change during current period	(6,919)
Balance at end of current period	44,337
Deferred gains or losses on hedges
Balance at the start of current period	(469)
Change during current period
Changes of items other than shareholders’ equity during current period (net)	120
Total change during current period	120
Balance at end of current period	(349)
Revaluation reserve for land
Balance at the start of current period	7,272
Change during current period
Changes of items other than shareholders’ equity during current period (net)	159
Total change during current period	159
Balance at end of current period	7,432
Total valuation and translation adjustments
Balance at the start of current period	58,059
Change during current period
Changes of items other than shareholders’ equity during current period (net)	(6,639)
Total change during current period	(6,639)
Balance at end of current period	51,419

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(Unit: million yen)

Item	Amount
Total net assets
Balance at the start of current period	301,241
Change during current period
Dividends from surplus	(1,582)
Net income for the current period	24,136
Reversal of revaluation reserve for land	474
Changes of items other than shareholders’ equity during current period (net)	(6,639)
Total change during current period	16,389
Balance at end of current period	317,631

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4. Notes to the Non-consolidated Financial Statements

Reported amounts are rounded down to the nearest million yen.

Significant Accounting Policies

1.	Valuation Standards and Methods for Trading Securities

Trading securities are valued using the market price method (The cost of securities sold is computed primarily based on the moving average method).

2.	Valuation Standards and Methods for Securities

(1)	Stocks in subsidiaries and subsidiary corporations etc. and stocks in affiliated companies etc. are stated at the cost method based on the moving average method. Regarding other securities, securities having a fair value are stated using the market price method (the cost of securities sold is computed primarily based on the moving average method.) based on the market price etc. at the financial settlement date (in case of stocks and beneficiary certificates with market prices, the average market price for the one month prior to the financial settlement date) and securities whose fair value is considered extremely difficult to determine are stated at the cost method based on the moving average method. Valuation differences for other securities are reported as a component of shareholders’ equity.

(2)	Securities comprising the trust assets in money held in trust are stated using the same methods as 1 and 2(1) above.

3.	Valuation Standards and Methods for Derivatives

Derivatives are stated using the market price method.

4.	Depreciation Method for Fixed Assets

(1)	Tangible fixed assets (excluding lease assets)

The declining balance method is used for fixed assets (However, for buildings acquired on or after April 1, 1998 (excluding equipment inside buildings) the straight line method is used).

Primary service lives are as follows.

Buildings and structures	5-50 years

Other	2-20 years

(2)	Intangible fixed assets (excluding lease assets)

Intangible fixed assets are depreciated using the straight line method. Software used by the Company is depreciated using the straight line method based on an in-house service life of 5 years.

(3)	Lease Assets

Lease assets classified as “tangible fixed assets” pertaining to finance lease transactions where there is no transfer of ownership are depreciated using the straight line method based on the assumption that the useful life equals the term of the lease. When there is a provision in the lease contract guaranteeing the residual value, the amount of that residual value guarantee is used as the residual value; otherwise the residual value is considered zero.

5.	Standard for Translation of Foreign Currency Denominated Assets and Liabilities into Japanese Yen

Foreign currency denominated assets and liabilities are primarily stated using the yen conversion rate based on the foreign exchange rates in effect on the financial settlement date.

6.	Standards for Reserves

(1)	Reserve for bad debts

Reserve for bad debts is recognized as set forth below based on pre-established write-off and reserve standards.

For claims that fall under claims of a normal debtor or claims requiring caution as defined under the “Practical Guidelines for the Audit of the Self-assessment of Assets and of the Write Off of Bad Debts and of Reserves for Bad Debts by Banks and Other Financial Institutions” (Report No. 4 of the Special Committee for the Audit of Banks etc. of the Japanese Institute of Certified Public Accountants), an amount is reserved based on the historical uncollectible percentage calculated from the respective actual uncollectible amounts over a specific past period. For claims of debtors for which there is concern of bankruptcy that portion of the balance remaining after deducting (x) the amount expected to be realizable from the liquidation of security and the amount expected to be collectible from guarantees from (y) the amount of the receivable is reserved as necessary. For bankrupt debtor claims or substantially bankrupt debtor claims, the balance remaining after deducting (x) the amount expected to be realizable from the liquidation of security and the amount expected to be collectible from guarantees from (y) the amount of the receivable is reserved.

For all receivables the relevant business unit conducts an asset assessment based on the self-assessment standards for the asset; the asset audit unit, which is independent from the business unit, audits the assessment result and the above reserve is made based on the assessment result.

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(2)	Reserve for bonuses

In order to provide for payment of employee bonuses, the amount pertaining to the fiscal year under review of the estimated payments of bonuses to employees is recognized.

(3)	Reserve for retirement payments

In order to provide for retirement benefits of employees, the necessary amount based on the estimated retirement benefit obligations and pension assets at the end of the fiscal year under review is recognized. Prior service obligations and unrecognized actuarial gains and losses are treated as follows.

Prior service obligations

Amortized as incurred using the straight line method over periods (10 years) which are shorter than the average remaining years of service of the employees when they occur.

Actuarial gains or losses

Amortized in total in the year following the year in which they occur

However, actuarial gains and losses which previously occurred at the former Sapporo Bank, Ltd. are amortized proportionally from the year following the year in which the gains and losses occurred by the straight line method over periods (10 years) which are shorter than the average remaining years of service of the respective employees in the year in which they occurred.

The variance arising at the time of the change of the accounting standards of the former Sapporo Bank, Ltd. is being amortized proportionally over 15 years.

(4)	Reserve for reimbursement of deposits

In order to provide for claims from depositors for withdrawal of deposits which ceased to be recorded as liabilities, the amount which is considered necessary based on an estimate of future claims for withdrawal is recorded as the reserve for reimbursement of deposits.

(5)	Reserve for point card certificates

In order to provide for the cost of the future use of points under “clover” cards (integrated cash and credit IC cards), after converting to a monetary amount granted but unused points, the portion of that amount considered necessary based on projected future use is recorded as the reserve for point card certificates.

7.	Lease Transactions

Finance lease transactions not involving transfer of ownership commencing before April 1, 2008 are accounted for based on methods applicable to ordinary rental transactions.

8.	Hedge Accounting Methods

The accounting method for hedges of interest rate risk arising from financial assets and liabilities is the deferred hedge method as stipulated in the “Accounting and Audit Treatment in Regard to the Application of the Accounting Standards for Financial Instruments in Banks” (Industry Audit Committee Report No. 24 of the Japanese Institute of Certified Public Accountants, referred to below as “Industry Audit Committee Report No. 24”). The evaluation of effectiveness of hedges to offset market volatility is, classifying the hedged items such as deposits and loans etc. and hedging instruments such as interest rate swaps etc. according to their remaining terms, implemented in each such category.

9.	Accounting Treatment of Consumption Taxes etc.

The tax-exclusion method is used to account for consumption tax and local consumption taxes.

Additional information

In terms of changes in accounting policies and correction of errors contained in reports on and after the beginning of the fiscal year under review, the “Accounting Standard for Accounting Changes and Error Corrections” (Accounting Standard Board of Japan Standards No.24, December 4, 2009) and the “Guidance on Accounting Standard for Accounting Changes and Error Corrections” (Accounting Standard Board of Japan Guidance No.24, December 4, 2009) have been applied hereto. Gains on reversal of reserves for bad debts and income from recovery of bad debt recovered in the fiscal year under review are recognized in other ordinary income pursuant to the “Practical Guidance concerning Accounting for Financial Instruments” (Accounting Practice Committee Report No.24 of the Report of the Japanese Institute of Certified Public Accountants).

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Notes

(Non-consolidated balance sheet)

1.	Total stocks and investment in affiliated companies 937 million yen

2.	Of total loans and bills discounted, bankrupt debtor claims are 24,458 million yen and delinquent claims are 118,706 million yen.

Bankrupt debtor claims are defined as those loans and bills receivable among loans and bills discounted for which accrued interest is no longer recorded because there is no longer a prospect for the collection or payment of principal or interest due to the delay in the payment of interest and/or principal having continued for a considerable period or for other reasons (excluding the portion that has already been written off, referred to below as “non-earning loans”) with respect to which an event listed in Article 96(1)(iii)(a-e) or (iv) of the Order for Enforcement of the Corporation Tax Act (Cabinet Order No. 97 of 1965) has occurred.

Delinquent claims are loans and bills discounted defined as non-earning loans other than bankrupt debtor claims and loans and bills discounted for which the payment of interest has been deferred for the purpose of the business restructuring or the support of the debtor.

3.	Of total loans and bills discounted, there are 607 million yen of claims delinquent three months or more.

Claims delinquent three months or more are defined as loans and bills discounted on which the payment of interest and/or principal is overdue by three months or more and which are not bankrupt debtor claims or delinquent claims.

4.	Of total loans and bills discounted, the amount of claims with modified loan terms is 29,253 million yen.

Claims with modified loan terms are defined as loans and bills discounted for which a reduction or exemption from interest, a deferral of payment of interest, a deferral of repayment of principal, an abandonment of receivables or other arrangement advantageous to the debtor has been made for the purpose of the business restructuring or the support of the debtor and which are not bankrupt debtor claims or claims delinquent three months or more.

5.	The total amount of bankrupt debtor claims, delinquent claims, claims delinquent three months or more and claims with modified loan terms is 173,026 million yen.

The amount of receivables listed in 2. through 5. above is the amount prior to the deduction of reserves for bad debts.

6.	Bill discounted, pursuant to Industry Audit Committee Report No. 24, are treated as financial transactions. Based on this banker’s acceptance bills, commercial bills, documentary bills and foreign exchange for purchase have the inherent right to be freely traded through sale or (re)collateralization; their face amount is 44,907 million yen.

7.	Assets provided as collateral are as follows:

Assets provided as collateral
Due from banks	20,905 million yen
Securities	374,420 million yen

Obligations corresponding to the collateral

Deposits	58,063 million yen
Loans payable	25,606 million yen

In addition to the above, securities of 127,623 million yen have been deposited as collateral for foreign exchange settlement transactions etc. or in substitute for futures transactions margin etc.

Also security deposits of 1,851 million yen are included in other assets.

8.	Commitment line agreements relating to overdraft agreements and loans are contracts under which it is covenanted to lend up to a specified limit when an application is received from a customer for a loan and the customer is not in breach of the terms stipulated in the agreement. The balance of undisbursed loan commitments under these agreements is 1,492,001 million yen of which 1,471,448 million yen is under agreements having a term of one year or less or under agreements which can be cancelled unconditionally at any time at the discretion of the Bank.

Because many of these agreements terminate without any loan being extended, the balance of undisbursed loan commitments itself will not necessarily have an impact on the future cash flow of the Bank. Many of these agreements contain clauses allowing the Bank to deny a loan when its disbursement is applied for or reduce the amount of the loan limit by reason of a change in monetary conditions, preservative attachment or other reasonable cause. In addition under these agreements, as necessary, real property, securities or other assets may be requested as collateral and subsequent to the conclusion of the agreement the Bank may review the condition, etc. of the customer in accordance with internal pre-established procedures and as necessary modify the agreement or adopt other measures etc. to manage the credit exposure.

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9.	Pursuant to the Act on the Revaluation of Land (Act No. 34 of March 31, 1998) land used for commercial purposes has been revaluated and an amount equivalent to the tax pertaining to the revaluation adjustments are recorded in the liabilities section of the balance sheet as “deferred tax liabilities from land revaluation” and the amount remaining after deduction of this is recorded under (Net assets) as “revaluation reserve for land.”

Date of revaluation	March 31, 1999
However, the revaluation of land for commercial purposes which the Bank received from the former Sapporo Bank, Ltd. was done on March 31, 1998.

The method of revaluation specified in Article 3(3) of the abovementioned act.

Pursuant to Land Prices Public Announcement Act as stipulated in Article 2(ii) of the Ordinance Implementing the Act on the Revaluation of Land (Cabinet Order No. 119 of March 31, 1998), after calculating timing corrections and other reasonable adjustments, based on the assessed value for land value tax as prescribed in Article 2(iv) calculation is made for the depth price correction of the roadside land price and other reasonable adjustments.

The difference between the total market price at the end of the fiscal year under review of land for commercial purposes which was revalued as prescribed in Article 10 of the abovementioned act and the total book value subsequent to the revaluation of the land: 11,773 million yen.

10.	Accumulated depreciation on tangible fixed assets	55,715 million yen

11.	Amount of reduced-value entry of tangible fixed assets	1,927million yen

12.	95,300 million yen of loans payable having a subordination clause providing that the payment of the liability is subsequent in priority to other liabilities are included in loans payable.

13.	The amount of the Bank’s guarantee liability in regards to corporate bonds under private offerings of securities (Article 2(3) of the Financial Instruments and Exchange Act) included in corporate bonds under “securities” is 55,631 million yen.

14.	Total amount of monetary claims to directors and company auditors based on transactions between them 1 million yen

15.	In addition to the fixed assets recorded on the balance sheet, some computers are used under finance lease contracts where there is no transfer of ownership.

•	Amount equivalent to the acquisition price of lease property, amount equivalent to accumulated depreciation and amount equivalent to the balance at the end of this fiscal year

Amount equivalent to the acquisition price	Fixed tangible assets	30 million yen
Amount equivalent to accumulated depreciation	Fixed tangible assets	19 million yen
Amount equivalent to the balance at the end of this fiscal year	Fixed tangible assets	11 million yen

(Note)	Because the balance of prepaid lease expense represents a small proportion of balance of fixed tangible assets at the end of this fiscal year, the interest expense-inclusion method is used for calculation of the amount equivalent to the acquisition price.

•	Prepaid lease expense at the end of this fiscal year

Within one year	4 million yen
Over one year	6 million yen
Total	11 million yen

(Note)	Because the balance of prepaid lease expense at the end of this fiscal year represents a small proportion of balance of fixed tangible assets at the end of this fiscal year, the interest expense-inclusion method is used.

•	Lease expense and amount equivalent to depreciation expense

Lease expense	58 million yen
Amount equivalent to depreciation expense	58 million yen

•	Method of calculation of amount equivalent to depreciation expense

Straight line method based on the useful life considered equal to the term of the lease and the residual value considered zero.

(Impairment loss)

There is no impairment loss allocated to lease assets.

16.	Total money liabilities to affiliated companies	33,927 million yen

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(Non-consolidated income statement)

1. Income from transactions with affiliated companies
Total income from funds management transactions	— million yen
Total income from fees and commissions	14 million yen
Total other business income and other ordinary income	27 million yen
Total income from other transactions	— million yen
Expenses from transactions with affiliated companies
Total expenses for funding activities	254 million yen
Total fees and commissions expenses	425 million yen
Total other business expenses and other ordinary expenses	— million yen
Total other transaction expenses	2,870 million yen

2. The impairment losses for the following assets are recorded in the fiscal year under review:

Performing assets (land, buildings, etc.):	1,860 million yen
Non-performing assets (land, buildings, etc.):	1,119 million yen

The Bank has recorded the above impairment losses for the above performing assets because of its loss of expectation for return of these investment and other reasons due to suspension of use of the above performing assets held by the Bank in the current fiscal year and so forth.

Performing assets is categorized by each operating branch of which balance of payment is continuously assessed in the Bank’s accounting for control in principal. As to the head office, the business center and welfare facilities, etc. are categorized as the common use assets as these assets do not generate independent cash flows.

Recoverable amount is measured by the net sales value. The net sale value is calculated pursuant to the standards for real-estate appraisal in principal, or, pursuant to other bench mark which is deemed to appropriately reflect its market price for real estate with less importance.

(Non-consolidated statement of changes in shareholders’ equity)

1.	Classes of issued shares, total number of shares, classes of treasury shares and number of shares

(Unit: 1,000 shares)

	End of previous fiscal year Number of shares	Fiscal year under review Increase	Fiscal year under review Decrease	End of Fiscal year under review Number of shares	Remarks
Issued shares
Common shares	366,898	—	—	366,898
Class-1 preferred shares	200,000	—	—	200,000
Total	566,898	—	—	566,898
Treasury shares
Common shares	—	—	—	—
Class-1 preferred shares	—	—	—	—
Total	—	—	—	—

2.	Dividends

Dividends paid during the fiscal year under review

(Resolution)	Class of shares	Total dividends	Dividend per share	Record date	Effective date
June 23, 2011 Ordinary general meeting of shareholders	Class-1 preferred shares	1,582 million yen	7.91 yen	March 31, 2011	June 23, 2011

The Bank plans to present the following proposal concerning the dividend of the class one preferred shares at the annual shareholders meeting to be held on June 26, 2012.

(1) Total dividend	1,470 million yen
(2) Dividend per share	7.35 yen
(3) Record date	March 31, 2012
(4) Effective date	June 26, 2012

It is anticipated that the source of funds for the dividends will be retained earnings.

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(Financial instruments)

1.	Matters Relating to Financial Instruments

(1)	Policy on Financial Instruments

The Bank conducts deposit-taking, lending and securities operations from its head office, branches and offices. The customers for its lending operations, which constitute its primary funds management operation, are local individuals and corporations and local public entities. Securities operations are conducted for the purpose of adjustments from the perspective of asset and liability management (ALM) and the investment of surplus funds. In order to carry out these businesses, the Bank places emphasis on its deposit-taking operations as a stable source of funds and also, in order to make adjustments in keeping with market conditions and in terms of maintaining a balance between long-term and short-term assets and liabilities, raises funds through borrowed money etc. Because the Bank thus primarily holds financial assets and financial liabilities subject to interest rate fluctuation, in order to mitigate adverse impact of interest rate fluctuation, the Bank conducts comprehensive asset and liability management (ALM), one element of which is the conduct of derivative transactions.

(2)	Types of Financial Instruments and the Associated Risks

The financial assets held by the Bank consist primarily of loans and bills discounted for individuals, corporations and local public entities in Japan which are subject to credit risk due to default by customers under lending agreements. Also because the Bank provides fixed interest loans, it is exposed to interest rate risk. Securities and investment securities are comprised primarily of bonds, stocks, investment trusts and investments in partnerships, which are held for purely investment purposes and for strategic investment purposes. These instruments are exposed to the credit risk related to the issuer and interest rate volatility risk, risk of fluctuations in market prices and in foreign exchange rates as well as market liquidity risks.

Deposits involve liquidity risk due to the possibility of large-scale withdrawals occurring at once under certain circumstances and making funds management difficult and due to other possibilities.

Loans and bills discounted, due to the possibility of the Bank becoming unable under certain circumstances to access the markets and due to other possibilities, are exposed to the liquidity risk of payments not being possible on the payment date. In addition, the Bank is exposed to interest rate volatility risk caused by borrowed money with floating interest rates.

Derivative transactions include interest rate swaps, interest rate floors, interest rate caps, currency options, foreign exchange forward contracts and stock future transactions.

They involve “credit risk” and “market risk.”

The Bank conducts these transactions in order to mitigate and cover volatility risk associated with customer interest rates and foreign exchange rates and to mitigate interest rate and exchange rate volatility risk with respect to loans and bills discounted and foreign bonds etc. of the Bank.

Hedge accounting is used in regard to derivative transactions conducted for the purpose of mitigating interest rate volatility risk for loans and bills discounted, etc.

Hedge accounting method	Deferred hedge method
Hedging methods and hedged items	Hedging method: interest rate swaps Hedged items: loans and bills discounted and other invested assets.
Hedging policy	In order to reduce interest rate risk, hedging transactions are made up to the amounts of the hedged items.
Method of evaluating the effectiveness of hedges	Evaluation is made based on the method for evaluation of the effectiveness of portfolio hedging prescribed in Industry Audit Committee Report No. 24

(3)	Risk Management System for Financial Instruments

(a)	Credit risk management

(i)	Credit risk management of individual parties

The Bank has established an internal credit rating system as the core element of its credit management system which assigns one of the thirteen ratings to each debtor, issuer of securities held and counterparty in derivative transactions etc. The debtor rating assigned is considered an indicator for clearly establishing the level of credit risk and is used in the criteria for establishing credit approval authorities and as criteria for evaluating particular transactions as well as being utilized as criteria in profit management and pricing, etc. Debtor credit ratings are reviewed at least once a year and as necessary corresponding to changes of debtors’ credit conditions, which enables the Bank to monitor each debtor’s credit conditions and the trends in the overall portfolio of the Bank Group.

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(ii)	Portfolio-based credit risk management

The Bank manages credit risk by analyzing and assessing trends in its credit portfolio through regular monitoring of loan balance and amount of credit risks etc. by industry and by credit rating.

In order to control credit concentration risk which could occur if a large loss occurred where there was a concentration of credit extended to a particular business or group, a system has been implemented for controlling excessive concentration of credit by such means as establishing credit lines (credit limits) for individual companies and groups and by particularly considering in committee staffed with officers etc. in case of any individual transaction with a large borrower which would exceed its credit line.

(b)	Market risk management

(i)	Interest rate risk management

The Bank’s interest rate risk management policy is clearly set forth in the “Market Risk Management Regulations,” which are approved by the Board of Directors and disseminated throughout the Bank. The Risk Management Committee and the ALM Committee etc. comprised primarily of the management team meets periodically (in principle once a month) to review reports covering interest rate exposure and overall amount of interest rate risk etc. and deliberate future policies etc. Matters considered at the Risk Management Committee etc. are as necessary also resolved by the Board of Directors and are regularly reported to the Board of Directors. The Bank also regularly provides reports on the deliberations of the Risk Management Committee etc. to its parent company, Sapporo Hokuyo Holdings, Inc.

(ii)	Foreign exchange risk management

The Bank’s foreign exchange risk management policy is clearly set forth in the “Market Risk Management Regulations” disseminated throughout the Bank.

(iii)	Price risk management

Based on a strong awareness of its role and significance as a regional financial institution, the Bank has clearly articulated its policies of low risk funds management, diversification of medium- and long-term investments and emphasis on market liquidity etc. in its “Securities Investment and Risk-taking Policy” and conducts securities investments for the purpose of adjustments from the perspective of asset and liability management (ALM) and the investment of surplus funds. The Bank does not rely excessively on a market view and does not make investments aiming for short term gains.

The Bank aims to ensure appropriate exposure management by focusing on conducting its investment activities while taking into account its lending and deposit-taking operations and other factors affecting the Bank as a whole and by conducting adequate examination and analysis of the business condition of investment counterparties subsequent to making an investment.

(iv)	Derivative transactions

In the conduct of derivative transactions for the purpose of ALM by the Bank internal control is maintained through a framework in which the units executing the transactions, evaluating the effectiveness of hedges and managing the back-office functions are separated and independent; operations to which the hedge accounting is applicable are conducted in keeping with the “Hedging Transaction Regulations.” In foreign exchange related transactions and interest rate related transactions as a general rule transactions with customers are hedged through mirrored transactions in the market so that market risk is minimal.

(v)	Quantitative information concerning market risk

The Bank measures financial instruments market risk using Value at Risk (VaR) and uses this as quantitative analysis tool in its management of market risk. In making calculations, the variance-covariance method (holding period - 6 months (12 months for strategic investment stocks), confidence interval - 99%, observation period - 5 years) is adopted.

The overall amount of market risk (estimated amount of losses) as of March 31, 2012 was 91,300 million yen.

Because VaR measures the amount of market risk with a fixed event probability calculated statistically based on past market changes, it may not be able to ascertain risks when the market environment undergoes sharp fluctuations that would not normally be conceivable.

(c)	Management of liquidity risk associated with funding activities

The Bank effectively manages funding operations through its ALM framework while at the same time managing liquidity risk through the diversification of funding methods, the adjustment of the balance of short- and long-term funding and other means.

(4)	Supplementary explanation on fair value etc. of financial instruments

The fair value of financial instruments includes, in addition to the value determined based on the market price, a valuation calculated on a reasonable basis if no market price is available. Because certain assumptions are used in the calculation of such amount, the result of such calculation may vary depending on the assumptions used.

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2.	Items Relating to the Fair Value etc. of Financial Instruments

The following table summarizes the amount stated in the balance sheet and the fair value of financial instruments as of March 31, 2012 together with their differences. Non-listed securities and certain other securities whose fair value is deemed extremely difficult to determine are not included (See Note 3.).

(Unit: million yen)

	Balance sheet amount	Fair value	Difference (*1)
(1) Cash	87,582	87,582	—
(2) Due from banks	228,530	228,529	(0)
(3) Call loans	197,734	197,747	13
(4) Securities
Other securities	1,516,769	1,516,769	—
(5) Loans and bills discounted	5,438,137
Reserve for bad debts (*2)	(68,489)

	5,359,648	5,444,977	85,329

Total assets	7,390,264	7,475,606	85,342

(1) Deposits	6,993,754	6,994,741	(987)
(2) Negotiable certificates of deposit	134,996	135,054	(58)
(3) Borrowed money	120,994	127,623	(6,679)

Total liabilities	7,249,695	7,257,420	(7,724)

Derivative transactions (*3)
Activities not qualifying for hedge accounting	2,291	2,291	—
Activities qualifying for hedge accounting	((542))	((542))	—

Total derivative transactions	1,748	1,748	—

(*1)	In the difference column for assets the balance sheet amount is subtracted from the fair value to arrive at the difference and for liabilities the fair value is subtracted from the balance sheet amount.
(*2)	General and specific reserves for bad debts corresponding to loans and bills discounted are deducted.
(*3)	Derivative transactions in other assets and liabilities are shown together. Assets and liabilities resulting from derivative transactions are shown on a net basis and items. Any items which are negative on a net basis are shown in double parentheses.

Note 1.	Because monetary claims bought, trading securities, money held in trust and foreign exchange (asset) and foreign exchange (liability) are not material, they are not shown.
Note 2.	Method of determination of fair value of financial instruments

Assets

(1)	Cash and (2) Due from banks

For deposits without maturity, the book value is presented as the fair value because the fair value approximates the book value. For deposits with maturities the present value is calculated by discounting future cash flows at the risk free rate corresponding to the remaining term.

(3)	Call loans

For call loans with maturities, the present value calculated by discounting future cash flows at the risk free rate corresponding to the remaining term is presented as the fair value.

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(4)	Securities

The fair value of stocks is determined based on the price quoted by stock exchanges; the fair value of bonds is determined based on the price quoted by bond exchanges or the financial institutions from which they are purchased; the fair value of investment trusts is determined based on the price quoted by the exchanges on which they are traded or the financial institutions from which they are purchased or based on the publicly available base price.

For privately placed bonds guaranteed by the Bank, the fair value is determined by adding (x) the present value, not taking into account the guarantee, calculated by the method similar to the method applied to loans and bills discounted to (y) that prepaid guarantee fees. For privately placed bonds guaranteed by credit guarantee corporations the fair value is determined by taking the weighted average amount of the present value calculated by the method similar to the method applied to loans and bills discounted and the present value arrived at by discounting future cash flows at the risk free rate and adding such weighted average to that prepaid guarantee fees.

With respect to variable rate Japanese government bonds, as we judge that taking into account recent market conditions the market price of these bonds can still not be considered the fair value, the amount presented on the balance sheet is based on a valuation calculated on a reasonable basis at the end of fiscal year under review. As a result, compared to recording them on the balance sheet at their market price, “securities” is greater by 9,306 million yen, “deferred tax assets” is less by 3,288 million yen and “valuation difference on available-for-sale securities” is greater by 6,018 million yen.

The reasonable estimated value of variable rate Japanese government bonds was determined upon evaluation of the objective theoretical value obtained from a leading Japanese securities company considered to be an independent third party. That theoretical value is based on the present value calculated by discounting future cash flows at the future bond yield estimated from the implied forward rate. The primary price parameters are the Japanese government bond yield and swaption volatility.

See notes on securities by categories based on the purposes for holding the securities in “(Securities).”

(5)	Loans and bills discounted

With respect to loans and bills discounted, the fair value is determined based on the present value calculated by discounting future cash flows, using a risk free rate corresponding to the interest rate reset interval which is adjusted for the expected loss rate based on the internal credit rating. In cases where the final maturity differs from the interest reset interval, for the balance of principal subsequent to the termination of the interest rate reset interval, because the interest rate applicable subsequent to the termination of the interest rate reset interval reflects the market interest rate, the present value subsequent to the termination of the interest rate reset interval is deemed the fair value, provided the credit condition of borrower has not significantly changed since the time of the extension of the loan.

For receivables from bankrupt debtors, substantially bankrupt debtors or potentially bankrupt debtors, credit loss is estimated based on such factors as the present value of expected future cash flow or the expected amount to be collected from collateral or guarantees. Because the fair value of these items approximates the amount calculated by deducting the currently expected credit loss amount from the book value recorded in the consolidated balance sheet as of the end of the fiscal term such book value is presented as the fair value.

For loans and bills discounted for which no repayment date is set by reason of such factors as the loan being limited to within the amount of the pledged assets, because taking into account the expected repayment term and interest rate terms etc. the fair value is considered to approximate the book value, the book value is presented as the fair value.

For cash advances and other loans related to credit card operations, because taking into account the repayment term and interest rate (fees and commissions) terms, etc., it is considered that the fair value approximates the book value, the book value is presented as the fair value.

Liabilities

(1)	Deposits and (2) Negotiable certificates of deposit

For demand deposits, the amount payable on demand as of the financial settlement date (the book value) is considered to be the fair value. Time deposits and negotiable certificates of deposit are grouped by certain maturity lengths and the present value, calculated by discounting future cash flow, is considered the fair value. The discount rate used is the interest rate applied when the deposit is received.

(3)	Borrowed money

For subordinated loans the present value calculated using the risk free rate corresponding to the interest rate reset interval adjusted by the difference between the current subordinated loan borrowing rate and the spread for that interval at that time is considered the fair value. For variable rate borrowing other than subordinated loans, because the book value is considered to approximate the fair value it is presented as the fair value.

For borrowed money other than the above the present value calculated using the risk free rate corresponding to the interest reset interval is presented as the fair value.

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Derivative Transactions

Derivative transactions include transactions involving interest rates (interest rate options, interest rate swaps etc.) and transactions involving foreign currencies (currency forwards, currency options etc.). The fair value of these transactions is based on the price quoted by exchanges, the discounted present value or the price calculated using the option price calculation model etc.

Note	3. The following table summarizes the financial instruments whose fair value is considered extremely difficult to determine; they are not included in “Assets (4) Securities” in Items Relating to the Fair Value etc. of Financial Instruments.

(Unit: million yen)

Category	Balance sheet amount
 Unlisted stock (*1) (*2)	10,655
‚ Investments in partnerships (*2) (*3)	585
Total	11,240

(*1)  Because unlisted stocks do not have market prices and it is therefore considered extremely difficult to estimate their fair value, no fair value disclosure is presented.

(*2)  In the fiscal year under review impairment loss of 4 million yen was recorded for unlisted stocks and investments in partnerships.

(*3)  For those investments in partnerships whose partnership assets are comprised of unlisted stocks, etc., whose fair value is considered extremely difficult to estimate, no fair value disclosure is presented.

Note	4. Expected redemptions subsequent to the financial settlement date of monetary claims and securities having maturities

(Unit: million yen)

	Less than 1 year	Over 1 year up to 3 years	Over 3 years up to 5 years	Over 5 years up to 7 years	Over 7 years up to 10 years	Over 10 years
Due from banks	228,530	—	—	—	—	—
Call loans	197,734	—	—	—	—	—
Securities
Other securities which have maturities	193,496	348,601	159,743	92,673	351,948	164,847
Loans and bills discounted (*)	1,583,181	970,930	762,829	472,314	646,307	900,686

Total	2,202,942	1,319,532	922,572	564,987	998,256	1,065,533

(*)	Loans and bills discounted to bankrupt debtors, substantially bankrupt debtors or potentially bankrupt debtors which are three months or more past due as of the financial settlement date and from which no repayment is expected of 40,533 million yen and those for which no term is set of 51,353 million yen are not included.

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Note	5. Expected repayments subsequent to the financial settlement date of borrowed money and other interest-bearing debt

(Unit: million yen)

	Less than 1 year	Over 1 year up to 3 years	Over 3 years up to 5 years	Over 5 years up to 7 years	Over 7 years up to 10 years	Over 10 years
Deposits (*)	6,465,943	464,635	63,084	50	41	—
Negotiable certificates of deposit	134,896	100	—	—	—	—
Borrowed money	5,142	32,722	3,973	13,550	34,593	31,011
Total	6,605,982	497,457	67,058	13,550	34,635	31,011

(*)	Demand deposits included in deposits are included in the amount presented in the column “Less than one year.”

(Securities)

In addition to Japanese “government bonds,” “local government bonds,” “short-term corporate bonds,” “corporate bonds,” “stocks” and “other securities” shown on the balance sheet, trading government bonds, trading local bonds and negotiable certificates of deposit under “due from banks” are included.

1.	Securities held for trading purposes (as of March 31, 2012)

Valuation gain and loss included in profit and loss of the fiscal year under review (million yen)
Securities held for trading purposes	96

2.	Stocks of subsidiaries and subsidiary corporations etc. and stocks of affiliated companies etc. (as of March 31, 2012)

	Balance sheet amount (million yen)	Fair value (million yen)	Difference (million yen)
Stocks of subsidiaries and subsidiary corporations etc.	—	—	—
Stocks of affiliated companies etc.	—	—	—
Total	—	—	—

(Note)	Stocks of subsidiaries and subsidiary corporations, etc., and stocks of affiliated companies etc. which are considered extremely difficult to estimate

Balance sheet amount (million yen)
Stocks of subsidiaries and subsidiary corporations etc.	491
Stocks of affiliated companies etc.	—
Total	491

Because there is no market price and the fair value of the above items is considered extremely difficult to determine, they are not included in “Stocks of subsidiaries and subsidiary corporations, etc., and stocks of affiliated companies etc.”

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3.	Other securities (as of March 31, 2012)

	Type	Balance sheet amount (million yen)	Acquisition cost (million yen)	Difference (million yen)
Securities for which the fair value exceeds the acquisition cost	Stocks	47,109	23,516	23,592
	Bonds	1,142,911	1,115,382	27,529
	Government bonds	750,243	729,619	20,624
	Local government bonds	160,087	156,788	3,299
	Short-term corporate bonds	—	—	—
	Corporate bonds	232,580	228,974	3,605
	Other	185,238	162,813	22,424
	Foreign bonds	57,844	55,006	2,837
	Other	127,393	107,807	19,586
	Subtotal	1,375,259	1,301,713	73,546
Securities for which the fair value does not exceed the acquisition cost	Stocks	23,558	28,250	(4,691)
	Bonds	65,580	65,764	(184)
	Government bonds	25,056	25,070	(14)
	Local government bonds	17,397	17,430	(33)
	Short-term corporate bonds	—	—	—
	Corporate bonds	23,126	23,263	(137)
	Other	73,239	81,032	(7,792)
	Foreign bonds	12,266	12,359	(93)
	Other	60,973	68,672	(7,698)
	Subtotal	162,378	175,047	(12,668)

Total		1,537,638	1,476,760	60,877

(Note) Other securities whose fair values is considered extremely difficult to estimate

Balance sheet amount (million yen)
Stocks	10,164
Other	139

Total	10,303

Because there is no market price and the fair value of the above items is considered extremely difficult to determine, they are not included in the above table “other securities.”

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4.	Other securities sold during the fiscal year under review (from April 1, 2011 to March 31, 2012)

	Sale price (million yen)	Total gain on sale (million yen)	Total loss on sale (million yen)
Stocks	2,495	324	660
Bonds	450,091	5,779	445
Government bonds	385,571	5,083	131
Local government bonds	19,792	243	38
Short-term corporate bonds	—	—	—
Corporate bonds	44,727	452	275
Other	7,848	30	291
Foreign bonds	6,920	30	101
Other	927	—	190
Total	460,435	6,135	1,397

5.	Securities which Incurred Impairment Loss

Securities that have a fair value (excluding those held for trading purposes) whose fair value has declined significantly compared to their acquisition cost and for which it is not considered likely that the fair value will recover to the acquisition cost are recorded at fair value in the balance sheet and the valuation difference is recognized as a loss (referred to below as “Impairment Loss”) in the fiscal year under review.

For the fiscal year under review Impairment Loss was 56 million yen (56 million yen for bonds).

The criterion for determining that the fair value “has declined significantly” is a decrease of 30% or more of the fair value from the acquisition cost. All such securities are subject to Impairment Loss accounting.

(Money held in trust)

1.	Other money held in trust (excluding those held for funds investment purposes or held to maturity) (as of March 31, 2012)

	Balance sheet amount (million yen)	Acquisition cost (million yen)	Difference (million yen)	Money held in trust with respect to which the balance sheet amount exceeds the acquisition cost (million yen)	Money held in trust with respect to which the balance sheet amount does not exceed the acquisition cost (million yen)
Other money held in trust	1,342	1,513	(171)	—	(171)

Note 1.	The amount on the balance sheet is the fair value based on the market price etc. at the financial settlement date at the end of the fiscal year under review (for stocks and beneficiary securities with the market price, the average market price for the month prior to the financial settlement date).
Note 2.	“Money held in trust with respect to which the balance sheet amount exceeds the acquisition cost” and “money held in trust with respect to which the balance sheet amount does not exceed the acquisition cost” are respectively the breakdowns of the “difference.”

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(Tax Effect Accounting)

1.	The breakdown of the principal causes for the occurrence of deferred tax assets and deferred tax liabilities are as follows.

Deferred tax assets
Reserve for bad debts	16,896	million yen
Reserve for retirement payments	2,877
Tax loss carried forward	19,206
Accrued income tax	119
Valuation loss on securities	37,704
Excess depreciation	1,084
Deferred loss on hedges	193
Other	4,145

Deferred tax assets subtotal	82,228
Valuation reserve	(39,716)

Total deferred tax assets	42,512
Deferred tax liabilities
Valuation difference on available-for-sale securities	13,840
Reserve for advanced depreciation of fixed assets	529

Total deferred tax liabilities	14,370
Net deferred tax assets	28,141	million yen

2.	“Act for Partial Revision of the Income Tax Act etc. for the Purpose of Establishing Tax System Responding to Change in Economic and Social Structures” (Act No. 114, 2011) and “Act on Special Measures concerning Securing for Financial Resource Necessary to Implement Plans for Reconstruction following the Great East Japan Earthquake” (Act No. 117, 2011) were promulgated on December 2, 2011. Thus, the corporate tax rate is reduced and the special corporate tax for reconstruction is imposed in the fiscal year beginning on and after April 1, 2012. In accordance with this reform, the effective statutory tax rate used to measure the deferred tax assets and deferred tax liabilities (40.3% heretofore) will be reduced to 37.7% for the temporary differences etc. expected to be eliminated during the period from the beginning of the fiscal year starting on April 1, 2012 to the end of the fiscal year starting on April 1, 2014, and will be reduced 35.3 % for the temporary difference etc. expected to be eliminated in and after the fiscal year beginning on April 1, 2015. Due to this change of the corporate tax rate, the amount of the deferred tax assets (the deferred tax liabilities deducted) is less by 1,985 million yen, the amount of valuation difference on available-for-sale securities is greater by 2,208 million yen, and the amount of income tax deferred is greater by 4,167 million yen. The deferred tax liabilities from land revaluation are less by 633 million yen and the amount of revaluation reserve for land is greater by the same.

(Notes to Per Share Information)

Net assets per share: 589.15 yen

Net income per share: 61.77 yen

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Report of Accounting Auditor concerning Financial Statements–Copy of Original

Report of the Independent Auditor

May 10, 2012

To:	North Pacific Bank, Ltd.
Corporate Auditors Committee

KPMG AZSA LLC

Designated Limited Liability Partner Executive Member	Certified Public Accountant	Hideyuki Hayashi
Designated Limited Liability Partner Executive Member	Certified Public Accountant	Hideaki Akita
Designated Limited Liability Partner Executive Member	Certified Public Accountant	Hideyuki Kobayashi

In accordance with Article 436, Paragraph 2, Item 1 of the Companies Act, we have audited the accompanying financial statements of North Pacific Bank, Ltd. for its 155th fiscal term, which spans April 1, 2011, through March 31, 2012. The audited documents include the Company’s non-consolidated balance sheet, non-consolidated income statement, non-consolidated statement of changes in shareholders’ equity, and notes, as well as supplementary statements.

Responsibility of the Management of the Company for the Financial Statements

It is the responsibility of the management of the Company to prepare the financial statements and supplementary statements in accordance with generally accepted auditing standards in Japan, which includes establishment and management of its internal control which the management considers necessary to create the consolidated financial statements without material misstatement due to frauds or errors and to accurately present thereof.

Our Responsibility

It is our responsibility to express an opinion on these financial statements and supplementary statements from an independent point of view. Our audits were made in accordance with generally accepted auditing standards in Japan.

The audit standards require us to make an audit plan and to conduct our audit pursuant to such audit plan in order to obtain reasonable assurance about whether the financial statements and its supplementary statements are free of material misstatement.

In conducting the audit, the procedure to obtain audit evidences supporting the amount and disclosure in the financial statements and its supplementary statements is implemented. The audit procedure is selected and applied to by our decision based on risk evaluation concerning material misstatement in the financial statements and its supplementary statements due to frauds or errors. The purpose of this audit does not include expressing our opinion for the efficiency of the internal control, however, we consider such internal control with regard to creation and accurate presentation of the financial statements and its supplementary statements in order to make an appropriate audit plan corresponding to any circumstances in implementing risk evaluation. In addition, our audit includes assessing the overall presentation of the financial statements and its supplementary statements, as well as evaluating the accounting policies and methods of application thereof employed by the management in preparing them and the accuracy of its estimations.

We consider that we have obtained enough and appropriate audit evidences as a basis of our opinion expression.

Opinion

Based on our audit, we find that the non-consolidated financial statements and supplementary statements were created in accordance with generally accepted corporate accounting standards, and accurately reflect in material regard the company’s assets and earnings in respect of the term described in such non-consolidated financial statements and supplementary statements.

No Conflicts

Finally, no conflicts of interest exist between the Company and the auditing firm or executive officers that we must report in accordance with the Certified Public Accountant Law.

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Report of the Board of Corporate Auditors concerning Financial Statements - Copy of Original

Corporate Auditors’ Report

Each corporate auditor prepared an auditor’s report with regards to the directors’ execution of their duties from 155th fiscal term, which spans April 1, 2011, through March 31, 2012, and on the basis of these reports, following deliberations, the Corporate Auditors Committee prepared this Auditors’ Report, as follows.

1.	Method and Particulars of Audit by the Corporate Auditors and the Corporate Auditors Committee

The Corporate Auditors Committee determined such matters as audit policy and an audit plan, received reports from the corporate auditors regarding audit implementation conditions and results, received reports from directors and the independent auditor regarding their performance of work duties, and when necessary requested explanations.

The corporate auditors, in conformity with the standards for audits by corporate auditors established by the Corporate Auditors Committee and in accordance with such matters as audit policy and the audit plan, sought to come to an understanding with the directors and other internal audit committees and other employees, made efforts to collect information and to optimize the audit environment. The corporate auditors also attended board of directors meetings and other important meetings, received reports from directors, employees and others regarding the execution of their work duties, and when necessary requested explanations, viewed important decision-making related documents and investigated the state of operations and assets at the head office and important branches. The corporate auditors also received reports from directors and other employees, requested explanations when necessary, and expressed their opinions regarding the content of the board of directors resolution regarding the system stipulated in the Companies Law Implementation Rules, Article 100, Paragraphs 1 and 3 as a system for ensuring that the execution of the directors work duties set forth in the Business Report conforms to laws and regulations and the Company’s Articles of Incorporation and other systems necessary for ensuring that the operations of stock company are appropriate, as well as the structure and operation of the system put in place pursuant to such resolution (internal control system).

When necessary, we received business reports from subsidiaries.

In accordance with the aforementioned method, the corporate auditors verified the business report and the supplementary statements.

In addition, the corporate auditors monitored and verified whether the independent auditor maintained its independence and performed an appropriate audit. The corporate auditors also received reports from the independent auditor regarding its performance of work duties and when necessary requested explanation. Further, the corporate auditors received a notice from the independent auditor to the effect that the “system for ensuring that work duties are being executed properly” (the matters set forth in the items of the Corporate Accounting Rules, Article 131) was in place pursuant to the “Audit Quality Control Standards” (October 28, 2005 Corporate Accounting Deliberation Council), and where necessary asked for explanation. In accordance with the above method, the corporate auditors investigated the financial statements (balance sheet, income statement, statement of changes in shareholders’ equity, and notes) and supplementary statements.

2.	Results of Audit

(1) Report on Audit of Business Report

i.	The Business Report and its Supplementary Statement accurately reflect, in accordance with laws and regulations and the Company’s Articles of Incorporation, the Company’s conditions.

ii.	No inappropriate acts relating to the performance of work duties by directors were found, nor were any material violations of laws and regulations or the Company’s Articles of Incorporation found.

iii.	The content of the board of directors resolution regarding the internal control system was found to be fair and appropriate. Further, no matters were found that require remarks in regards to the performance of work duties by directors in regards to the internal control system.

(2) Results of the Audit of the Financial Statements and Supplementary Statements

The methods and results of KPMG AZSA LLC are found to be fair and reasonable.

May 14, 2012

North Pacific Bank, Ltd. Board of Corporate Auditors

Full-time Outside Corporate Auditor	Noboru Arashida
Full-time Corporate Auditor	Hisao Oba
Corporate Auditor	Yasumitsu Ooi
Outside Corporate Auditor	Nobuhiko Tanabe

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b.	Material events occurred to the Company and NPB after the end of the most recent fiscal year

The Company entered into the Merger Agreement with NPB, with the Company being the absorbed company and NPB being the surviving company, each company having received the approval of their respective board of directors, subject to approval by their supervisory authority (which is hereby proposed for your approval in this proposal). The Effective Date of the Merger is October 1, 2012. Please refer to the Merger Agreement (copy of the original) concerning details of the Merger.

(Reference) Management structure of NPB on and after the Effective Date (which is the current planning and may be changed in the future)

Chairman (Representative director)	Ryuzo Yokouchi

President (Representative director)	Junji Ishii

Deputy President (Representative director)	Ryu Shibata

Managing Director	Mineki Sekikawa

Managing Director	Ryoji Mizushima

Managing Director	Tsukasa Takigawa

Managing Director	Eisaku Nakamura

Director	Yuji Nagashima

Director	Fumiyo Fujii

Director	Satoru Arai

Director	Mitsuru Oketani

Director	Masayuki Takahashi

Director (part-time • outside)	Eiichi Masugi

Director (part-time • outside)	Shun Yamazaki

Full Time Corporate Auditor	Yasumitsu Ooi

Full Time Corporate Auditor (outside)	Noboru Arashida

Full Time Corporate Auditor	Hisao Ooba

Corporate Auditor (part-time • outside)	Niichi Mutou

Corporate Auditor (part-time • outside)	Noriyasu Yamada

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Note:

1.	There is no conflict of interest between NPB and each director and corporate auditor above.
2.	The maximum amount of compensation of directors and corporate auditors will be 420 million yen for each fiscal year (340 million yen for directors, and 80 million yen for corporate auditors.) on and after the Effective Date.
3.	NPB will enter into agreements with both outside directors limiting their liability pursuant to Article 427, Paragraph 1 of the Companies Act. The content of the agreements is as set forth below.
•

In the case where damages or costs are incurred by NPB because of negligence in the performance of the duties as an outside director, in the absence of willful misconduct or gross negligence in the performance of those duties, liability shall be limited to be amount indicated below.

•	The liability limitation amount is “20 million yen or the minimum statutory amount (the minimum liability amount specified in Article 425, Paragraph 1 of the Companies Act), whichever is greater.”
4.	NPB will enter into agreements with both part-time outside corporate auditors limiting their liability pursuant to Article 427, Paragraph 1 of the Companies Act. The content of the agreements is as set forth below.
•

In the case where damages or costs are incurred by NPB because of negligence in the performance of the duties as an outside corporate auditor, in the absence of willful misconduct or gross negligence in the performance of those duties, liability shall be limited to be amount indicated below.

•	The liability limitation amount is “10 million yen or the minimum statutory amount (the minimum liability amount specified in Article 425, Paragraph 1 of the Companies Act), whichever is greater.

(Reference Information)

FAQ for handling of appraisal rights concerning Proposal 3 above is posted on the Company’s website (http://www.sapporohokuyo.co.jp).

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Guide to Internet Voting

1	Matters to Note when Exercising Voting Rights via the Internet

Please note the following matters when exercising voting rights via the internet.

(1) The exercise of voting rights is possible only through use of the website designated by the Company (please see the URL below). Please note that the website for the exercise of voting rights cannot be used on mobile phones. When exercising voting rights via the Internet, you will need the Voting Rights Exercise Code and password set forth on the enclosed Voting form.

(2) The Voting Rights Exercise Code and password are valid only for this General Meeting of Shareholders. We will issue new Voting Rights Exercise Codes and passwords for the next General Meeting of Shareholders.

(3) If voting rights are exercised both in writing and via the Internet, the ballot cast via the Internet will be treated as valid.

(4) If voting rights are exercised multiple times via the Internet, the last ballot cast will be treated as valid.

(5) Costs for internet usage (such as connection fees or transmission fees imposed by the service provider) will be borne by the Shareholders.

2	Specifics of Exercising Voting Rights via the Internet

(1) Please access http://www.it-soukai.com or https://daiko.mizuho-tb.co.jp/.

These URLs will be inaccessible between 3:00 am and 5:00 am during the exercise period.

(2) Please input the Voting Rights Exercise Code and password and click the “login” button. The Voting Rights Exercise Code and password can be found on the lower right-hand side of the Voting form.

(3) Follow the instructions on the screen, and exercise your voting rights.

3	Use Environment

—	Computer	Windows® model
(Some portable terminals (smart phones etc.) may be unavailable because no guarantee is provided for their properly functioning. Mobile telephones, PDAs and gaming devices are not supported.)
—	Browser	Microsoft® Internet Explorer 5.5 or later
—	Internet	Internet access under an agreement with an internet service provider
—	Resolution	Recommended resolution of at least 1024x768 pixels
Microsoft and Windows are either the registered trademarks or trademarks of Microsoft Corporation in the United States and other countries.

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4	Security

We are using encryption technology (SSL128bit) so that information relating to the exercise of voting rights is not altered or intercepted, so you may rest assured when using the system.

Further, it is of utmost importance that shareholders themselves authenticate the Voting Rights Exercise Code and password set forth on the Voting form. Please take the necessary precautions so that this information is not learned by others. The Company will never ask you for your password.

5	Enquiries

(1)	Dedicated point of contact for how to use a computer to electronically exercise voting rights

Mizuho Trust & Banking Co., Ltd. Stock Transfer Agency Department, Internet Helpline

TEL: 0120-768-524 (toll free number in Japan)

Hours: 9:00-21:00 except for Saturdays and holidays

(2)	Enquiries other than 1) relating to change of address and the like

Mizuho Trust & Banking Co., Ltd. Stock Transfer Agency Department

TEL: 0120-288-324 (toll free number in Japan)

Hours: 9:00-17:00 except for Saturdays, Sundays and holidays

*	Platform for the electronic exercise of voting rights for institutional investors

When nominee shareholders such as management trust banks (including their standing proxies) have applied in advance to use the platform for the electronic exercise of voting rights for institutional investors operated by ICJ, Inc., a joint venture established by the Tokyo Stock Exchange Group, Inc., they may use such platform as an alternative to the Internet-based method described above for electronically exercising voting rights for the General Meeting of Shareholders.

I-2-77

Guide for Location of 11th Ordinary General Meeting of Shareholders

Location	Hotel Sapporo Garden Palace, Ho’o Banquet Hall, 2nd floor 3-1 Kita 1chi-jo Nishi 6-chome, Chuo-ku, Sapporo
Access	Seven minutes walk of JR Sapporo Station Five minutes walk of Subway Odori Station Three minutes walk of 8th Exit of Underground Passage below Sapporo-ekimae-dori Ave.

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(English Language Translation)

This share exchange is made for the securities of a Japanese company. The share exchange is subject to disclosure requirements of Japan that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies. It may be difficult for you to enforce your rights and any claim you may have arising under U.S. federal securities laws, since the issuer is located in Japan, and some or all of its officers and directors are residents of Japan. You may not be able to sue a Japanese company or its officers or directors in a Japanese court for violations of the U.S. securities laws. Furthermore, it may be difficult to compel a Japanese company and its affiliates to subject themselves to a U.S. court’s judgment. You should be aware that the acquirer may purchase securities otherwise than under the share exchange, such as in open market or privately negotiated purchases.

Attachment to the convocation notice of the 11th Ordinary General Meeting of Shareholders

Reports for the 11th Fiscal Term

(April 1, 2011 - March 31, 2012)

Business Report

Consolidated Balance Sheet

Consolidated Income Statement

Consolidated Statement of Changes in Shareholders’ Equity

Notes to Consolidated Financial Statements

Copy of Report of Accounting Auditor concerning Consolidated Financial Statements

Non-Consolidated Balance Sheet

Non-Consolidated Income Statement

Non-Consolidated Statement of Changes in Shareholders’ Equity

Copy of Report of Accounting Auditor concerning Non-Consolidated Financial Statements

Copy of Report of the Board of Corporate Auditors

Sapporo Hokuyo Holdings, Inc.

Business Report for the 11th Fiscal Term

(April 1, 2011 - March 31, 2012)

1.	Matters concerning the Company’s Current Conditions

(1) Business Progress and Results of the Corporate Group

Main Business Activities of the Group

The Group is engaged in business relating to financial services with a focus on banking operations including leasing and other operations as described below.

Banking operations:	North Pacific Bank, Ltd. conducts deposit operations, lending operations, domestic exchange operations, foreign exchange operations, securities operations, and other business.

Leasing operations:	Sapporo Hokuyo Lease Co., Ltd. conducts leasing operations.

Other operations:	Other group companies conduct banking services, credit card operations, credit guarantee operations, and other operations.

The Group works to improve customer service and has adopted the following management principles with the aim of contributing to the development of the Hokkaido economy and the stability of the financial system.

•	Provide high-quality services to business partners and advance with customers.

•	Maximize corporate value to gain the trust of shareholders and markets.

•	Create a work environment where employees can fully exercise their abilities.

Financial and Economic Environment

During the fiscal year under review, the Japanese economy was severely affected due to the Great East Japan Earthquake on March, 2011, such as disruption of supply chains, but experienced a moderate recovery including an increase in exports as a result of early repairing of manufacturing facilities.

As to exports, manufacturing activities recovered because shortage of supply was gradually alleviated. However, export results subsequently remained at a low level due to sluggishness of the global economy and adverse effects of sharp appreciation of yen. Public investment ceased to fall as the supplemental budget for recovery from natural disaster was implemented. Investment in housing was recovering as a result of revival of home ownership support measures. With regard to individual consumption, as a mood of self-restraint faded, automobile sales receiving policy-based supports remained strong, and the amounts of retail sales and service sales including food and travel industries were gradually recovering. Capital investment was improving as repair of devastated facilities and so forth.

With regard to price trends, the prices of corporate goods have been rising as a result of influences from international commodities market conditions. Also, the degree of fall in consumer goods prices has decreased and has remained roughly flat on a year-over-year basis. In the financial sector, short-term interest rates have been low and stable because of the abundant supply of capital from the Bank of Japan. Also, long-term interest rates have declined in the context of Europe’s debt crisis and monetary easing.

Looking next to the Hokkaido economy, a moderate recovery was underway such as gradual recovery of tourism-related business once affected by the Earthquake. Public investment fell sharply because of curtailed budgets by the national government and regional public bodies. Demand for personal consumption was generally weak although the policy-based support worked well for a part of durable consumer goods sales Housing investment remained low but exceeded the previous year’s levels driven by new construction of single-family homes and condominiums including those for lease. Capital investment increased as a result of investment in higher capacity in manufacturing industries, new construction and extension of medical and welfare facilities and new openings in the retail industry.

In the financial sector, the Bank of Japan retains the monetary policy of zero-interest rates. In addition, the effective period of “the Act on Provisional Measures to Facilitate Financing for Small and Medium Business Enterprises,” so-called as the Act for Facilitate Financing for Small and Medium Business Enterprises has been decided to extend until the end of March, 2013, and regional banks have been required to further exert consulting capabilities and to enhance supports for small and medium business enterprises etc. which is duly helpful for their management improving.

Group Business Progress and Results

(a) Balances of Major Accounts (Consolidated)

At the end of March 2012, total assets were 7,706.5 billion yen, an increase of 304.9 billion yen (4.1%) from the previous fiscal year. Loans and bills discounted were 5,377.1 billion yen, an increase of 195.5billion yen (3.7%) from the previous fiscal year, securities were 1,533.4 billion yen, an increase of 32.1 billion yen (2.1%), and deposits and negotiable certificates of deposit were 7,103.6 billion yen, an increase of 289.5 billion yen (4.2%) from the previous fiscal year.

Net assets were 344.4 billion yen, up 17.4 billion yen (5.3%) from the previous fiscal year.

Balances of Major Accounts (Consolidated)	Unit: hundred-million yen

	End of March 2011	End of March 2012	Change
Total assets	74,016	77,065	3,049
Loans and bills discounted	51,815	53,771	1,955
Securities	15,012	15,334	321
Deposits and negotiable certificates of deposit	68,140	71,036	2,895
Net assets	3,269	3,444	174

(b) Income (Consolidated)

With regards to the consolidated financial statements for the fiscal year under review, ordinary income was 172.2 billion yen, an increase of 5.8 billion yen from the previous fiscal year. Of this amount, interest income was down 2.0 billion yen from the previous fiscal year due to decline of loan interests etc., however, gains on reversal of reserve for bad debts was 8.7 billion yen because reversal of reserve for bad debts was larger than provisions for reserves for bad debts as a result of a decrease in loan loss ratio and other factors. Fees and commissions income remained flat at 27.4 billion yen.

Ordinary expenses were 122.8 billion yen, a decrease of 14.1 billion yen from the previous fiscal year. Of this amount, provision for reserves for bad debts was 0, down 10.5 billion yen, and funding expenses fell approximately 2.0 billion yen to 6.4 billion yen as a result of a decrease in deposit interest and other factors.

As a result, ordinary profit was 49.4 billion yen, an increase of 20.0 billion yen from the previous fiscal year. In light of unclear outlook for economic circumstances as well as the tax system revision, we made a more conservative estimate of future earnings (future taxable income) and reported income taxes-deferred of 17.6 billion yen, an increase of 5.9 billion, resulting in net income for the fiscal year of 24.1 billion yen, an increase of 11.8 billion yen from the previous fiscal year due to the large increase of ordinary profit.

In individual segments, the banking business reported ordinary income of 141.4 billion yen, an increase of 7.2 billion yen from the previous fiscal year, and ordinary profit of 45.5 billion yen, an increase of 19.2 billion yen. The leasing business reported ordinary income of 27.8 billion yen, down 0.6 billion yen, and ordinary profit of 1.5 billion yen, down 0.1 billion yen.

Income (Consolidated)	Unit: hundred-million yen

		FY 2010	FY 2011	Change
Ordinary income		1,664	1,722	58
Included in above	Interest income	1,011	990	(20)
Included in above	Fees and commissions income	274	274	(0)
Included in above	Gains on sales of stocks and other securities[1]	26	3	(23)
Included in above	Gains on reversal of reserves for bad debts[2]	—	87	87
Ordinary expenses		1,370	1,228	(141)
Included in above	Funding expenses	85	64	(20)
Included in above	Operating expenses	779	780	0
Included in above	Losses on sales and devaluation of stocks and other securities	14	16	2
Included in above	Provisions for reserves for bad debts	105	—	(105)
Ordinary profit		294	494	200
Income taxes-deferred		116	176	59
Net income		122	241	118

Notes	1.	Gains on sale of stocks and other securities plus gains on money held in trust.

	2.	Losses on sales and devaluation of stocks and other securities plus losses on sales and redemption of bonds plus loss on money held in trust.

(c) Capital Adequacy Ratio and Return on Equity (Consolidated)

The capital adequacy ratio (based on Japanese standards) at the end of March 2012 was 11.29%, up 0.30 points from the previous fiscal year as a result of bolstering owned capital with net income. In addition, the Tier I ratio was at 8.24%, up 0.49 points from the previous year.

Return on equity was 10.30%.

Changes in Capital Adequacy Ratio and Return on Equity (Consolidated)	(Unit: percent)

	End of March 2011	End of March 2012	Change
Capital adequacy ratio (Japanese standards)	10.99	11.29	0.30
Tier I ratio	7.75	8.24	0.49
ROE (net income basis)	5.44	10.30	4.86

*	ROE (net income basis)	=	Net Income	× 100
{End of prior fiscal year (Net assets – minority interests) + Current fiscal year (Net assets – minority interests)} ÷ 2

(d) Risk-Managed Claims (Consolidated)

Risk-managed claims at the end of March 2012 were 176.9 billion yen, down 5.2 billion yen from the previous fiscal year as a result of progress in final disposal of claims, including direct write-off and sales.

The risk-managed claims ratio (the ratio of risk-managed claims to loans) was 3.29%, down 0.22 points from the previous fiscal year.

Changes in Risk-Managed claims (Consolidated)

	(Unit: hundred-million yen, percent)

	End of March 2011	End of March 2012	Change
Bankrupt debtor claims	296	274	(22)
Delinquent claims	1,205	1,195	(10)
Claims delinquent three months or more	7	7	(0)
Claims with modified loan terms	312	292	(19)
Total risk-managed claims	1,821	1,769	(52)
(Percentage of loans)	(3.51)	(3.29)	(0.22)

(e) Valuation Gains and Losses on Securities (Consolidated)

With respect to valuation gains and losses on securities at the end of March 2012, there was a valuation gain of 61.7 billion yen, a decrease of 9.6 billion yen from the previous fiscal year. Of this amount, valuation gains on stocks were 19.7 billion yen, down 3.2 billion yen on the previous fiscal year, valuation gains on bonds were 27.3 billion yen, down 2.2 billion yen, and valuation gains on other securities were 14.6 billion yen, down 4.1 billion yen.

Valuation Gains and Losses on Securities (Consolidated)

	(Unit: hundred-million yen)

	End of March 2011	End of March 2012	Change
Available-for-sale securities	713	617	(96)
Stocks	230	197	(32)
Bonds	295	273	(22)
Other securities	187	146	(41)

Nikkei average share price (yen)	9,755.10	10,083.56	328.46
Long-term government bond yield (%)	1.255	0.985	(0.270)

(f) Marketing Measures

The Group is conducting active marketing as we consider it important to provide value-added services to customers in enhancing our problem-solving solution capabilities and consulting capabilities.

North Pacific Bank (the “Bank”) established a department specializing “Foods,” “Tourism,” and “Products Manufacturing and Starting Business” in January, 2012. The Comprehensive Special Zone for Hokkaido Food Complex International Strategy was designated in Hokkaido in December, 2012, and the government decided its policy to extend the Hokkaido Shinkansen line to Sapporo, Hokkaido. We recognize these events as good opportunities to enhance advantages of food and tourism in Hokkaido and will continue to support our customers from a long-term standpoint with community supports in the future.

Measures targeting individual customers include setting up a special consultation desk for assets management in 28 branches, including major branched, and we expand our customer consultation capabilities. Now 35 branches of the Bank have this special consultation desk as the Bank additionally opened them in 7 branches in April, 2012, and we will continue to promote this measure in the future. In addition, including starting to accept a home loan application via internet, the Bank launched the new group life insurance expanding the scope of the assured and conducted improvement in contents of our services in order to respond for more customers’ needs. In the credit card business, the Bank plans to issue a new type of the clover cash and credit card equipped with multiple functions of Kitaca cards issued by Hokkaido Railway Company and continues to improve merchantability and convenience of its services.

Measures targeting corporate customers include strengthening functions of a special department for supports of business succession and M&A in October, 2011. The Bank continues to provide a proposal to customers to respond for customers’ needs by using the Bank’s network and business alliances with external institutions. In addition, the Bank affirmatively supports for overseas business expansion implemented by enterprises in Hokkaido, such as enhancing business-matching using an alliance with Dailian Bank, holding a seminar regarding overseas expansion and holding a business meeting in Shanghai. Further, for the purpose of corresponding to medical and welfare sectors which require high expertise, the Bank launched a special loan to support customers operating the accommodation with care service for the elderly, based our estimation of the growth of customers’ demands for nursing homes for the elderly in aging Hokkaido, including providing customers supports through allocation of personnel having special knowledge for such sectors in main branches.

Measures to support for regional development include implementing Invitation Business for Hokkaido Sweets Road (alliance with Hokkaido District Transport Bureau and municipal governments etc.) inviting magazine journalists etc. from China for visiting tourism resources in Hokkaido. The Bank continues to support recovery of tourism related industries, promotion of foreign tourists’ visit in Hokkaido and development of regional tourism through the synergy generated by these measures with various tourism promotion activities and supports thereof, including participating in “Thai International Travel Fair 2012” (one of the biggest international travel fair in Thailand hosted by Thai Travel Agents Association) (alliance with Sapporo Tourist Association and The Federation of Hokkaido Chamber of Commerce and Industry). Further, the Bank executed a collaboration agreement with Niseko-cho, the third alliance with the municipal government following Hokkaido and Sapporo, and with Kutchan-cho in April, 2012. The Bank continues to support for various business operated by these municipal governments in information and finance sections and so on.

(g) CSR Initiatives

The Group places particular emphasis on corporate social responsibility as a member of the community and believes that management that takes into consideration various stakeholders such as the environment and local communities is essential. The Group undertakes various initiatives addressing priority topics including the environment, regional health care, and financial education in order to provide stimulus to local communities and support sustainable growth.

With respect to the environment, the Group adopted a plan to reduce its carbon dioxide and nitrogen oxide emissions and implemented greenhouse gas reduction initiatives from the perspective of preventing global warming. The Group also handles environmentally-rated financing, eco-funds, and eco-bonds (private placement bonds targeting environmentally-conscious firms). We firstly established “Environmental Business Support Fund” in Hokkaido specializing in support for environment related businesses in July, 2011. We established the Hokku Fund and participated to protect Hokkaido’s rare wildlife and gave donation to four zoos in Hokkaido.

In the area of regional healthcare, we held Medical Seminar for Citizens in alliance with the university in Hokkaido, supported the regional medical care including sponsoring a radio program related to medical care and continues to work positively to maintain and improve medical infrastructure.

Moreover, we conducted joint research with the Hokkaido University of Education for the purpose of training educators who can conduct financial education and frequently conduct tours of bank branches for children and students.

In addition to these priority measures, we also engage in various initiatives to support the arts and culture.

These group CSR initiatives have gained global recognition, and our shares were selected for inclusion in the FTSE4 Good Index, a measure of social responsibility investment (SRI: Social Responsibility Investment).

Going forward, we will continue our group-wide support for the revitalization of Hokkaido and the development of a prosperous and enriching society.

Issues to Be Addressed by the Group

Looking next to the Hokkaido economy where the Group is based, a moderate recovery was underway such as gradual recovery of tourism-related business once affected by the Earthquake. However, we consider that the Group is still in an unpredictable situation, including decrease of investment caused by curtailed budgets by the national government and regional public bodies and weak personal consumption due to severe income conditions.

Under recognition of such business environment, the Group addresses the three following reforms and aims to establish itself as a real leading bank creating the future of Hokkaido, increasing confidence and reliance from all its stakeholders:

(a) Enhance trust from the regional society and customers

We will provide value-added financial services by sharing with customers’ problem and strengthening our problem-resolving solution capabilities and customer consultation capabilities.

(b) Increase our financial healthiness and credibility

We will establish a business structure to ensure a stable profit under severe circumstances and will contribute to development of the Hokkaido economy through enough smooth financing.

(c) Make the Group creative to respond for customers’ reliance and expectations

We will enhance our human resource development to enable all our personnel to recognize importance of innovation, to handle business from the point of our customers and make the Group vital.

The Company’s Business Developments and Results

As a bank holding company, Sapporo Hokuyo Holdings operates and manages banks and other companies that may be held as its subsidiaries under the Banking Law. To achieve this, the Company executes agreements concerning operations and management with its subsidiaries, determines management policy for the group as a whole, adopts management plans and manages their implementation, and coordinates compliance and risk management. The Company also actively performs investor relations and makes disclosures, and communicates with shareholders, investors, and group trading partners while striving to maximize Group corporate value and increase confidence.

As a result of the commissions received from group companies in conjunction with these activities (management fees) and dividends received, the Company achieved operating income of 800 million yen, ordinary profit of 600 million yen, and net income of 400 million yen for the current fiscal year, approximately the same levels as the previous fiscal year.

(2) Group and Company Assets and Income

(a) Group Assets and Income

	(Unit: hundred-million yen)

	FY 2008	FY 2009	FY 2010	FY 2011
Consolidated ordinary income	1,863	1,799	1,664	1,722
Consolidated ordinary profit	(2,569)	334	294	494
Consolidated net income	(2,143)	316	122	241
Consolidated comprehensive income	—	—	49	202
Consolidated net assets	2,330	3,251	3,269	3,444
Consolidated total assets	72,303	73,945	74,016	77,065

Note:	The Group had a total of five consolidated subsidiaries and subsidiary corporations at the end of the current fiscal year.

(b) Company Assets and Income

	(Unit: hundred-million yen)

	FY 2008	FY 2009	FY 2010	FY 2011
Operating income	55	7	8	8
Dividends received	49	1	1	1
Subsidiaries engaged in banking business	47	—	—	—
Other subsidiaries	1	1	1	1
Net income	Million yen 4,999	Million yen 386	Million yen 481	Million yen 447
Net income per share	Yen 12.53	Yen 0.96	Yen 1.20	Yen 1.12
Total assets	2,841	2,840	2,832	2,825
Stocks of subsidiaries engaged in banking business	2,627	2,627	2,627	2,627
Stocks of other subsidiaries	44	44	44	44

Note:	In the 2009, 2010, and 2011 fiscal years, subsidiaries engaged in banking business accumulated internal reserves and did not pay dividends to the Company.

(3) Group Employees

	End of Current Fiscal Year			End of Prior Fiscal Year
	Banking business	Leasing business	Other business	Banking business	Leasing business	Other business
Number of employees	3,491	79	316	3,560	78	303

Note:	The number of employees is full-time employees and does not include contract and temporary employees.

(4) Main Business Sites of the Group

(a) Banking business

North Pacific Bank, Ltd.:	Head Office (Sapporo), Sapporo Business Branch, Hakodate Central Branch, Muroran Central Branch, Tomakomai Central Branch, Otaru Central Branch, Iwamizawa Central Branch, Asahikawa Central Branch, Obihiro Central Branch, Kushiro Central Branch, Kitami Central Branch, Tokyo Branch, and others

(b) Leasing Business

Sapporo Hokuyo Lease Co., Ltd.: Head Office (Sapporo) and other sites

(c) Other business

Sapporo Hokuyo Card Co., Ltd.: Head Office (Sapporo)

(5) Group Capital Investment

(a) Total Capital Investment

	(Unit: million yen	)

Business Segment	Amount
Banking business	10,691
Leasing business	5
Other business	27

Total	10,724

(b) Establishment of Major New Facilities

		(Unit: million yen	)

Business Segment	Content	Amount
Banking business	Movement and newly construction of Obihiro Central Branch	2,487
	Higashi Tonden Center related works	213
	New branches, etc.	838
Leasing business	—	—
Other business	—	—

Total		3,539

(6) Principal Parent Company and Subsidiaries

(a) Parent Company

Not applicable.

(b) Subsidiaries

Name	Address	Main business	Date of establishment	Legal capital	Voting rights owned by the Company	Dividends Paid to the Company
				Million yen	%	Million yen
North Pacific Bank, Ltd.	7 Odori Nishi 3-chome, Chuo-ku, Sapporo	Banking business	August 20, 1917	121,101	100.00	—
Sapporo Hokuyo Lease Co., Ltd.	11 Odori Nishi 3-chome, Chuo-ku, Sapporo	Leasing business	June 30, 1989	50	100.00	181

Sapporo Hokuyo Card Co., Ltd.	11 Odori Nishi 3-chome, Chuo-ku, Sapporo	Credit card business	April 1, 1983	100	100.00	6

(7) Principal Lenders

Not applicable.

(8) Business Transfers

Not applicable.

(9) Other Material Matters Relating to the Corporate Group

Not applicable.

2. Corporate Officers

(1) Corporate Officers

(As of the end of the fiscal year)

Name	Title & area of responsibility	Important concurrent positions	Remarks
Iwao Takamuki	Chairman	Chairman, North Pacific Bank Chairman, Hokkaido Chamber of Commerce and Industry Chairman, Sapporo Chamber of Commerce and Industry

Ryuzo Yokouchi	President (representative director)	President (representative director), North Pacific Bank Outside corporate auditor, Hokkaido Railway Company

Junji Ishii	Deputy president (representative director)	Deputy president (representative director), North Pacific Bank Outside corporate auditor, Hokkaido Electric Power Company

Ryu Shibata	Deputy president (representative director)	Deputy president (representative director), North Pacific Bank

Mineki Sekikawa	Director	Managing Director, North Pacific Bank

Ryoji Mizushima	Director	Managing Director, North Pacific Bank

Eiichi Masugi	Director (outside)		Note 3

Shun Yamazaki	Director (outside)		Note 3

Fumiyo Fujii	Director (secretary general)	Director, North Pacific Bank

Yasumitsu Ooi	Full-time corporate auditor	Corporate auditor, North Pacific Bank	Note 1

Fumio Sano	Corporate auditor (outside)	Honorary Chairman, Sapporo Hoken Sogo Hospital	Note 3

Niichi Mutou	Corporate auditor (outside)	Full-time corporate auditor, Hokkaido Railway Company	Notes 2, 3

Hisao Ooba	Corporate auditor	Full-time corporate auditor, North Pacific Bank

Noriyasu Yamada	Corporate auditor (outside)	Advisor, Hokkaido Electric Power Company	Note 3

Notes	1.	Corporate Auditor Yasumitsu Ooi has extensive experience in the accounting divisions of the Company and North Pacific Bank and possesses considerable knowledge concerning finance and accounting.
	2.	Corporate Auditor Niichi Mutou has extensive experience as a finance officer in the Hokkaido Railway Company and possesses considerable knowledge concerning finance and accounting.
	3.	Directors Eiichi Masugi and Shun Yamazaki and Corporate Auditors Fumio Sano, Niichi Mutou, and Noriyasu Yamada are independent officers specified in Article 436-2 of the Tokyo Stock Exchange Listed Securities Rules and article 5-2 of the Sapporo Stock Exchange Corporate Conduct Guidelines.
	4.	Corporate Auditor Ken Sano resigned effective at the closing of the 10th ordinary general meeting of shareholders held on June 23, 2011.

(2) Corporate Officer Compensation

(Unit: million yen)

Category	Number of persons receiving compensation	Amount of compensation
Directors	10	162
Corporate auditors	6	32

Total	16	194

Notes

1.      The maximum amount of compensation specified by the general meeting of shareholders is 240 million yen for each fiscal year (180 million yen for directors and 60 million for corporate auditors).

2.      The Company abolished the system of retirement bonuses for officers as of the conclusion of the ninth ordinary general meeting of shareholders held on June 24, 2010, and the same general meeting of shareholders approved a resolution to pay retirement bonuses to each officer still in office on and after conclusion of the same ordinary general meeting of shareholders according to the duration of their service until the abolition of the system of retirement bonuses as of each of their retirement. In accordance with this change, the one director who retired at the conclusion of the tenth ordinary general meeting of Shareholders has been paid a retirement bonus of 2 million yen. This amount is not included in the compensation indicated above.

3.      Policy concerning the method of calculating the compensation of each officer

a.      Director compensation

•     The Director Compensation Rules adopted by the Board of Directors provide that director compensation shall function such that the Company can secure and maintain personnel suitable as directors and as an effective incentive for improving results and raising corporate value and promoting the desire to contribute and morale, and compensation levels shall be commensurate to roles, responsibilities, and duties.

•     Further, to ensure the objectivity and transparency of compensation and to effect coordination of the compensation levels throughout the Group, a Group Compensation Committee made up of outside directors and others shall be established to deliberate on and determine individual compensation amounts including compensation for the directors of subsidiaries.

•    The specific systems and decision-making methods shall be as set forth below.

i. Director compensation shall comprise a fixed “base compensation” and “bonuses” as an incentive to improve performance. The compensation of outside directors shall include base compensation only to ensure independence and neutrality.

ii. Base compensation

- Compensation shall be determined by making a comprehensive assessment of the role in and degree of responsibility for, the execution of duties in accordance with position, and in a case where the director also serves as a director of a subsidiary, the role in and degree of responsibility for the execution of duties for the Company and the subsidiary.

- Individual compensation amounts shall be limited to the maximum compensation amount specified by the Directors Compensation Rules according to position and shall be determined by the Group Compensation Committee. In cases where a director also serves as director of a subsidiary and receives compensation from the subsidiary too, the total amount of compensation from the Company and the subsidiary shall not exceed the higher amount of the upper limit of compensation specified by the Directors Compensation Rules or the upper limit of compensation specified by the subsidiary’s Directors Compensation Rules.

iii. Bonuses

- Bonuses and shall be paid only when dividends are paid to shareholders.

- The amount to be paid proposed to the general meeting of shareholders shall be determined by the Board of Directors pursuant to a proposal by the Group Compensation Committee.

- Individual compensation amounts shall be determined by the Group Compensation Committee up to the payment ratios according to position determined in advance.

b.      Corporate auditor compensation

•   The compensation of corporate auditors shall include base compensation only to ensure independence and neutrality.

•   Individual compensation amounts shall be determined by discussion among corporate auditors.

3. Outside Officers

(1) Concurrent Positions of Outside Officers and Other Circumstances

Name	Concurrent Post and Others
Eiichi Masugi (Director)	Not applicable

Shun Yamazaki (Director)	Not applicable

Fumio Sano (Corporate Auditor)	Honorary Chairman, Sapporo Hoken Sogo Hospital

Niichi Mutou (Corporate Auditor)	Full-time corporate auditor, Hokkaido Railway Company

Noriyasu Yamada (Corporate Auditor)	Advisor, Hokkaido Electric Power Company

Note:	1. Hokkaido Electric Power Company owns the 5.80% of the Company’s issued shares.

2. There is no other relationship disclosed between the Company and the companies and entities in which outside directors or outside corporate auditors of the Company concurrently serve as positions listed above.

(2) Principal Activities of Outside Officers

Name	Time in Office	Attendance at Board of Directors meetings	Statements and other activities at Board of Directors meetings
Eiichi Masugi (Director)	One year and nine months	Attended all 12 Board of Directors meetings held during the fiscal year	Made statements by using his experience and knowledge as an attorney.

Shun Yamazaki (Director)	One year and nine months	Attended all 12 Board of Directors meetings held during the fiscal year	Made statements by using his experience and knowledge as a certified public accountant.

Fumio Sano (Corporate Auditor)	Six years and nine months	Attended all 12 Board of Directors meetings held during the fiscal year Attended all 12 Board of Corporate Auditors meetings held during the fiscal year	Made statements by using his experience and knowledge as a manager and distinguished academic.

Niichi Mutou (Corporate Auditor)	Four years and nine months	Attended all 12 Board of Directors meetings held during the fiscal year Attended 11 of the 12 Board of Corporate Auditors meetings held during the fiscal year	Served as the director in charge of finance at his prior place of employment and made statements by using his experience and knowledge working as a full-time corporate auditor.

Noriyasu Yamada (Corporate Auditor)	Nine months	Attended nine of the 10 Board of Directors meetings held after his appointment Attended all eight Board of Corporate Auditors meetings held after his appointment	Made statements by using his experience and knowledge as the general manager in charge of planning and an officer at his prior place of employment.

(3) Agreements Limiting Liability

(a)	The Company entered into agreements with both outside directors limiting their liability pursuant to Article 427, Paragraph 1 of the Companies Act. The content of the agreements is as set forth below.

•

In the case where damages or costs are incurred by the Company because of negligence in the performance of the duties as an outside director, in the absence of willful misconduct or gross negligence in the performance of those duties, liability shall be limited to be amount indicated below.

•	The liability limitation amount is “20 million yen or the minimum statutory amount (the minimum liability amount specified in Article 425, Paragraph 1 of the Companies Act), whichever is greater.”

(b)	The Company entered into agreements with all three outside corporate auditors limiting their liability pursuant to Article 427, Paragraph 1 of the Companies Act. The content of the agreements is as set forth below.

•

In the case where damages or costs are incurred by the Company because of negligence in the performance of the duties as an outside corporate auditor, in the absence of willful misconduct or gross negligence in the performance of those duties, liability shall be limited to be amount indicated below.

•	The liability limitation amount is “10 million yen or the minimum statutory amount (the minimum liability amount specified in Article 425, Paragraph 1 of the Companies Act), whichever is greater.”

(4) Compensation to Outside Officers

		(Unit: million yen)

	Number of persons receiving compensation	Compensation from the Company	Compensation from the Company’s parent company
Total compensation	6	35	—

(5) Opinions of Outside Officers

Not applicable.

4. Matters Relating to Company Shares

(1) Number of Shares:
• Total number of authorized shares	1,300,000,000 shares
• Total number of outstanding shares	399,406,530 shares
(2) Number of Shareholders at the End of the Fiscal Year	10,413

Note:	The above number of shareholders does not include 931 shareholders who own only fractional shares of less than one unit.

(3) Principal Shareholders

Name	Investment in the Company
	Number of shares held	Percentage of shares held
	Shares’	Percentage
Nippon Life Insurance Company	30,954,500	7.76
Meiji Yasuda Life Insurance Company	30,954,000	7.76
Hokkaido Electric Power Company	23,147,000	5.80
Japan Trustee Services Bank, Ltd. (Trust Account)	21,733,500	5.44
Japan Trustee Services Bank, Ltd. (Trust Account)	14,536,700	3.64
Dai Ichi Life Insurance Company, Limited	13,412,000	3.36
Mitsui Life Insurance Company, Limited	11,132,000	2.79
Nippon Koa Insurance Co., Ltd.	10,866,480	2.72
Tokio Marine & Nichido Fire Insurance Co., Ltd.	7,533,240	1.88
Mitsui Sumitomo Insurance Co., Ltd.	6,805,000	1.70

Note:	Calculations of percentages exclude treasury shares (526,181 shares) from the total number of shares issued.

5. Matters Relating to Share Acquisition Rights of the Company

(1) Share Acquisition Rights Owned by Company Officers as of the Last Day of the Fiscal Year

Not applicable.

(2) Share Acquisition Rights of the Company Granted to Employees During the Fiscal Year

Not applicable.

6. Accounting Auditors

(1) Status of Accounting Auditors

(Unit: million yen)

Name		Compensation Paid During the Fiscal year	Other
KPMG AZSA LLC
Designated Limited Liability Partner	Hideyuki Hayashi	76
Designated Limited Liability Partner	Hideaki Akita
Designated Limited Liability Partner	Hideyuki Kobayashi

Note:	Total monies and other asset-based benefits to be paid by the Company and its subsidiaries is 151 million yen.

(2) Agreements Limiting Liability

Not applicable.

(3) Other Matters Relating to Accounting Auditors

Decision-Making Policy on Dismissal or Rejection of Reappointment of Accounting Auditors

The Company’s Policy is for the Board of Directors to submit a proposal to the general meeting of shareholders concerning dismissal or rejection of reappointment of accounting auditors if either of the following circumstances applies.

(a)	In the case where a request is made to the general meeting of shareholders to dismiss or reject reappointment of the accounting auditors pursuant to Article 344, Paragraph 2(2) or (3) or Article 344, Paragraph 3 of the Companies Act.

(b)	In the cases specified in each items of Article 340, Paragraph 1 of the Companies Act, or in the case where a determination is made that dismissal or rejection of reappointment of the accounting auditors is necessary based on comprehensive consideration of the accounting auditors’ abilities, independence, quality control, and so on, only if the Board of Corporate Auditors consents to the proposal of the general meeting of shareholders in each case.

Further, the Board of Corporate Auditors policy concerning dismissal or rejection of reappointment of accounting auditors is as follows.

(a)	In the cases specified in each item of Article 340, Paragraph 1 of the Companies Act or in the case where a determination is made that dismissal or rejection of reappointment of the accounting auditors is necessary based on comprehensive consideration of the accounting auditors’ abilities, independence, quality control, and so on, a request will be made to the Board of Directors to submit to the general meeting of shareholders a proposal concerning dismissal or rejection of reappointment of the accounting auditors.

(b)	In the case where a director makes a proposal to the effect that it is necessary to dismiss or reject reappointment of the accounting auditors, a decision will be made whether or not to consent to the proposal based on comprehensive consideration of the matters set forth in the preceding item.

(c)	In the case where the circumstances specified any item of Article 340, Paragraph 1 of the Companies Act occur and dismissal of the accounting auditors by convening a general meeting of shareholders is not appropriate, the Board of Corporate Auditors will dismiss the accounting auditors with the unanimous consent of the corporate auditors. In this case, the corporate auditor selected by the Board of Corporate Auditors shall report at the first general meeting of shareholders convened after the dismissal the fact of the dismissal and the reasons therefor.

7. Basic Policies concerning Persons who Control Determination of Policies Regarding Finances and Business

Not applicable.

8. Systems for Ensuring Proper Operations

(1)	Systems for Ensuring that the Execution of Duties by Directors and Employees is in Compliance with Laws and Regulations and the Articles of Incorporation

(a)	Based on an awareness that compliance (observation of laws, regulations, and so on) is one of the most important management issues, the Group adopted rules concerning compliance systems including the Group Operational Rules and the Group Compliance Rules. The Compliance Rules explicitly provide that “we will firmly confront anti-social forces and refuse all improper demands with a resolute attitude,” and our organizational operations and corporate culture foster compliance with laws and regulations as well as internal rules. In addition, the president continuously conveys a sense of legal compliance to officers and employees to establish compliance as a fundamental premise of all corporate activities.

(b)	Each fiscal year, the Company enhances its compliance systems through a Group Compliance Program, a statement of priority issues to be addressed by the Group as a whole.

(c)	The Company established a Risk Management Team as a compliance coordinating organization. The Team coordinates and manages compliance throughout the Group, deliberates on compliance systems in the Compliance Committee, and works to make improvements. The Compliance Committee is chaired by the president, deputy presidents serve as its vice chairmen, and members are Group company officers and employees appointed by the chairman. The Risk Management Team performs administrative functions for the Compliance Committee.

(d)	The Internal Audit Team audits the status of legal compliance. The Team periodically reports the audit results to the Board of Directors and the Board of Corporate Auditors.

(e)	Employees are able to report conduct about which they have doubts regarding legal compliance directly to the director responsible for administration. In addition a system that allows employees to speak with an attorney was established, and all personnel are made aware that they can report directly to the president.

(f)	In order to eliminate anti-social forces, shutting out organized crime has long been an action policy of the Compliance Program and the Group takes concerted action. The Risk Management Team oversees Group efforts.

(g)	The Group adopted a Disclosure Policy as a statement of its basic stance in information disclosures and works to establish appropriate systems regarding information disclosures. To ensure proper and fair disclosures of important information in accordance with laws and regulations, the Company has established information disclosure systems by specifying the timely disclosure reporting process in the Group Timely Disclosure Guidelines. The Company also adopted the Disclosure Committee Operating Guidelines concerning the operations of the Disclosure Committee, which verifies the status of timely disclosures.

(2)	Systems for Maintaining and Managing Information Relating to the Execution of Duties by Directors

The President appoints a person who is responsible for the maintenance and management of information relating to the execution of duties by the directors, and that person, in accordance with Document Management Guidelines prepared by that person, makes written records of agreements, permits and approvals from public agencies, and information relating to the execution of duties by directors including requests, reports, and circulating memos necessary for the Company’s operations and appropriately maintains and manages those required for the specified retention periods. Directors and corporate auditors are able to examine documents retained in accordance with the Document Retention Guidelines at all times.

(3)	Rules and Other Systems regarding Management of Risk of Loss

(a)	The Company is a holding company, and accordingly, it performs centralized group risk management by adopting the Group Integrated Risk Management Rules and establishing the Risk Management Committee to perform group-wide risk management. The Company also reinforces and enhances risk management attitudes.

(b)	In order to conduct integrated management of the various risks that the Company’s subsidiaries face, the Risk Management Committee meets at least once every three months to assess the status of major risks including credit risks, market risks, liquidity risks, and operational risks and discusses matters relating to group risk management policies and the development of management preparedness.

With regard to crisis management, crisis management systems are established in accordance with the Group Crisis Management Rules adopted by the Board of Directors, and in the event of a crisis situation, subsidiaries report to the Company without delay.

(c)	Internal audit teams audit the status of risk management. The teams periodically report the audit results to the Board of Directors and Board of Corporate Auditors.

(d)	The Company established internal management systems including risk management preparedness to monitor management by the Board of Directors and the (Board of) Corporate Auditors.

(4) Systems for Ensuring the Efficient Execution of Duties by Directors

The Company established the following management systems to ensure the efficient execution of duties by directors.

(a)	Operational, authority, and decision-making rules were adopted in accordance with the Organizational and Authority Rules established by the Board of Directors, and important matters are reported to the Board of Directors.

(b)	The directors involved in the performance of operations are limited, efforts are made to perform dynamic operations, and important matters are reported to the Board of Directors.

(c)	Subsidiaries adopt business plans in accordance with the Group Medium-Term Management Plan adopted by the Board of Directors, and the chairman of the Board of Directors (the president) of each subsidiary reports monthly to the Company’s Board of Directors concerning the attainment of targets.

(5)	Systems for Ensuring Appropriate Operations of the Corporate Group Comprising the Company and its Subsidiaries

(a)	The Company is a holding company, and accordingly, the Company makes important operational decisions for its three direct subsidiaries through the execution of agreements concerning operational management and in accordance with the Group Operations Rules and has established a system for receiving reports as necessary. The consolidated bank subsidiary of the Company is managed in accordance with rules on subsidiary management adopted by the bank subsidiary.

(b)	The Company’s group-wide compliance systems are coordinated by the Company’s Compliance Committee. The bank subsidiary, the Company’s main subsidiary, established a Compliance Coordinating Division, established a Compliance Committee as a deliberative body concerning compliance, and performs investigation and implementation of analysis, issue identification, and specific improvement measures pursuant to compliance programs based on the Group Compliance Program.

(c)	If a group-wide crisis occurs, the Group Crisis Management and Response Rules adopted by the Board of Directors and the contingency plans adopted by each group company shall be followed. In addition, the Company will establish an HD Comprehensive Countermeasures Headquarters, exercise the necessary authority to resolve the situation and continue operations, and respond in coordination with other Group companies.

(d)	The Company’s consolidated subsidiaries emphasize the management monitoring functions of corporate auditors, and all subsidiaries have Boards of Corporate Auditors. The bank subsidiary, which is the Company’s principal subsidiary, is a company with a Board of Corporate Auditors in accordance with the Banking Law. The Group Auditor Conference, which comprises auditors from the Company and its principal subsidiaries, meets periodically and exchanges information and opinions as necessary.

(e)	In order to shut out anti-social forces, the bank subsidiary appointed a director responsible for this area and established a Response Oversight Division.

The Compliance Manual is distributed to all bank subsidiary officers and employees, and the manual explains proper responses to anti-social forces, contact systems for use in the event an incident occurs, branch response guidelines and preparedness, and so on.

The bank subsidiary’s Response Oversight Division created a database from information relating to anti-social forces collected data branches and shares the information. The Division periodically reports to the Board of Directors and other bodies, and when necessary receives instructions from the Board. Close ties are maintained with the police and attorneys in preparation for improper demands, and systems are in place for immediate responses.

(f)	Based on an awareness that protecting customer interests and assets and enhancing customer convenience are among the highest priority management issues, the Group works to ensure that the bank subsidiary performs appropriate operations.

(6)	Matters regarding Employees Who Assist the Execution of Duties by Corporate Auditors When Corporate Auditors Request Assignment of Such Employees

The Company established the Corporate Auditor Office and staffed it with personnel who possess the abilities and knowledge to verify operations. The Office supports audit operations.

Matters relating to transfers, personnel evaluations, and bonus determination with regard to employees assigned to the Corporate Auditor Office require the consent of the full-time corporate auditor in order to maintain the independence of those employees.

(7)	Systems for Directors and Employees to Report to Corporate Auditors and Other Systems for Reporting to Corporate Auditors

(a)	The corporate auditors specify separately the matters that must be reported to the corporate auditors with respect to Article 100, Paragraph 3(3) of the Companies Act Enforcement Regulations and make requests to directors and employees, and directors and employees comply with those requests.

(b)	Requests to the president made by circulating memo are sent to the full-time corporate auditor after a decision is made, and other important reports and documents are circulated to the full-time corporate auditor as necessary. If the corporate auditors have questions concerning such documents, directors or employees provide explanations in response to those questions.

(8)	Other Systems for Ensuring the Effectiveness of Auditing by Corporate Auditors

Other systems for ensuring the effectiveness of auditing by corporate auditors include the systems set forth below as well as discussions by the Board of Corporate Auditors regarding problem areas.

(a)	The president and corporate auditors periodically meet to engage in discussions and exchange opinions.

(b)	The corporate auditors and accounting auditors meet approximately once every two months to exchange information and opinions.

(c)	The Company’s internal audit team periodically holds liaison meetings to exchange information and opinions.

(d)	The Group Corporate Auditor Conference was established and periodically meets with the aim of fostering mutual understanding and exchanges of information with the corporate auditors of subsidiaries.

(9) Basic Internal Control Policies concerning Financial Reporting

(a)	The Company and the Sapporo Hokuyo Group have established as their management principles “maximization of corporate value and securing the trust of shareholders and markets.” In accordance with these principles, ensuring the reliability of securities reports and other financial reports is a key requirement of the Company’s management.

Accordingly, the Company establishes, develops, and assesses internal controls relating to financial reporting and prepares internal control reports in compliance with the Financial Instruments and Exchange Law and other applicable laws and regulations.

(b)	Roles and responsibilities concerning internal controls relating to financial reporting are set forth below.

a.	The President establishes and operates organizational internal controls in response to the determination of internal control basic policies by the Board of Directors as specified in the Companies Act and is responsible for properly assessing and reporting on the establishment and operation of internal controls relating to financial reporting.

If the Company appoints a chief financial officer, the chief financial officer has responsibility for internal controls relating to financial reporting comparable to that of a representative.

b.	The Board of Directors determines basic policy relating to the establishment and operation of internal controls. Also, the Board of Directors has supervisory responsibility concerning the establishment and operation of internal controls by managers.

c.	All Sapporo Hokuyo Group employees have certain roles and responsibilities concerning the establishment and operation of internal controls and their assessment within the scope of their authority and responsibilities. This includes full-time employees as well as short-term and temporary employees who perform certain roles within the organization.

(c)	The Company established the Internal Control Management Office within its administrative offices as the body that performs companywide management concerning internal controls relating to financial reporting by the Company and the Sapporo Hokuyo Group.

9. Matters Relating to Accounting Counselors

Not applicable.

Consolidated Balance Sheet for the 11th Fiscal Term

(as of March 31, 2012)

(Unit: million yen)

Item	Amount
(Assets)
Cash and due from banks	318,923
Call loans and bills bought	197,734
Monetary claims bought	16,104
Trading securities	5,349
Money held in trust	1,342
Securities	1,533,456
Loans and bills discounted	5,377,125
Foreign exchange assets	1,831
Lease claims and lease investment assets	44,267
Other assets	99,972
Tangible fixed assets	98,057
Buildings	42,393
Land	46,592
Construction suspense account	11
Other tangible fixed assets	9,060
Intangible fixed assets	11,171
Software	10,605
Other intangible fixed assets	565
Deferred tax assets	29,234
Customers’ liabilities for acceptances and guarantees	52,856
Reserve for bad debts	(80,872)

Total assets	7,706,554

(Liabilities)
Deposits	6,982,097
Negotiable certificates of deposit	121,576
Borrowed money	121,183
Foreign exchange liabilities	14
Other liabilities	73,640
Reserve for bonuses	1,628
Reserve for retirement payments	3,304
Reserve for reimbursement of deposits	1,149
Reserve for point card certificates	267
Deferred tax liabilities	3
Deferred tax liabilities from land revaluation	4,431
Acceptances and guarantees	52,856

Total liabilities	7,362,154

(Net assets)
Legal capital	73,279
Capital surplus	69,866
Retained earnings	48,133
Treasury share	(440)
Total shareholders’ equity	190,839
Valuation difference on available-for-sale securities	44,605
Deferred gains or losses on hedges	(349)
Revaluation reserve for land	7,432
Total accumulated other comprehensive income	51,687
Minority interests	101,873
Total net assets	344,400

Total liabilities and net assets	7,706,554

Consolidated Income Statement for the 11th Fiscal Term

(From April 1, 2011 to March 31, 2012)

	(Unit: million yen)

Item	Amount
Ordinary income		172,299
Interest income	99,066
Interest on loans and bills discounted	82,713
Interest and dividends on securities	15,806
Interest on call loans and bills bought	250
Interest on deposits with banks	75
Other interest income	220
Fees and commissions-income	27,404
Other fees and commissions	33,839
Other ordinary income	11,989
Gains on reversal of reserve for bad debts	8,701
Income from recovery of bad debts	181
Other ordinary income	3,106
Ordinary expenses		122,882
Funding expenses	6,491
Interest on deposits with banks	2,739
Negotiable certificates of deposit	246
Interest on call money and interest on bills sold	0
Interest on payables under securities lending transactions	1
Interest on borrowed money	3,181
Other interest expenses	321
Fees and commissions expenses	7,950
Other business expenses	25,661
Operating expenses	78,053
Other ordinary expenses	4,725
Other ordinary expenses	4,725
Ordinary profit		49,417
Extraordinary profit		20
Gains on disposal of fixed assets	20
Special loss		3,677
Loss on disposal of fixed assets	697
Impairment loss	2,980
Net income before taxes		45,760
Income taxes - current	1,592
Income taxes - deferred	17,632
Total income taxes		19,224
Net income before minority interests		26,536
Minority interests		2,403
Net income		24,132

Consolidated Statement of Changes in Shareholders’ Equity for the 11th Fiscal Term

(From April 1, 2011 to March 31, 2012)

(Unit: million yen )

Item	Amount
Shareholders’ equity
Legal capital
Balance at the start of current period	73,279
Change during current period
Total change during current period	—
Balance at end of current period	73,279
Capital surplus
Balance at the start of current period	69,866
Change during current period
Total change during current period	—
Balance at end of current period	69,866
Retained earnings
Balance at the start of current period	24,675
Change during current period
Dividends from surplus	(1,196)
Net income	24,132
Disposal of treasury share	(0)
Reversal of revaluation reserve for land	522
Total change during current period	23,458
Balance at end of current period	48,133
Treasury share
Balance at the start of current period	(439)
Change during current period
Acquisition of own share	(0)
Disposal of treasury share	0
Total change during current period	(0)
Balance at end of current period	(440)
Total shareholder’s equity
Balance at the start of current period	167,380
Change during current period
Dividends from surplus	(1,196)
Net income	24,132
Acquisition of own share	(0)
Disposal of treasury share	0
Reversal of revaluation reserve for land	522
Total change during current period	23,458
Balance at end of current period	190,839
Total accumulated other comprehensive income
Valuation difference for available-for-sale securities
Balance at the start of current period	51,547
Change during current period
Changes of items other than shareholders’ equity during current period (net)	(6,942)
Total change during current period	(6,942)
Balance at end of current period	44,605
Deferred gains or losses on hedges
Balance at the start of current period	(469)
Change during current period
Changes of items other than shareholders’ equity during current period (net)	120
Total change during current period	120
Balance at end of current period	(349)
Revaluation reserve for land
Balance at the start of current period	7,317
Change during current period
Changes of items other than shareholders’ equity during current period (net)	114
Total change during current period	114
Balance at end of current period	7,432
Total accumulated other comprehensive income
Balance at the start of current period	58,395
Change during current period
Changes of items other than shareholders’ equity during current period (net)	(6,707)
Total change during current period	(6,707)
Balance at end of current period	51,687

(Unit: million yen )

Item	Amount
Minority interests
Balance at the start of current period	101,133
Change during current period
Changes of items other than shareholders’ equity during current period (net)	740
Total change during current period	740
Balance at end of current period	101,873
Total net assets
Balance at the start of current period	326,909
Change during current period
Dividends from surplus	(1,196)
Net income	24,132
Acquisition of own share	(0)
Disposal of treasury share	0
Reversal of revaluation reserve for land	522
Changes of items other than shareholders’ equity during current period (net)	(5,967)
Total change during current period	17,490
Balance at end of current period	344,400

Notes to Consolidated Financial Statements

Reported amounts are rounded down to the nearest million yen.

The definitions of subsidiary, subsidiary corporation, affiliates, and so on are pursuant to Article 2, Paragraph 8 of the Banking Law and Article 4-2 of the Banking Law Enforcement Regulations.

1. Policy on Preparation of Consolidated Financial Statements

(1) Matters Relating to the Scope of Consolidation

(a) Consolidated subsidiaries and subsidiary corporations: Five companies

Principal Subsidiaries

North Pacific Bank, Ltd.

Sapporo Hokuyo Lease Co., Ltd.

Sapporo Hokuyo Card Co., Ltd.

(b) Non-consolidated subsidiaries and subsidiary corporations

Principal Companies

Hokuyo Venture Fund No. 1

Non-consolidated subsidiaries and subsidiary corporations are excluded from the scope of consolidation since they have little importance in making reasonable determinations concerning the Group’s financial status and management performance even when excluded from the scope of consolidation in light of their assets, ordinary income, net income (amounts corresponding to the equity method), retained earnings (amounts corresponding to the equity method), deferred hedge losses income (amounts corresponding to the equity method), and so on.

(2) Matters Relating to Application of the Equity Method

(a) Non-consolidated subsidiaries and subsidiary corporations subject to the equity method

Not applicable.

(b) Affiliates subject to the equity method

Not applicable.

(c) Non-consolidated subsidiaries and subsidiary corporations not subject to the equity method

Hokuyo Venture Fund No. 1

(d) Affiliates not subject to the equity method

Principal Companies

Sapporo Genki Challenge Fund

Non-consolidated subsidiaries, subsidiary corporations, and affiliates not subject to the equity method are excluded from the equity method because there will be no impact on the consolidated financial statements even when they are excluded from the equity method in light of their assets, ordinary income, net income (amounts corresponding to the equity method), retained earnings (amounts corresponding to the equity method), deferred hedge losses income (amounts corresponding to the equity method), and so on.

2. Matters Relating to Significant Accounting Policies

(1) Valuation Standards and Valuation Methods of Trading Securities

Valuation of trading securities is performed according to the market value method (sales cost is determined primarily by the moving average method).

(2) Valuation Standards and Valuation Methods for Securities

(a)	Valuation of securities is performed using the cost method based on the moving average method with respect to the stocks of non-consolidated subsidiaries and subsidiary corporations not subject to the equity method and the stocks of affiliates not subject to the equity method, according to the market value (the cost of securities sold is computed primarily based on the moving average method.) based on the market price (in the case of stocks and beneficiary certificates with market prices, the average market price for the one month prior to the consolidated financial settlement date) on the consolidated financial settlement date with respect to other securities that have market prices, and according to the cost method based on the moving average method with respect to those securities concerning which it would be extremely difficult to determine the market price.

Valuation differences for other securities are reported as a component of shareholders’ equity.

(b)	Valuation of securities that comprise the trust assets in monetary trusts is performed using the same methods described in (1) and (2) (a) above.

(3) Valuation Standards and Valuation Methods for Derivative Transactions

Valuation of derivative transactions is performed using the market value method.

(4) Depreciation Methods

(a) Tangible fixed assets (excluding lease assets)

The Company and consolidated subsidiaries engaged in banking operations use the declining-balance method for tangible fixed assets (however, the straight-line method is used for buildings acquired on or after April 1, 1998 (excluding attached facilities)). Main estimated useful lives are as follows.

Buildings: 5 years-50 years

Other assets: 2 years-20 years

Other consolidated subsidiaries and subsidiary corporations depreciate tangible fixed assets primarily using the straight-line method based on the estimated useful lives of the assets.

(b) Intangible fixed assets (excluding lease assets)

The Company uses the straight-line method for intangible fixed assets. Software for internal use is depreciated based on the specified useful life (generally five years) decided by consolidated subsidiaries and subsidiary corporations.

(c) Lease assets

The Company uses the straight-line method based on the lease period for tangible fixed lease assets relating to finance leases with no transfer of ownership rights. With respect to residual value, the residual guaranteed value is used for those assets whose lease agreements contain arrangements concerning residual guarantees, and zero is used for other assets.

(5) Accounting Standards for Reserves for Bad Debts

The reserves for bad debts of consolidated subsidiaries engaged in banking operations are reported as set forth below in accordance with standards for write-offs and reserves determined in advance. With respect to ordinary claims and claims requiring caution specified in the “Practical Guidelines for the Audit of the Self-assessment of Assets and of the Write Off of Bad Debts and of Reserves for Bad Debts by Banks and Other Financial Institutions” (Report No. 4 of the Special Committee for the Audit of Banks, etc., of the Japanese Institute of Certified Public Accountants), an amount is reserved based on the historical uncollectible percentage calculated from the respective actual uncollectible amounts over a specific past period. With respect to claims at risk of bankruptcy, of the amount obtained by deducting the expected collectible amount from collateral and guarantees, that portion found to be necessary is reserved. With respect to bankrupt debtor claims and substantially bankrupt debtor claims, reserves are made for the balance remaining after deducting the expected collectible amount from collateral and guarantees.

Operational divisions perform asset assessments of all claims on the basis asset self-assessment standards, and the assessment results are reviewed by the Asset Audit Division, which is independent from that division, and reserves are made based on the results of those assessments.

Reserves for bad debts by other consolidated subsidiaries and subsidiary corporations are made in the amounts determined to be necessary taking into consideration historical uncollectible percentage, and with respect to specific claims such as clams at risk of bankruptcy, reserves are made for uncollectible amounts taking into consideration the collection performance of the individual claims.

(6) Reserves for Bonuses

Reserves for employee bonuses are provided for payment of bonuses to employees, and amounts of estimated bonus payments to employees are reported in the amounts attributable to the respective consolidated fiscal year.

(7) Reserves for Retirement Payments

Reserves for retirement payments are provided for payment of retirement benefits to employees in the necessary amounts based on the projected retirement benefit obligations and pension assets at the end of the consolidated fiscal year. Prior service obligations and expenses arising because of differences in actuarial calculations are handled as described below.

Prior service obligations

Amortized as incurred by the straight-line method over a fixed number of years (10 years) within the average remaining years of service in each when obligations arise.

Actuarial gains or losses

Amortized in total in the consolidated fiscal year after the fiscal year of occurrence.

However, with regard to existing portions from the former Sapporo Bank, amounts allocated proportionally according to the straight-line method over a fixed number of years (10 years) within the average remaining years of service of employees at the time of occurrence in each consolidated fiscal year are amortized starting in the consolidated fiscal year after the year of occurrence.

The variance in the portion from the former Sapporo Bank arising at the time of changes in accounting standards is being amortized proportionally over 15 years.

(8) Accounting Standards for Reserves for Reimbursement of Deposits

Reserves for reimbursement of deposits are provided in necessary amounts by estimating the future payment claims in order to make payment of claims from depositors with respect to deposits that are no longer reported as liabilities.

(9) Accounting Standards for Reserves for Points Card Certificates

Reserves for point card certificates are made in necessary amounts by estimating future use of points for “clover” cards (integrated cash and credit IC cards) in order to make payments for unused points awarded to customers converted to cash that are likely to be used in the future.

(10) Accounting Standards for Translation of Foreign Currency Assets and Liabilities

The foreign-currency denominated assets and liabilities of consolidated subsidiaries engaged in banking operations are translated into Japanese yen mainly at the market exchange rates on the consolidated financial settlement date.

The foreign-currency denominated assets and liabilities of other consolidated subsidiaries are translated into Japanese yen at the market exchange rates on their respective financial settlement dates.

(11) Lease Transactions

Finance lease transactions with no transfer of ownership rights by the Company and its consolidated subsidiaries and subsidiary corporations whose lease start date was in a consolidated fiscal year starting before April 1, 2008 are recognized as ordinary lease transactions.

(12) Principal Hedge Accounting Methods

Interest Rate Risk Hedges

The hedge accounting method applied to the interest rate risks arising from the financial assets and liabilities of consolidated subsidiaries engaged in banking operations is deferred hedge accounting stipulated in Treatment for Accounting and Auditing of Application of Accounting Standards for Financial Instruments in Banking Industry (Japanese Institute of Certified Public Accountants Industry Audit Committee Report No. 24 (“Industry Audit Committee Report No. 24”)).

The evaluation of effectiveness of hedges to offset market volatility is, classifying the hedged items such as deposits and loans etc. and hedging instruments such as interest rate swaps etc. according to their remaining terms, implemented in each such category.

(13) Accounting Standards for Income and Expenses Relating to Finance Lease Transactions

Sales revenues and sales costs are reported at the time of receipt of lease fees.

(14) Consumption Taxes

National and local consumption taxes of the Company and its consolidated subsidiaries and subsidiary corporations are accounted for using the tax-excluded method.

Additional information

In terms of changes in accounting policies and correction of errors contained in reports on and after the beginning of the fiscal year under review, the “Accounting Standard for Accounting Changes and Error Corrections” (Accounting Standard Board of Japan Standards No.24, December 4, 2009) and the “Guidance on Accounting Standard for Accounting Changes and Error Corrections” (Accounting Standard Board of Japan Guidance No.24, December 4, 2009) have been applied hereto. Gains on reversal of reserves for bad debt and income from recovery of bad debts in the fiscal year under review are reported in other ordinary income pursuant to the “Practical Guidance concerning Accounting for Financial Instruments” (Accounting Practice Committee Report No.24 of the Report of the Japanese Institute of Certified Public Accountants).

Notes

Consolidated Balance Sheet

1.	Loans and bills discounted include 27,444 million yen of bankrupt debtor claims and 119,517 million yen of delinquent claims.

Bankrupt debtor claims are loans and bills discounted for which unpaid interest is not reported because payment of principal or interest has been delinquent for a considerable period or collection or repayment of principal or interest is not expected for other reasons (excluding portions that has already been written off; referred to as “non-earning loans”) concerning which an event specified in Article 96, Paragraph 1, Item (3)(a) through (c) or an event specified in Item (4) of that Paragraph of the Corporate Income Tax Law Enforcement Regulations (Cabinet Order No. 97 of 1965) has occurred.

Also, delinquent claims are loans and bills discounted that are loans for which accrued interest is not recorded, other than bankrupt debtor claims and loans and bills discounted for which a grace period has been granted for the purpose of management rehabilitation or support of the debtor.

2.	The total amount of loans and bills discounted that are delinquent three months or more is 744 million yen.

Claims delinquent three months or more are loans and bills discounted concerning which the payment of principal or interest is delinquent by three months or more from the day after the scheduled payment date that are not bankrupt debtor claims or delinquent claims.

3.	The amount of loans and bills discounted with modified loan terms is 29,266 million yen.

Claims with modified loan terms are loans and bills discounted other than bankrupt debtor claims, delinquent claims, and claims delinquent three months or more with arrangements favorable to the borrower such as reduction of interest, postponement of interest payments, postponement of principal repayment, and waiver of claim for the purpose of rehabilitation or support of borrowers.

4.	The total amount of bankrupt debtor claims, delinquent claims, claims delinquent three months or more, and claims with modified loan terms is 176,973 million yen.

The amounts relating to the claims described in 1 through 4 above are amounts before deduction of reserves for bad debts.

5.	Bills discounted are treated as financial transactions pursuant to Industry Audit Committee Report No. 24. As a result, banker acceptances, trade acceptances fees, documentary bills, and foreign bills bought can be disposed of freely through sale or (re-) provision as collateral, and their face value is 44,907 million yen.

6.	Assets provided as collateral are as indicated below.

Assets provided as collateral
Cash and due from banks	20,905 million yen
Securities	374,420 million yen
Lease claims and lease investment assets	8,954 million yen
Other assets	4,301 million yen
Obligations corresponding to collateral assets
Deposits	58,063 million yen
Borrowed money	34,645 million yen

In addition to the above, 127,623 million yen in securities has been deposited in lieu of transaction collateral for exchange settlement, foreign currency yen settlement, and other transactions or for futures transaction deposits.

Also, other assets include 1,898 million yen in guarantee money.

7.	Account overdraft agreements and commitment line agreements relating to loan monies are agreements to lend monies up to a certain amount in cases where customers request a drawdown of funds and the conditions specified in the agreement are not breached. The balance of funds not drawn down relating to these agreements is 1,488,731 million yen. Of this amount, 1,468,178 million yen relates to agreements with the terms of one year or less or agreements that can be unconditionally canceled at any time.

Many of these agreements terminate without the funds being drawn down, and as a result, the balance of funds not drawn down will not necessarily have a future effect on the cash flows of consolidated subsidiaries and subsidiary corporations. Many of these agreements contain provisions that allow consolidated subsidiaries or subsidiary corporations to refuse the provision of requested funds or to reduce the maximum contract amount because of changes in economic circumstances, for the protection of claims, or other reasonable grounds. Further, collateral such as real property or securities is collected at the time of execution as necessary and following execution the customer’s business status is determined according to internal procedures determined in advance, contract provisions are reviewed as necessary, and other measures for the protection of credit are taken.

8.	Accumulated tangible fixed asset depreciation	61,492 million yen

9.	Reduced-value entry of tangible fixed assets	1,927 million yen

10.	Of bonds included in “securities,” the amount of guarantee obligations on corporate bonds pursuant to private placement of securities (Article 2, Paragraph 3 of the Financial Instruments and Exchange Law) is 55,631 million yen.

Consolidated Income Statement

1.	“Other ordinary expenses” includes 728 million yen of loans and bills discounted written off, 685 million yen in losses on the sale of stocks, 204 million yen in impairment on sale of stocks, and 1,170 million yen on impairment on sale of receivables.

2.	Impairment losses for the following assets are recorded in the consolidated fiscal year under review:

Performing assets (land, buildings etc.)	1,860 million yen
Non-performing assets (land, buildings etc.)	1,119 million yen

The above impairment losses for the above performing assets are reported because of our loss of expectation for return from these investment and other reasons due to suspension of use of the above performing assets.

Performing assets is categorized by each operating branch of which balance of payment is continuously assessed in the accounting for control in principal. As to the head office, the business center and welfare facilities etc. are categorized as the common use assets as these assets do not generate independent cash flows.

Recoverable amount is measured by the net sales value. The net sale value is calculated pursuant to the standards for real-estate appraisal in principal, or, for real estate with less importance, pursuant to other bench mark which is deemed to appropriately reflect its market price.

Consolidated Statement of Changes in Shareholders’ Equity

1.	Types and Number of Shares Issued and Types and Numbers of Treasury Shares

		(Unit: shares)

	Number of shares issued at end of prior consolidated fiscal year	Additional shares issued during the consolidated fiscal year	Minority interests at end of current consolidated fiscal year	Number of shares issued at end of current consolidated fiscal year	Remarks
Shares issued
Common share	399,406,530	—	—	399,406,530

Total	399,406,530	—	—	399,406,530

Treasury shares
Common share	525,861	430	110	526,181	Note

Total	525,861	430	110	526,181

Note:	Increase in treasury shares is due to the purchase of fractional units of shares, and decrease is due to requests for the sale of fractional units of shares.

2.	Dividends

(1)	Dividends Paid during the Consolidated Fiscal Year

Resolution	Share type	Total dividend	Dividend per share	Record date	Effective date
June 23, 2011 Ordinary general meeting of shareholders	Common share	598 million yen	1.5 yen	March 31, 2011	June 24, 2011
November 14, 2011 Board of Directors meeting	Common share	598 million yen	1.5 yen	September 30, 2011	December 6, 2011

Total		1,196 million yen

(2)	Dividends with Record Dates Falling within the Consolidated Fiscal Year and Whose Dividend Effective Date was After the End of the Consolidated Fiscal Year

A resolution proposed at the ordinary general meeting of shareholders held on June 26, 2012 proposed the payment of a common share dividend as indicated below.

(1) Total dividend amount	598 million yen
(2) Dividend per share	1.5 yen
(3) Record date	March 31, 2012
(4) Effective date	June 27, 2012

The planned source of funds for the dividend is retained earnings.

(Financial instruments)

1. Matters Relating to Financial Instruments

The Group is engaged in business relating to financial services with a focus on banking operations including leasing and other operations.

The circumstances surrounding the handling of financial instruments by the North Pacific Bank, Ltd. (“the Bank”), the core of the Group that engages in banking operations are as follows:

(1) Policy on Financial Instruments

The customers for the Bank’s lending operations, which constitute its primary funds management operation, are local individuals and corporations and local public entities. Securities operations are conducted for the purpose of adjustments from the perspective of asset and liability management (ALM) and the investment of surplus funds. In order to carry out these businesses, the Bank places emphasis on its deposit-taking operations as a stable source of funds and also, in order to make adjustments in keeping with market conditions and in terms of maintaining a balance between long-term and short-term assets and liabilities, raises funds through borrowed money, etc. Because the Bank thus primarily holds financial assets and financial liabilities subject to interest rate fluctuation, in order to mitigate adverse impact of interest rate fluctuation, the Bank conducts comprehensive asset and liability management (ALM), one element of which is the conduct of derivative transactions.

(2) Types of Financial Instruments and the Associated Risks

The financial assets held by the Bank consist primarily of loans and bills discounted for individuals, corporations and local public entities in Japan which are subject to credit risk due to default by customers under lending agreements. Also because the Bank provides fixed interest loans, it is exposed to interest rate risk. Securities and investment securities are comprised primarily of bonds, stocks, investment trusts and investments in partnerships, which are held for purely investment purposes and for strategic investment purposes. These instruments are exposed to the credit risk related to the issuer and interest rate volatility risk, risk of fluctuations in market prices and in foreign exchange rates as well as market liquidity risks.

Deposits involve liquidity risk due to the possibility of large-scale withdrawals occurring at once under certain circumstances and making funds management difficult and due to other possibilities.

Borrowed money is exposed to the liquidity risk of the Bank becoming unable to make payments on the payment date, due to the possibility of it becoming impossible under certain circumstances to access the markets and due to other possibilities. In addition, the Bank is exposed to interest rate volatility risk caused by borrowed money with floating interest rates.

Derivative transactions include interest rate swaps, interest rate floors, interest rate caps, currency options and foreign exchange forward contracts.

They involve “credit risk” and “market risk.”

The Bank conducts these transactions in order to mitigate and cover volatility risk associated with customer interest rates and foreign exchange rates and to mitigate interest rate and exchange rate volatility risk with respect to loans and bills discounted and foreign bonds etc. of the Bank.

Hedge accounting is used in regard to derivative transactions conducted for the purpose of mitigating interest rate volatility risk for loans and bills discounted, etc.

Hedge accounting method	Deferred hedge method

Hedging methods and hedged items	Hedging method: interest rate swaps Hedged items: loans and bills discounted and other invested assets.

Hedging policy	In order to reduce interest rate risk, hedging transactions are made up to the amounts of the hedged items.

Method of evaluating the effectiveness of hedges	Evaluation is made based on the method for evaluation of the effectiveness of portfolio hedging prescribed in Industry Audit Committee Report No. 24

(3) Risk Management System for Financial Instruments

(a) Credit risk management

(i) Credit risk management of individual parties

    The Bank has established an internal credit rating system as the core element of its credit risk management system which assigns one of the thirteen ratings to each borrower, issuer of securities held, and counterparty in derivative transactions etc. The debtor rating assigned is considered an indicator for clearly establishing the level of credit risk and is used in the criteria for establishing credit approval authorities and as criteria for evaluating particular transactions as well as being utilized as criteria in profit management and pricing etc. Debtor credit ratings are reviewed at least once a year and as necessary corresponding to changes of borrowers’ credit conditions, which enables the Bank to monitor each borrower’s credit conditions and the trends in the overall portfolio of the Bank Group.

(ii) Portfolio-based credit risk management

The Bank manages credit risk by analyzing and assessing trends in its credit portfolio through regular monitoring of loan balance and amount of credit risks etc. by industry and by credit rating.

In order to control credit concentration risk which could occur if a large loss occurred where there was a concentration of credit extended to a particular business or group, a system has been implemented for controlling excessive concentration of credit by such means as establishing credit lines (credit limits) for individual companies and groups, and by particularly considering in the Financing Committee staffed with officers, etc., in case of any individual transaction with a large borrower which would exceed its credit line.

(b) Market risk management

(i) Interest rate risk management

The Bank’s interest rate risk management policy is clearly set forth in the “Market Risk Management Regulations,” which are approved by the Board of Directors and disseminated throughout the Bank. The Risk Management Committee and ALM Committee etc. comprised primarily of the management team meets periodically (in principle once a month) to review reports covering interest rate exposure and overall amount of interest rate risk, etc., and deliberate future policies, etc. Matters considered at the Risk Management Committee etc. are as necessary also resolved by the Board of Directors and are regularly reported to the Board of Directors. The Bank also regularly provides reports on the deliberations of the Risk Management Committee etc. to the Company, its parent company.

(ii) Foreign exchange risk management

The Bank’s foreign exchange risk management policy is clearly set forth in the “Market Risk Management Regulations” disseminated throughout the Bank.

(iii) Price risk management

Based on a strong awareness of its role and significance as a regional financial institution, the Bank has clearly articulated its policies of low risk funds management, diversification of medium- and long-term investments and emphasis on market liquidity etc., in its “Securities Investment and Risk-taking Policy” and conducts securities investments for the purpose of adjustments from the perspective of asset and liability management (ALM) and the investment of surplus funds. The Bank does not rely excessively on a market view and does not make investments aiming for short term gains.

The Bank aims to ensure appropriate exposure management by focusing on conducting its investment activities while taking into account its lending and deposit-taking operations and other factors affecting the Bank as a whole and by conducting adequate examination and analysis of the business condition of investment counterparties subsequent to making an investment.

(iv) Derivative transactions

In the conduct of derivative transactions for the purpose of ALM by the Bank, internal control is maintained through a framework in which the units executing the transactions, evaluating the effectiveness of hedges and managing the back-office functions are separated and independent; operations to which the hedge accounting is applicable are conducted in keeping with the “Hedging Transaction Regulations.” In foreign exchange related transactions and interest rate related transactions as a general rule transactions with customers are hedged through mirrored transactions in the market so that market risk is minimal.

(v) Quantitative information concerning market risk

The Bank measures financial instruments market risk using Value at Risk (VaR) and uses this as quantitative analysis tool in its management of market risk. In making calculations the variance-covariance method (holding period - 6 months (12 months for strategic investment stocks), confidence interval - 99%, observation period - 5 years) is adopted.

The overall amount of market risk (estimated amount of losses) as of March 31, 2012 was 91,300 million yen.

Because VaR measures the amount of market risk with a fixed event probability calculated statistically based on past market changes, it may not be able to ascertain risks when the market environment undergoes sharp fluctuations that would not normally be conceivable.

(c) Management of liquidity risk associated with funding activities

The Bank effectively manages funding operations through its ALM framework while at the same time managing liquidity risk through the diversification of funding methods, the adjustment of the balance of short- and long-term funding and other means.

(4) Supplementary explanation on fair value, etc., of financial instruments

The fair value of financial instruments includes, in addition to the value determined based on the market price, a valuation calculated on a reasonable basis if no market price is available. Because certain assumptions are used in the calculation of such amount, the result of such calculation may vary depending on the assumptions used.

2.	Items Relating to the Fair Value, etc., of Financial Instruments

The following table summarizes the amounts stated in the consolidated balance sheet and the fair value of financial instruments as of March 31, 2012 together with their differences. Non-listed securities and certain other securities whose fair value is deemed extremely difficult to determine are not included (See Note 3.)

	(Unit: million yen)

	Consolidated balance sheet amount	Fair value	Difference (*1)
(1) Cash and due from banks	318,923	318,923	(0)
(2) Call loans and bills bought	197,734	197,747	13
(3) Securities
Other securities	1,519,220	1,519,220	—
(4) Loans and bills discounted	5,377,125
Reserve for bad debts (*2)	(77,057)

	5,300,068	5,393,645	93,577

Total assets	7,335,946	7,429,536	93,590

(1) Deposits	6,982,097	6,983,084	(986)
(2) Negotiable certificates of deposit	121,576	121,634	(58)
(3) Borrowed money	121,183	127,810	(6,627)

Total liabilities	7,224,857	7,232,529	(7,672)

Derivative transactions (*3)
Activities not subject to hedge accounting	2,161	2,161	—
Activities subject to for hedge accounting	(542)	(542)	—
Total derivative transactions	1,618	1,618	—

(*1)	In the difference column for assets the amount stated in the consolidated balance sheet is subtracted from the fair value to arrive at the difference and for liabilities the fair value is subtracted from the amount stated in the consolidated balance sheet.
(*2)	General and specific reserves for bad debts corresponding to loans and bills discounted are deducted.
(*3)	Derivative transactions in other assets and liabilities are shown together. Assets and liabilities resulting from derivative transactions are shown on a net basis and items. Any items which are negative on a net basis are shown in double parentheses.

Note 1.	Because monetary claims bought, trading securities, money held in trust and foreign exchange (asset), lease claims and lease investment assets, and foreign exchange (liability) are not material, they are not shown.
Note 2.	Method of determination of fair value of financial instruments

Assets

(1) Cash and due from banks

For deposits without maturity, the book value is presented as the fair value because the fair value approximates the book value. For deposits with maturities, the present value is calculated by discounting future cash flows at the risk free rate corresponding to the remaining term.

(2) Call loans and bills bought

For call loans and bills bought with maturities, the present value calculated by discounting future cash flows at the risk free rate corresponding to the remaining term is presented as the fair value.

(3) Securities

The fair value of stocks is determined based on the price quoted by stock exchanges; the fair value of bonds is determined based on the price quoted by bond exchanges or the financial institutions from which they are purchased; the fair value of investment trusts is determined based on the price quoted by the exchanges on which they are traded or the financial institutions from which they are purchased or based on the publicly available base price.

For privately placed bonds guaranteed by a consolidated subsidiary engaged in banking operations, the fair value is determined by adding (x) the present value not taking into account the guarantee based on the method similar to the method applied to loans and bills discounted to (y) that prepaid guarantee fees. For privately placed bonds guaranteed by credit guarantee corporations, the fair value is determined by taking the weighted average amount of the present value calculated by the method similar to the method applied to loans and bills discounted and the present value arrived at by discounting future cash flows at the risk free rate and adding such weighted average amount to that prepaid guarantee fees.

With respect to variable rate Japanese government bonds, as we judge that, taking into account recent market conditions, the market price of these bonds can still not be considered the fair value, the amount presented on the consolidated balance sheet is based on a valuation calculated on a reasonable basis at the end of the consolidated fiscal year under review . As a result, compared to recording them on the balance sheet at their market price, “securities” is greater by 9,306 million yen, “deferred tax assets” is less by 3,288 million yen and “valuation difference on available-for-sale securities” is greater by 6,018 million yen.

The reasonable estimated value of variable rate Japanese government bonds is determined upon evaluation of the objective theoretical value obtained from a leading Japanese securities company considered to be an independent third party. That theoretical value is based on the present value calculated by discounting future cash flows at a rate of the future bond yield estimated from the implied forward rate. The primary price parameters are the Japanese government bond yield and swaption volatility.

(4) Loans and bills discounted

With respect to loans and bills discounted, the fair value is determined based on the present value calculated by discounting future cash flows, using the risk free rate corresponding to the interest rate reset interval which is adjusted for the expected loss rate based on the internal credit rating. In cases where the final maturity differs from the interest reset interval, for the balance of principal subsequent to the termination of the interest rate reset interval, because the interest rate applicable subsequent to the termination of the interest rate reset interval reflects the market interest rate, the present value subsequent to the termination of the interest rate reset interval is deemed the fair value provided the credit condition of borrower has not significantly changed since the time of the extension of the loan.

For receivables from bankrupt debtors, substantially bankrupt debtors or potentially bankrupt debtors, credit loss is estimated based on such factors as the present value of expected future cash flow or the expected amount to be collected from collateral or guarantees. Because the fair value of these items approximates the amount calculated by deducting the currently expected credit loss amount from the book value recorded in the consolidated balance sheet as of the end of the fiscal term, such book value is presented as the fair value.

For loans and bills discounted for which no repayment date is set by reason of such factors as the loan being limited to within the amount of the pledged assets, because it is considered that the fair value approximates the book value taking into account the expected repayment term and interest rate terms etc., the book value is presented as the fair value.

For cash advances and other loans related to credit card operations, because it is considered that the fair value approximates the book value taking into account the repayment term and interest rate (fees and commissions) terms etc., the book value is presented as the fair value.

Liabilities

(1) Deposits and (2) Negotiable certificates of deposit

For demand deposits, the amount payable on demand as of the consolidated settlement date (the book value) is considered to be the fair value. Time deposits and negotiable certificates of deposit are grouped by certain maturity lengths and the present value, calculated by discounting future cash flow, is considered the fair value. The discount rate used is the interest rate applied when the deposit is received.

(3) Borrowed money

For subordinated loans the present value calculated using as the risk free rate corresponding to the interest rate reset interval adjusted by the difference between the current subordinated loan borrowing rate and the spread for that interval at that time is considered the fair value. For variable rate borrowing other than subordinated loans, because the book value is considered to approximate the fair value it is presented as the fair value.

For borrowed money other than the above the present value calculated using the risk free rate corresponding to the interest reset interval is presented as the fair value.

Derivative Transactions

Derivative transactions include transactions involving interest rates (interest rate options, interest rate swaps etc.) and transactions involving foreign currencies (currency forwards, currency options etc.). The fair value of these transactions is based on the price quoted by exchanges, the discounted present value or the price calculated using the option price calculation model etc.

Note 3.	The following table summarizes the financial instruments whose fair value is considered extremely difficult to determine; they are not included in “Assets (4) Securities” in Items Relating to the Fair Value, etc., of Financial Instruments.

(Unit: million yen)

Category	Consolidated balance sheet amount
 Unlisted stock (*1) (*2)	13,620
‚ Investments in partnerships (*2) (*3)	615

Total	14,236

(*1)	Because unlisted stocks do not have market prices and it is therefore considered extremely difficult to estimate their fair value, no fair value disclosure is presented.
(*2)	In the consolidated fiscal year under review impairment loss of 11 million yen was recorded for unlisted stocks and investments in partnerships.
(*3)	For those investments in partnerships whose partnership assets are comprised of unlisted stocks, etc., whose fair value is considered extremely difficult to estimate, no fair value disclosure is presented.
Note 4.	Expected redemptions subsequent to the consolidated settlement date of monetary claims and securities having maturities

(Unit: million yen)

	Less than 1 year	Over 1 year up to 3 years	Over 3 years up to 5 years	Over 5 years up to 7 years	Over 7 years up to 10 years	Over 10 years
Due from banks	231,087	—	—	—	—	—
Call loans and bills bought	197,734	—	—	—	—	—
Securities
Other securities which have maturities	193,496	348,601	159,743	92,673	351,948	164,847
Loans and bills discounted (*)	1,560,253	952,870	757,197	472,546	646,534	900,752

Total	2,182,571	1,301,471	916,940	565,219	998,483	1,065,599

(*)	Loans and bills discounted to bankrupt debtors, substantially bankrupt debtors or potentially bankrupt debtors which are past due as of the consolidated settlement date and from which no repayment is expected of 44,329 million yen and those for which no term is set of 42,641 million yen are not included.
Note 5.	Expected repayments subsequent to the consolidated settlement date of borrowed money and other interest-bearing debt

(Unit: million yen)

	Less than 1 year	Over 1 year up to 3 years	Over 3 years up to 5 years	Over 5 years up to 7 years	Over 7 years up to 10 years	Over 10 years
Deposits (*)	6,454,285	464,635	63,084	50	41	—
Negotiable certificates of deposit	121,476	100	—	—	—	—
Borrowed money	12,662	24,365	5,049	13,500	34,593	31,011

Total	6,588,425	489,100	68,134	13,550	34,635	31,011

(*)	Demand deposits included in deposits are included in the amount presented in the column “Less than 1 year.”

(Items relating to deferred tax accounting)

“Act for Partial Revision of the Income Tax Act etc. for the Purpose of Establishing Tax System Responding to Change in Economic and Social Structures” (Act No.114, 2011) and “Act on Special Measures concerning Securing for Financial Resource Necessary to Implement Plans for Reconstruction following the Great East Japan Earthquake” (Act No. 117, 2011) were promulgated on December 2, 2011. Thus, the corporate tax rate is reduced and the special corporate tax for reconstruction is imposed in the fiscal year beginning on and after April 1, 2012. In accordance with this reform, the effective statutory tax rate used to measure the deferred tax assets and deferred tax liabilities (40.3% heretofore) will be reduced to 37.7% for the temporary differences etc. expected to be eliminated during the period from the beginning of the fiscal year starting on April 1, 2012 to the end of the fiscal year starting on April 1, 2014, and will be reduced 35.3 % for the temporary difference etc. expected to be eliminated in and after the fiscal year beginning on April 1, 2015. Due to this change of the corporate tax rate, the deferred tax assets (the deferred tax liabilities deducted) is less by 2,048 million, the valuation difference on available-for-sale securities is greater by 2,251 million yen, and the income taxes deferred is greater by 4,273 million yen.

(Notes to Per Share Information)

Net assets per share	604.33 yen
Net income per share	60.78 yen

Report of Accounting Auditor concerning Consolidated Financial Statements–Copy of Original

Report of the Independent Auditor

May 10, 2012

To:        Board of Directors, Sapporo Hokuyo Holdings, Inc.

KPMG AZSA LLC

Designated Limited Liability Partner Executive Member	Certified Public Accountant	Hideyuki Hayashi
Designated Limited Liability Partner Executive Member	Certified Public Accountant	Hideaki Akita
Designated Limited Liability Partner Executive Member	Certified Public Accountant	Hideyuki Kobayashi

In accordance with the provisions of Article 444, Paragraph 4 of the Companies Act, we have audited the accompanying consolidated financial statements of Sapporo Hokuyo Holdings, Inc. for the consolidated fiscal year, which spans April 1, 2011, through March 31, 2012. The audited documents include the Company’s consolidated balance sheet, consolidated income statement, consolidated statement of changes in shareholders’ equity, and notes to consolidated financial statements.

Responsibility of the Management of the Company for the Consolidated Financial Statements

It is the responsibility of the management of the Company to prepare the financial statements in accordance with generally accepted auditing standards in Japan, which includes establishment and management of its internal control which the management considers necessary to create the consolidated financial statements without material misstatements due to fraud or errors and to accurately present thereof.

Our Responsibility

It is our responsibility to express an opinion on these consolidated financial statements from an independent point of view. Our audits were made in accordance with generally accepted auditing standards in Japan. The audit standards require us to make an audit plan and to conduct our audit pursuant to such audit plan in order to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

In conducting the audit, the procedure to obtain audit evidences supporting the amounts and disclosure in the consolidated statements is implemented. The audit procedure is selected and applied to by our decision based on risk evaluation concerning material misstatement in the consolidated financial statements due to fraud or errors. The purpose of this audit does not include expressing our opinion for the efficiency of the internal control, however, we assess such internal control with regard to creation and accurate presentation of the consolidated financial statements in order to make an appropriate audit plan corresponding to any circumstances in implementing risk evaluation. In addition, our audit includes assessing the overall presentation of the consolidated financial statements, as well as evaluating the accounting policies and methods of application thereof employed by the management in preparing them and the accuracy of its estimations.

We consider that we have obtained enough and appropriate audit evidences as a basis of our opinion expression.

Opinion

Based on our audit, we find that the consolidated financial statements and created in accordance with generally accepted corporate accounting standards, and accurately reflect in material regard the group’s assets and earnings comprised by Sapporo Hokuyo Holdings, Inc and its consolidated subsidiaries in respect of the term described in such consolidated financial statements.

No Conflicts

Finally, no conflicts of interest exist between the Company and the auditing firm or executive officers that we must report in accordance with the Certified Public Accountant Law.

Non-Consolidated Balance Sheet for the 11th Fiscal Term

(As of March 31, 2012)

(Unit: million yen)

Item	Amount
(Assets)
Current assets	3,235
Cash and due from banks	3,225
Accrued income	0
Deferred tax assets	9
Fixed assets	279,274
Tangible fixed assets	1
Tools, equipment, and fixtures	1
Intangible fixed assets	0
Software	0
Investment and other assets	279,272
Investment securities	1,573
Stock of affiliates	267,185
Long-term loans to affiliates	10,500
Other	13

Total asset	282,510

(Liabilities)
Current liabilities	135
Accounts payable	1
Accrued expenses	0
Income taxes payable	102
Consumption taxes payable	6
Deposits	5
Other current liabilities	18
Fixed liabilities	147
Deferred tax liabilities	12
Other non-current liabilities	134

Total liabilities	283

(Net assets)
Shareholders’ equity	282,197
Legal capital	73,279
Capital surplus	181,264
Legal capital reserves	181,264
Retained earnings	28,093
Other retained earnings	28,093
Retained earnings brought forward	28,093
Treasury share	(440)
Valuation and translation adjustments	29
Valuation difference on available-for-sale securities	29

Total net assets	282,226

Total liabilities and net assets	282,510

Non-Consolidated Income Statement for the 11th Fiscal Term

(From April 1, 2011 to March 31, 2012)

(Unit: million yen)

Item	Amount
Operating income	847
Dividends from subsidiaries and affiliates	187
Fees and commissions from subsidiaries and affiliates	660
Operating expenses	590
Selling, general and administrative expenses	590

Operating profit	256

Non-operating income	352
Interest received	0
Dividends received	48
Interest on loans to affiliates	248
Other	55
Non-operating expenses	0
Other	0

Ordinary profit	609

Net income before taxes	609

Income taxes-current	158
Income taxes-deferred	3

Total income taxes	161

Net income	447

Non-Consolidated Statement of Changes in Shareholders’ Equity for the 11th Fiscal Term

(From April 1, 2011 to March 31, 2012)

(Unit: million yen)
Item	Amount
Shareholders’ equity
Legal capital
Balance at the start of current period	73,279
Change during current period
Total change during current period	—
Balance at end of current period	73,279
Capital surplus
Legal capital reserves
Balance at the start of current period	181,264
Change during current period
Total change during current period	—
Balance at end of current period	181,264
Retained earnings
Other retained earnings
Retained earnings brought forward
Balance at the start of current period	28,842
Change during current period
Dividends from surplus	(1,196)
Net income	447
Disposal of treasury share	(0)
Total change during current period	(749)
Balance at end of current period	28,093
Treasury share
Balance at the start of current period	(439)
Change during current period
Acquisition of own share	(0)
Disposal of treasury share	0
Total change during current period	(0)
Balance at end of current period	(440)
Total shareholders’ equity
Balance at the start of current period	282,946
Change during current period
Dividends from surplus	(1,196)
Net income	447
Acquisition of own share	(0)
Disposal of treasury share	0
Total change during current period	(749)
Balance at end of current period	282,197
Valuation and translation adjustments
Valuation difference on available-for-sale securities
Balance at the start of current period	34
Change during current period
Changes of items other than shareholders’ equity during current period (net)	(4)
Total change during current period	(4)
Balance at end of current period	29
Total valuation and translation adjustments
Balance at the start of current period	34
Change during current period
Changes of items other than shareholders’ equity during current period (net)	(4)
Total change during current period	(4)
Balance at end of current period	29
Total net assets
Balance at the start of current period	282,980
Change during current period
Dividends from surplus	(1,196)
Net income	447
Acquisition of own share	(0)
Disposal of treasury share	0
Changes of items other than shareholders’ equity during current period (net)	(4)
Total change during current period	(754)
Balance at end of current period	282,226

Individual Notes

1. Reported amounts are rounded down to the nearest million yen.

2. Matters Relating to Significant Accounting Policies

(1)	Valuation Standards and Valuation Methods of Assets

Valuation of securities is performed using the cost method based on the moving average method with respect to the stocks of subsidiaries, according to the market value based on the market price (in the case of stocks and beneficiary certificates with market prices, the average market price for the one month prior to the consolidated financial settlement date) on the financial settlement date with respect to other securities that have market prices (The cost of securities sold are primarily calculated by the moving average method), and according to the cost method based on the moving average method with respect to those securities concerning which it would be extremely difficult to determine the market price. Valuation differences for other securities are reported as a component of shareholders’ equity.

(2)	Depreciation of Fixed Assets

(a)	Tangible fixed assets

Tangible assets are depreciated using the declining-balance method. Estimated useful lives are as follows.

Tools, equipment, and fixtures: 4 years-15 years

(b)	Intangible fixed assets

Software for internal use is depreciated using the straight line method based on an in-house service life of 5 years.

(3)	Consumption taxes

National and local consumption taxes are accounted for using the tax-excluded method.

3. Notes concerning the Balance Sheet

(1) Accumulated tangible fixed asset depreciation	6 million yen
(2) Monetary claims against and obligations owed to affiliates
Short-term monetary receivables	3,218 million yen
Long-term monetary receivables	10,513 million yen

4. Notes concerning the Income Statement

Transactions with affiliates
Operating income	847 million yen
Operating expenses	175 million yen
Transactions other than operating transactions	249 million yen

5. Notes concerning the Statement of Changes in Shareholders’ Equity

Number of treasury shares at the end of the fiscal year	526,181 shares

6. Notes concerning Tax-Effect Accounting

Main Components of Deferred Tax Assets and Deferred Tax Liabilities

Deferred tax assets
Long-term unpaid amounts	47 million yen
Unpaid enterprise taxes	9 million yen
Other	3 million yen
Deferred tax assets subtotal	59 million yen
Valuation reserves	(47 million yen	)
Total deferred tax assets	12 million yen
Deferred tax liabilities
Valuation difference on available-for-sale securities	(16 million yen	)
Total deferred tax assets and liabilities	(16 million yen	)
Net deferred tax liabilities	(3 million yen	)

7. Notes concerning Transactions with Related Parties

(1)	Parent company and principal corporate shareholders

Not applicable.

(2)	Officers and individual shareholders

Not applicable.

(3)	Subsidiaries and affiliates

Category	Company or individual name	Business or title	Percentage of voting rights ownership (or ownership by the Company)	Relationship with related parties	Particulars of transaction	Transaction amount (million yen)	Transaction type	Balance at end of fiscal year (million yen)
Subsidiary	North Pacific Bank, Ltd	Banking operations	100% direct ownership	Operation and management Officers serving both companies	Loan of funds	—	Provision of long-term loan to affiliate	10,500
					Receipt of loan interest	248	—	—
					Receipt of management fees	636	—	—
					Receipt of employee secondment fees	140	—	—

Notes	1.	The above amounts do not include consumption taxes on the transaction amounts.
2.

Transaction terms and policies for determining transaction terms.

Monetary loans with subordination provisions and lump-sum repayment upon maturity in 10 years. The interest rate was determined taking into consideration market interest rates.

Management fees are determined taking into consideration the various expenses necessary for the Company’s management activities. Payment of employee secondment fees are actual expenses pursuant to the salary levels of employees at the source company.

9. Notes concerning Share Information

(1) Net assets per share	707.54 yen
(2) Net income per share	1.12 yen

Report of Accounting Auditor - Copy of Original

Report of the Independent Auditor

May 10, 2012

To:	Board of Directors, Sapporo Hokuyo Holdings, Inc.

KPMG AZSA LLC

Designated Limited Liability Partner Executive Member	Certified Public Accountant	Hideyuki Hayashi
Designated Limited Liability Partner Executive Member	Certified Public Accountant	Hideaki Akita
Designated Limited Liability Partner Executive Member	Certified Public Accountant	Hideyuki Kobayashi

In accordance with Article 436, Paragraph 2, Item 1 of the Companies Act, we have audited the accompanying financial statements of Sapporo Hokuyo Holdings, Inc. for its 11th fiscal term, which spans April 1, 2011, through March 31, 2012. The audited documents include the Company’s non-consolidated balance sheet, non-consolidated income statement, non-consolidated statement of changes in shareholders’ equity, and notes, as well as supplementary statements.

Responsibility of the Management of the Company for the Financial Statements etc.

It is the responsibility of the management of the Company to prepare the non-consolidated financial statements and supplementary statements in accordance with generally accepted auditing standards in Japan, which includes establishment and management of its internal control which the management considers necessary to create the financial statements and supplementary statements without material misstatements due to fraud or errors and to accurately present thereof.

Our Responsibility

It is our responsibility to express an opinion on these non-consolidated financial statements and supplementary statements from an independent point of view. Our audits were made in accordance with generally accepted auditing standards in Japan. The audit standards require us to make an audit plan and to conduct our audit pursuant to such audit plan in order to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

In conducting the audit, the procedure to obtain audit evidences supporting the amount and disclosure in the financial statements and supplementary statements is implemented. The audit procedure is selected and applied to by our decision based on risk evaluation concerning material misstatement in the non-consolidated financial statements and supplementary statements due to fraud or errors. The purpose of this audit does not include expressing our opinion for the efficiency of the internal control, however, we consider such internal control with regard to creation and accurate presentation of the non-consolidated financial statements and supplementary statements in order to make an appropriate audit plan corresponding to any circumstances in implementing risk evaluation. In addition, our audit includes assessing the overall presentation of the non-consolidated financial statements and supplementary statements, as well as evaluating the accounting policies and methods of application thereof employed by the management in preparing them and the accuracy of its estimations.

We consider that we have obtained enough and appropriate audit evidences as a basis of our opinion expression.

Opinion

Based on our audit, we find that the non-consolidated financial statements and supplementary statements were created in accordance with generally accepted corporate accounting standards, and accurately reflect in material regard the company’s assets and earnings in respect of the term described in such non-consolidated financial statements and supplementary statements.

No Conflicts

Finally, no conflicts of interest exist between the Company and the auditing firm or executive officers that we must report in accordance with the Certified Public Accountant Law.

Report of the Board of Corporate Auditors - Copy of Original

Corporate Auditors’ Report

Each corporate auditor prepared an auditor’s report with regards to the directors’ execution of their duties for the 11th fiscal term, which spans April 1, 2011, through March 31, 2012, and on the basis of these reports, following deliberations, the Board of Corporate Auditors prepared this Auditors’ Report, as follows.

1. Method and Particulars of Audit by the Corporate Auditors and the Board of Corporate Auditors

The Board of Corporate Auditors determined such matters as audit policy and an audit plan, received reports from the corporate auditors regarding audit implementation conditions and results, received reports from directors and the independent auditor regarding their performance of work duties, and when necessary requested explanations.

The corporate auditors, in conformity with the standards for audits by corporate auditors established by Corporate Auditors’ committee and in accordance with such matters as audit policy and the audit plan, sought to come to an understanding with the directors and other internal audit committees and other employees, made efforts to collect information and to optimize the audit environment. The corporate auditors also attended board of directors meetings and other important meetings, received reports from directors, employees and others regarding the execution of their work duties, and when necessary requested explanations, viewed important decision-making related documents and investigated the state of operations and assets at the Company. The corporate auditors also received reports from directors and other employees, requested explanations when necessary, and expressed our opinions regarding the content of the board of directors resolution regarding the system stipulated in the Ordinance for Enforcement of the Companies Act, Article 100, Paragraphs 1 and 3 as a system for ensuring that the execution of the directors work duties set forth in the Business Report conforms to laws and regulations and the Company’s Articles of Incorporation and other systems necessary for ensuring that the operations of stock company are appropriate, as well as the structure and operation of the system put in place pursuant to such resolution (internal control system).

With respect to internal control relating to financial reporting, we received reports from directors and KPMG AZSA LLC regarding the evaluation of such internal control and the status of auditing, and requested explanations when necessary.

With respect to subsidiaries, we ensured mutual understanding and the exchange of information with the directors and corporate auditors of subsidiaries, and when necessary, we received business reports from subsidiaries.

In accordance with the aforementioned method, the corporate auditors verified the business report and the supplementary statements.

In addition, the corporate auditors monitored and verified whether the accounting auditor maintained its independence and performed an appropriate audit. The corporate auditors also received reports from the accounting auditor regarding its performance of work duties and when necessary requested explanation. Further, the corporate auditors received a notice from the independent auditor to the effect that the “system for ensuring that work duties are being executed properly” (the matters set forth in the items of the Corporate Accounting Rules, Article 131) was in place pursuant to the “Audit Quality Control Standards” (October 28, 2005 Corporate Accounting Deliberation Council), and where necessary asked for explanation. In accordance with the above method, the corporate auditors investigated the financial statements (the non-consolidated balance sheet, the non-consolidated income statement, the non-consolidated statement of changes in shareholders’ equity and notes to the non-consolidated financial statements) and the supplemental statements thereof, and the consolidated financial statements (consolidated balance sheet, consolidated income statement, consolidated statement of changes in shareholders’ equity, and notes to consolidated financial statements) in the current fiscal year.

2. Results of Audit

(1)	Report on Audit of Business Report

i.	The Business Report and its Supplementary Statement accurately reflect, in accordance with laws and regulations and the Company’s Articles of Incorporation, the Company’s conditions.

ii.	No inappropriate acts relating to the performance of work duties by directors were found, nor were any material violations of laws and regulations or the Company’s Articles of Incorporation found.

iii.	The content of the board of directors resolution regarding the internal control system was found to be fair and appropriate. Further, no matters were found that require remarks in regards to the performance of work duties by directors in regards to the internal control system, including internal control relating to financial reporting.

(2)	Results of the Audit of the Non-Consolidated Financial Statements and Supplementary Statements

  The methods and results of KPMG AZSA LLC are found to be fair and reasonable.

(3)	Results of the Audit of the Consolidated Financial Statements

  The methods and results of KPMG AZSA LLC are found to be fair and reasonable.

May 14, 2012

Sapporo Hokuyo Holdings, Inc. Board of Corporate Auditors

Full-time Corporate Auditor	Yasumitsu Ooi
Outside Corporate Auditor	Fumio Sano
Outside Corporate Auditor	Niichi Mutou
Corporate Auditor	Hisao Ooba
Outside Corporate Auditor	Noriyasu Yamada